Exhibit 10.1

AGREEMENT OF LEASE

EMPIRE STATE BUILDING COMPANY L.L.C., Landlord

and

SHUTTERSTOCK, INC., Tenant

Premises:	Portion of the 20th Floor and
Entire 21st Floor
Empire State Building
350 Fifth Avenue
New York, New York 10118

Date:	As of March , 2013

EXHIBIT I - Critical Path Schedule for Building Work
EXHIBIT J - Elevator Modernization Schedule for C Bank Elevators
SCHEDULE A - Rules and Regulation

LEASE (“Lease” or “lease”) made as of this          day of March, 2013, between EMPIRE STATE BUILDING COMPANY L.L.C., a New York limited liability company, with an address at 350 Fifth Avenue, New York, New York 10118, hereinafter referred to as “Landlord” and SHUTTER STOCK, INC., a Delaware corporation with an address at 60 Broad Street, 30th Floor, New York, New York 10004, hereinafter referred to as “Tenant”.

WITNESSETH:

Landlord hereby leases to Tenant and Tenant hereby hires from Landlord certain premises consisting of a portion of the 20th floor (the “20th Floor Portion”) and the entire rentable area of the 21st floor (the “21st Floor Portion”), as more particularly depicted on Exhibit A (which is not necessarily to scale) annexed hereto and made part hereof (said premises are hereinafter collectively referred to as the “Demised Premises” or the “demised premises”), in the building known as the Empire State Building, located at 350 Fifth Avenue, New York, New York 10118 (hereinafter referred to as the “Building”), in the County, City and State of New York, for a term years, to commence on the Commencement Date (as such term is defined in Article 1A of this Lease), and to expire on the date (the “Expiration Date”) which is the last day of the eleventh Lease Year (as such term is defined in Article 1E of this Lease), both dates inclusive, upon the terms and conditions hereinafter provided. For all purposes under this Lease, the parties agree that the rentable square foot area of the Demised Premises shall be deemed to be 77,845rentable square feet, irrespective of any disparity between (i) such figure and any actual measurement of such area or (ii) the usable area thereof.

Landlord and Tenant further covenant and agree as follows:

1.                                      COMMENCEMENT DATE; TERM; PURPOSE; ETC.

A.                                    (i)                                     The term of this Lease with respect to the 20th Floor Portion shall commence on the date (the “20th Floor Commencement Date”) which shall be first to occur of the following dates:

(a)                                 the date which shall be the later to occur of (1) the date that Landlord makes vacant possession of the 20th Floor Portion available to Tenant with the Building Work (as such term is defined in Article 22B of this Lease) which is applicable to such space substantially completed (the “20th Floor Substantial Completion Date”), or (2) August 1, 2013; or

(b)                                 the date that Tenant takes possession of the 20th Floor Portion or any portion thereof for the purpose of performing Tenant’s Initial Installation.

Landlord shall use commercially reasonable efforts to keep Tenant apprised of the anticipated 20th Floor Substantial Completion Date, as well as any possible changes to such date due to conditions relating to the performance of such work therein.

(ii)                                  Notwithstanding anything contained herein to the contrary, if Landlord shall fail to cause the 20th Floor Substantial Completion Date to occur on or before the date that is one hundred eighty (180) days after the date that this Lease is executed and delivered by Landlord and Tenant (the “20th Floor First Outside Date”), then Tenant shall be entitled to a rent credit in the amount of $5,529.13 per day for each day after the 20th Floor First Outside Date that the 20th Floor Substantial Completion Date shall not occur; provided, however, that if Landlord shall fail to cause 20th Floor Substantial completion Date to occur on or before the date that is two hundred forty (240) days after the date that this Lease is executed and delivered by Landlord and Tenant (the “20th Floor Second Outside Date”), then the amount of such rent credit shall be increased to $11,058.26 per day for each day after the 20th Floor Second Outside Date that the 20th Floor Substantial Completion Date shall not occur. Such rent credit shall be applied, until fully exhausted, against the first fixed annual rent due under this Lease with respect to the 20th Floor Portion from and after the full application of the rent credit set forth in Article 2B(iii) of this Lease. Notwithstanding the foregoing, the 20th Floor First Outside Date and the 20th Floor Second Outside Date shall each be extended by one day for each day that the completion of the Building Work which is applicable to such space is delayed due to any of the causes set forth in Article 21A of this Lease or due to any act or omission of Tenant, its agents, employees or contractors.

(iii)                               The term of this Lease with respect to the 21st Floor Portion shall commence on the date (the “21st Floor Commencement Date”) which shall be first to occur of the following dates:

(a)                                 the date which shall be the later to occur of (1) the date that Landlord makes vacant possession of the 21st Floor Portion available to Tenant with the Building Work which is applicable to such space substantially completed (the “21st Floor Substantial Completion Date”), or (2) August 1, 2013; or

(b)                                 the date that Tenant takes possession of the 21st Floor Portion or any portion thereof for the purpose of performing Tenant’s Initial Installation therein.

Landlord shall use commercially reasonable efforts to keep Tenant apprised of the anticipated 21st Floor Substantial Completion Date, as well as any possible changes to such date due to conditions relating to the performance of such work.

(iv)                              Notwithstanding anything contained herein to the contrary, if Landlord shall fail to cause the 21st Floor Substantial Completion Date to occur on or before August 1, 2013 (the “21st Floor First Outside Date”), then Tenant shall be entitled to a rent credit in the amount of $4,494.75 per day for each day after the 21stFloor First Outside Date that the 21stFloor Substantial Completion Date shall not occur; provided, however, that if Landlord shall fail to cause 21stFloor Substantial completion Date to occur on or before October 1, 2013 (the “21st Floor Second Outside Date”), then then the amount of such rent credit shall be increased to $8,989.50 per day for each day after the 21stFloor Second Outside Date that the 21stFloor Substantial Completion Date shall not occur. Such rent credit shall be applied, until fully exhausted, against the first fixed annual rent due under this Lease with respect to the 21stFloor Portion from and after the full application of the rent credit set forth in Article 2B(iv) of this Lease. Notwithstanding the foregoing, the 21stFloor First Outside Date and the 21stFloor Second Outside Date shall each be extended by one day for each day that the completion of the Building Work which is applicable to such space is delayed due to any of the causes set forth in Article 21A of this Lease or due to any act or omission of Tenant, its agents, employees or contractors.

B.                                    The Building Work shall be considered to be substantially completed if only minor insubstantial details of construction and mechanical adjustments (i.e., “punch list items”) remain to be completed, as determined and identified upon a joint inspection of the applicable portion of the Demised Premises (i.e., the 20th Floor Portion or the 21st Floor Portion, as the case may be) by representatives of Landlord and Tenant within five (5) Business Days prior to the 20th Floor Commencement Date or the 21st Floor Commencement Date, as the case may be, provided such space is accessible, reasonably usable for the purpose of performing Tenant’s Initial Installation (as such term is defined in Article 22C(i) of this Lease), and in a condition that is suitable for the issuance of any governmental permit or approval that is required in connection with such work. Landlord shall nevertheless seek to complete such punch list items with reasonable diligence, but in any event within a period of thirty (30) days after the 20th Floor Commencement Date or the 21st Floor Commencement Date, as the case may be (or, with respect to any such punch list items discovered by Tenant during the course of Tenant’s Initial Installation for which Landlord is responsible hereunder, within thirty (30) days after Landlord’s receipt of notice thereof from Tenant, provided such punch list items so discovered by Tenant shall have no effect whatsoever on the 20th Floor Commencement Date or the 21st Floor Commencement Date hereunder).

C.                                    Landlord shall, in accordance with the foregoing, fix the 20th Floor Commencement Date and the 21st Floor Commencement Date, and shall notify Tenant of the dates so fixed. When both the 20th Floor Commencement Date and the 21st Floor Commencement Date have so been determined, the parties hereto shall, within thirty (30) days thereafter, at Landlord’s request, execute a written agreement confirming such dates as the 20th Floor Commencement Date and the 21st Floor Commencement Date. Any failure of the parties to execute such written agreement shall not affect the validity of this Lease or either such Commencement Dates as fixed and determined by Landlord, as aforesaid.

D.                                    Tenant by entering into occupancy of the 20th Floor Portion or the 21st Floor Portion, as the case may be, shall be presumptively deemed to have agreed that Landlord up to the time of such occupancy had performed all of its obligations hereunder and that such portion of the Demised Premises was in satisfactory condition as of the date of such occupancy, unless within twenty (20) days after such date Tenant shall give written notice (hereinafter called the “Punch List Notice”) to Landlord specifying the respects in which the same were not in satisfactory condition, in which event the 20th Floor Portion or the 21st Floor Portion, as applicable, shall be conclusively deemed to be in satisfactory condition except for the items set forth in the Punch List Notice and any latent defects which are not readily discoverable upon a reasonable inspection of such space, which latent defects shall be promptly corrected by Landlord, at its sole cost and expense, provided Tenant notifies Landlord within sixty (60) days after Tenant discovers same. The giving of the Punch List Notice shall have no effect whatsoever upon the 20th Floor Commencement Date or the 21st Floor Commencement Date.

E.                                     The term “Lease Year” when used in this Lease shall mean the twelve (12) months commencing on the later to occur of the 20th Floor Commencement Date or the 21st Floor Commencement Date (or if the later of such two Commencement Dates is not the first day of a month, the first day of the month following the month in which occurs the later to occur of the 20th Floor Commencement Date or the 21st Floor Commencement Date), and each subsequent period of twelve (12) months. The first Lease Year shall include the period, if any, from the later to occur of the 20th Floor Commencement Date or the 21st Floor Commencement Date to the end of the month in which the later of such Commencement Dates occurs.

F.                                      The Demised Premises shall be used by Tenant (or by any permitted assignee or sublessee of Tenant) solely as general, administrative and executive offices for the conduct of Tenant’s business, and for uses ancillary and related thereto, including, without limitation, as a data center, one or more office pantries and an exercise and/or game room (provided that the use of such exercise/game room shall not adversely affect the use or occupancy of any other tenant or occupant of the Building); and the Demised Premises shall be not be used for any other purpose, such covenant being of the essence of this Lease. The use of all or any portion of the Demised Premises for any activities not directly related to, or in furtherance of, the conduct of Tenant’s business shall be a prima facie breach of such covenant. Notwithstanding anything contained herein to the contrary, a breach of such covenant shall be deemed a material and substantial default by Tenant under this Lease, for which Landlord shall have all remedies available to it under this Lease and under the law, including, without limitation, the right to enforce such covenant by injunctive or other appropriate equitable relief. Without limiting the generality of the foregoing, it is expressly understood that no portion of the Demised Premises shall be used as, by or for (a) retail operations of any bank, trust company, savings bank, industrial bank, savings and loan association, credit union or personal loan association or other form of entity, (b) a public stenographer or typist, (c) a barber shop, beauty shop, beauty parlor or manicure parlor, (d) telephone agency, (e) a telephone, court reporting, stenographic or secretarial service, (f) a messenger service, (g) a travel or tourist agency, (h) an employment agency, (i) a restaurant or bar, (j) a commercial document reproduction or offset printing service, (k) a public vending machines operation, (l) a retail, wholesale or discount shop for sale of books, magazines, audio or video tapes, CD ROM, DVD ROM, Blueray or other devices for the recording or transmitting of audio or visual signals, images, music or speech, electronic equipment and accessories or any other merchandise, (m) a retail service shop, (n) a labor union, (o) a school or classroom, (p) a governmental or quasi-governmental bureau, department or agency, including an autonomous governmental corporation, embassy or consular office of any country or other quasi-autonomous or sovereign organization, whether or not subject to the Foreign Sovereign Immunities Act of 1976, as from time to time amended, or any successor statute, (q) an advertising agency, (r) a firm whose principal business is real estate brokerage, (s) a company engaged in the business of renting office or desk space, (t) any person, organization, association, corporation, company, partnership entity or other agency immune from service or suit in the courts of the State of New York or the assets of which may be exempt from execution by Landlord in any action for damages, (u) a factory of any kind, (v) any use to which increased security costs or insurance premiums payable by Landlord may be attributed, (w) a payroll office or check cashing operation, (x) a clinic, (y) any manufacturing purpose, (z) film, radio or video production or broadcasting studio., or (aa)any illegal purpose. Tenant shall not affix any sign to any window or exterior surface of the Demised Premises nor install or place any sign within the Demised Premises that may be seen from the outside. Notwithstanding anything to the contrary contained in this Article 1F, Tenant (or any permitted assignee or sublessee of Tenant) shall be permitted to conduct its business in the Demised Premises on an on-line basis and, in connection therewith, may sell or otherwise deal in merchandise or services on-line.

G.                                    Neither the Demised Premises for the halls, corridors, stairways, elevators or any other portion of the Building shall be used by Tenant or Tenant’s servants, employees, licensees, invitees or visitors in connection with the aforesaid permitted use or otherwise so as to cause any congestion of the public portions of the Building or the sidewalks or roadways adjoining the Building whether by trucking or by the congregating or loitering thereon of Tenant or Tenant’s servants, employees, licensees, invitees or visitors.

2.                                      RENT

A.                                    General:(i)                                   Tenant agrees to pay rent as herein provided at the office of Landlord or such other place as Landlord may designate, in United States legal tender, by good and sufficient check drawn on a bank having a branch in the Borough of Manhattan, City of New York, or by wire transfer of immediately available U.S. funds pursuant to instructions provided by Landlord, and without any notice (except as may be specifically set forth herein), credit, set-off, counterclaim, deduction or reduction whatsoever, each of the types of rent set forth in this Article 2 and Article 3.

(ii)                                  Any sum payable hereunder, other than fixed annual rent and use and occupancy charges following any holdover, shall be deemed additional rent and due within thirty (30) days after demand or, if Landlord is not obligated to make a demand there for, on the first day of each month following notice of each amount due, unless otherwise specifically provided. Landlord shall have the same rights and remedies provided herein or by law with respect to Tenant’s non-payment of additional rent and any other charge as it has with respect to Tenant’s nonpayment of fixed annual rent. Tenant warrants that the obligation to pay rent hereunder, whether any such payment is timely made or not, is an integral part of Tenant’s business and made in the ordinary course thereof.

B.                                    Fixed Annual Rent:  (i)                  There is herein reserved to Landlord for the entire term of this Lease fixed annual rent equal to the aggregate amount of the sums hereinafter set forth, as calculated (a) in this Article 2 and, (b) if and so long as Landlord provides electricity to the Demised Premises on a rent inclusion basis, in Article 3.Fixed annual rent shall be paid in advance as follows: commencing on 20th Floor Commencement Date or the 21st Floor commencement Date, as applicable, and on the first day of each month thereafter throughout the term of this Lease, Tenant shall pay to Landlord, without notice, credit, counterclaim, deduction, set off or reduction (except as may be specifically set forth herein), monthly payments of fixed annual rent equal to one-twelfth (1/12th) of each of the following annual amounts (except that the first monthly installment of fixed annual rent for the entire Demised Premises, in the amount of $304,892.92, is being paid upon the execution hereof):

FOR THE 20TH FLOOR PORTION:

(a)                       from the 20th Floor Commencement Date through the last day of the sixth Lease Year: Two Million Eighteen Thousand One Hundred Thirty-Three and 00/100 ($2,018,133.00) Dollars perannum ($168,177.75 per month); and

(b)                       from the first day of the seventh Lease Year through the last day of the eleventh Lease Year: Two Million Two Hundred Thirty-Two Thousand Eight Hundred Twenty-Eight and 00/100 ($2,232,828.00) Dollars perannum ($186,069.00 per month).

FOR THE 21ST FLOOR PORTION:

(a)                       from the 21st Floor Commencement Date through the last day of the sixth Lease Year: One Million Six Hundred Forty Thousand Five Hundred Eighty-Two and 00/100 ($1,640,582.00) Dollars per annum ($136,715.17 per month); and

(b)                       from the first day of the seventh Lease Year through the last day of the eleventh Lease Year: One Million Eight Hundred Fifteen Thousand One Hundred Twelve and 00/100 ($1,815,112.00) Dollars per annum ($151,259.33 per month).

(ii)                                  Should the Commencement Date occur on any day other than the first day of a month, then the fixed annual rent for the unexpired portion of such month shall be adjusted and prorated on a per diem basis and any overpayment of the first month’s fixed annual rent shall be credited against the next month’s installment of fixed annual rent coming due.

(iii)                               For so long as Tenant is not in default, beyond any applicable grace or cure period, of any monetary or other material term of this Lease (including each Exhibit hereto), Tenant shall receive a rent credit against fixed annual rent in the amount of Two Million Three Hundred Seventy-Two Thousand Five Hundred Seventy-Nine and 58/100 ($2,372,579.58) Dollars, which rent credit shall be applied, until fully exhausted, against the first fixed annual rent payable under this Lease with respect to the 20th Floor Portion, from and after the 20th Floor Commencement Date, except the installment being paid upon execution hereof (which shall be applied against the first payment of fixed annual rent due following full depletion of the aforesaid rent credit). If the term of this Lease is terminated prior to its stated expiration date solely as a result of any uncured default by Tenant, then, in addition to all other damages, rights and remedies herein provided and provided by law for Landlord, Landlord shall be entitled to the return of the total amount of such rent credit theretofore enjoyed by Tenant, which sum shall be deemed additional rent due and owing prior to such termination of the term hereof. The obligation of Tenant to pay such additional rent to Landlord shall survive the termination of the term of this Lease. Anything in this paragraph to the contrary notwithstanding, Tenant shall be responsible for paying all additional rent and electric charges due under this Lease during the period covered by such rent credit without any credit, setoff, deduction or reduction by reason of this paragraph (except as otherwise expressly provided herein).

(iv)                              For so long as Tenant is not in default, beyond any applicable grace or cure period, of any monetary or other material term of this Lease(including each Exhibit hereto), Tenant shall receive a rent credit against fixed annual rent in the amount of One Million Six Hundred Forty Thousand Five Hundred Eighty-Two and 00/100 ($1,640,582.00) Dollars, which rent credit shall be applied, until fully exhausted, against the first fixed annual rent payable under this Lease with respect to the 21st Floor Portion, from and after the 21st Floor Commencement Date, except the installment being paid upon execution hereof(which shall be applied against the first payment of fixed annual rent due following full depletion of the aforesaid rent credit). If the term of this Lease is terminated prior to its stated expiration date solely as a result of any uncured default by Tenant, then, in addition to all other damages, rights and remedies herein provided and provided by law for Landlord, Landlord shall be entitled to the return of the total amount of such rent credit theretofore enjoyed by Tenant, which sum shall be deemed additional rent due and owing prior to such termination of the term hereof. The obligation of Tenant to pay such additional rent to Landlord shall survive the termination of the term of this Lease. Anything in this paragraph to the contrary notwithstanding, Tenant shall be responsible for paying all additional rent and electric charges due under this Lease during the period covered by such rent credit without any credit, setoff, deduction or reduction by reason of this paragraph (except as otherwise expressly provided herein).

C.                                    Operating Expenses Escalations: (i) Tenant shall pay to Landlord, as additional rent, operating expense escalation in accordance with this Article 2C.

(ii)                                  For the purposes of this Article 2C, the following definitions shall apply:

(a)                                 The term “Base Year” as herein after set forth for the determination of operating expenses escalation, shall mean the calendar year 2014.

(b)                                 The term “The Percentage” shall mean 3.1026 percent (3.1026%).The Percentage has been computed on the basis of a fraction, the numerator of which is the rentable square foot area of the Demised Premises (i.e., 77,845) and the denominator of which is the total rentable square foot area of the office space in the Building Project (as such term is defined in subparagraph D(ii)(a) of this Article). The parties acknowledge and agree that the total rentable square foot area of the office space in the Building Project shall be deemed to be 2,509,022 rentable square feet.

(c)                                  The term “comparative year” shall mean each calendar year commencing on or after January 1, 2015, in which occurs any part of the term of this Lease.

(d)                                 The term “Expenses” shall mean the total of all the costs and expenses incurred or borne by Landlord with respect to the operation and maintenance of the Building and the improvements relating thereto and the services provided tenants therein, including, but not limited to, the costs and expenses incurred for and with respect to: steam and any other fuel; water rates and sewer rents; air-conditioning; mechanical ventilation; heating; cleaning (unless and to the extent Tenant is required to contract separately for such cleaning), by contract or otherwise; window washing (interior and exterior); elevators, escalators; porter and matron service; Building electric current (Building electric current shall be deemed, for the purposes of this Article 2C, to mean all electricity purchased for the Building, except that the parties acknowledge and agree that for the purposes of calculating additional rent under this Article 2C and irrespective of the actual allocation of electric service between tenants and the Building, fifty (50%) percent of the Building’s payment to the utility company or companies for the provision, supply and distribution to the Building of electricity shall be deemed to be payment for Building electric current); protection and security; lobby decoration; repairs, replacements and improvements which are appropriate for the continued operation of the Building in the same or an improved manner as the Building is operated on the date hereof; expenses (other than capital expenses excluded below or payable pursuant to Article 43E); for application fees, consulting, legal, architectural and engineering fees and inspection charges incurred in connection with obtaining, maintaining, renewing and/or improving any environmental rating or certification for the Building or any component part thereof or equipment or apparatus used therein (such as LEED (Leadership in Energy and Environmental Design), Green Globes or Energy Star); maintenance; painting of non-tenant areas; fire, extended coverage, boiler and machinery, sprinkler, apparatus, public liability and property damage insurance, rental and plate glass insurance and any insurance required by a mortgagee or other holder of a Superior Interest (as hereinafter defined); management fees; supplies, wages, salaries, disability benefits, pensions, hospitalization, retirement plans, and group insurance respecting employees of Landlord or Landlord’s managing agent and the wages, salaries, and benefits of employees for whom Landlord reimburses such agent, up to and including the Building manager (including a pro rata share only of such wages and benefits of employees including Landlord’s engineer, who are employed at more than one building, which pro rata share shall be determined by Landlord and shall be based upon Landlord’s estimate of the percentage of time spent by such employees at the Building Project); uniforms and working clothes for such employees and the cleaning thereof and expenses imposed pursuant to law or to any collective bargaining agreement with respect to such employees; workmen’s compensation insurance, payroll, social security, unemployment and other similar taxes with respect to such employees; contributions to any business improvement district association (whether currently existing or hereafter established) not deemed to be real estate taxes or a business improvement district assessment payable pursuant to Article 2D hereof; legal, accounting and other fees paid to professionals and consultants retained by or on behalf of Building management and not excluded pursuant to the following paragraph; maintenance and operating costs for any specialty improvement constructed or designated solely for use by tenants of the Building, including, without limitation, conference center, cafeteria, tanning salon, exercise or fitness facility, luncheon or recreational club or facility, less the amount of any rent or other usage fees received by Landlord in connection therewith; and association fees or dues payable to professional associations such as the Real Estate Board of New York, Inc. and other associations organized to promote the interests of commercial landlords.

The foregoing costs and expenses shall exclude or have deducted from them, as the case may be and as shall be appropriate: leasing commissions; managing agents’ fees or commissions in excess of the rates then customarily charged for Building management for buildings of like class and character; executives’ salaries above the grade of Building manager; debt service under any mortgage or other loan or rent under any underlying or ground lease of the Building; expenditures for capital improvements, except those required by law and enacted or first becoming effective after the date of this Lease, in which event the cost thereof shall be included in Expenses for the year (whether Base Year or a comparative year) in which the costs are incurred and subsequent comparative years, amortized on a straight line basis, to the extent that such items are amortized over the useful life of the item in question (determined in accordance with generally accepted accounting principles (“GAAP”)), with an interest factor equal to the prime rate of the JP Morgan Chase Bank, N.A. (or its successors) at the time of Landlord’s having incurred said expenditure; amounts received by Landlord through proceeds of insurance to the extent the proceeds are compensation for expenses which were previously included in Expenses hereunder, costs of repairs or replacements incurred by reason of fire or other casualty to the extent to which Landlord is compensated therefor through proceeds of insurance, or which are necessitated by the exercise of the right of eminent domain; advertising and promotional expenditures, amounts paid pursuant to Article 43E hereof; legal, auditing and other third-party fees incurred in connection with actual or anticipated litigation with any Building tenant or group of tenants to enforce any provision of their respective lease; the incremental cost of furnishing services such as overtime HVAC to any tenant at such tenant’s expense; costs incurred in performing work or furnishing services for individual tenants (including this Tenant) at such tenant’s expense; and costs of performing work or furnishing services for tenants other than this Tenant at Landlord’s expense to the extent that such work or service is in excess, on a per rentable square foot basis, of any work or service Landlord is obligated to furnish to this Tenant at Landlord’s expense. Expenses shall further exclude the following:

(1)                                 Costs incurred in connection with the original construction or any subsequent renovation of the Building or any costs of repairing, replacing or otherwise correcting defects or deficiencies in the design, construction or components of the improvements comprising the Building;

(2)                                 Costs incurred in connection with the investigation, removal, remediation or clean-up of Hazardous Materials from the Project or Buildings (including, without limitation, the fees of any environmental consultants);

(3)                                 Costs incurred in connection with the sales, mortgaging, selling or change of ownership of the Building, including, without limitation, brokerage commissions, consultants’, attorneys’ and accountants’ fees, closing costs, title insurance premiums, transfer taxes and interest charges;

(4)                                 Costs, fines, interest, penalties, legal fees or costs of litigation incurred due to the late payments of taxes, utility bills and other costs incurred by Landlord’s failure to make such payments when due;

(5)                                 Landlord’s general corporate overhead and general and administrative expenses;

(6)                                 Rent for Landlord’s on-site leasing office, or any other offices or spaces of Landlord or any related entity, except if such space is actually used in connection with the operation and/or management of the Building;

(7)                                 Costs or expenses of utilities directly metered to tenants of the Building and payable separately by such tenants or electric power costs for which any tenant directly contracts with the local public service company;

(8)                                 Costs of any above-standard electrical usage by any other tenants of the Building;

(9)                                 Moving expense costs of tenants of the Building;

(10)                          Costs incurred for any item to the extent covered by a manufacturer’s, materialman’s, vendor’s or contractor’s warranty and paid by such manufacturer, materialman, vendor or contractor;

(11)                          Non-cash items such as deductions for depreciation and amortization of Building equipment, except as otherwise provided herein;

(12)                          Reserves for maintenance, repairs and replacements or any other purpose;

(13)                          Costs incurred by Landlord for trustee’s fees, entity organizational expenses and accounting fees except accounting fees relating to the ownership and operation of the Building (exclusive of the incremental accounting fees to the extent incurred separately to solely and exclusively report operating results to the Building’s owners or lenders);

(14)                          Costs of any special or extra heating, ventilating, air conditioning, janitorial or other special or extra services or work provided to tenants during non-business hours for which Landlord receives after-hours fees or charges, if applicable;

(15)                          Political or charitable contributions;

(16)                          Works of fine art;

(17)                          Retail operating expenses for retail space in the Building;

(18)                          Development fees, impact fees and similar charges;

(19)                          The cost of installing, operating and maintaining the Empire State Building Observatory or any other specialty improvement which is not designated solely for use by tenants of the Building; and the cost of installing any specialty improvement which is designated solely for use by tenants of the Building, including, without limitation, conference center, cafeteria, tanning salon, exercise or fitness facility, luncheon or recreational club or facility;

(21)                          Any items included in real estate taxes;

(22)                          All items and services for which any tenant reimburses Landlord or pays third persons; and

(23)                          Any and all deductibles and retentions on any insurance maintained by Landlord.

(e)                                  The “Escalation Statement” shall mean a statement in writing issued by Landlord or the Building’s managing agent, setting forth the amount payable by Tenant for a specified comparative year) pursuant to Article 2C(v) below.

(iii)                               If during all or part of the Base Year or of any comparative year, Landlord shall not furnish any particular item(s) of work or service (which would constitute an Expense hereunder) to portions of the Building due to the fact that such portions are not occupied or leased, or because such item of work or service is not required or desired by the tenant of such portion, or such tenant is itself obtaining and providing such item of work or service, or for other reasons, then, for the purposes of computing the additional rent payable under this Article 2C, the amount of the Expenses for such Base Year or comparative year, as applicable, shall be increased by an amount equal to the additional operating and maintenance expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such item of work or services that had not been provided to such portion of the Building Project.

(iv)                              If there shall be any conflict or ambiguity between any provision of this Article 2C and Article 43E hereof, the provisions of said Article 43E shall take precedence and be controlling.

(v)                                 If the Expenses for any comparative year shall be greater than the Expenses for the Base Year, Tenant shall pay to Landlord, as additional rent for such comparative year, in the manner hereinafter provided, an amount equal to The Percentage of the excess of the Expenses for such comparative year over the Expenses for the Base Year (such amount being hereinafter called the “Expense Payment”). The first payment of additional rent for the entire first comparative year shall be payable within thirty (30) days after the bill therefor is tendered. Commencing on the first day of the first comparative year and thereafter, all monthly installments of rental shall reflect one-twelfth (1/12th) of the then current annual amount of such adjustment for Expenses plus such additional amount as Landlord estimates in good faith such Expenses shall increase on account of the next ensuing comparative year and such amount shall be payable until a new adjustment becomes effective pursuant to the provisions of this Article 2C. Within thirty (30) days after the rendering of the next Escalation Statement, Tenant shall pay to Landlord on account of additional rent for the comparative year to which such Expense Statement relates, an amount equal to the excess of additional rent due on account of increases in Expenses over the amount collected on account thereof during the preceding year. If there shall have been a reduction in the Expenses during any ensuing comparative year, the excess of the amount collected by Landlord over the amount paid on account of such comparative year shall be credited against amounts payable by Tenant for the current comparative year (or if the term hereof shall have expired on its stated expiration date, promptly refunded to Tenant). If any Escalation Statement is furnished to Tenant after the commencement of such comparative year, there also shall within ten (10) days be paid by Tenant to Landlord an amount equal to the portion of such monthly adjustments allocable to the part of such comparative year which shall have lapsed prior to the first day of the calendar month next succeeding the calendar month in which said Escalation Statement is furnished to Tenant. The aforesaid monthly payments based on the total Expense Payment for the preceding calendar year or comparative year, as the case may be, shall be adjusted to reflect, if Landlord can reasonably so estimate, known increases in rates or costs, for the current comparative year, applicable to the categories involved in computing Expenses, whenever such increases become known prior to or during such current comparative year.

(vi)                              Following the expiration of the Base Year and each comparative year and after receipt of necessary information and computations from Landlord’s certified public accountant, Landlord shall submit to Tenant an Expense statement, as hereinafter described, setting forth the Expenses for the preceding comparative year, the Expenses for the Base Year, and the Expense Payment, if any, due to Landlord from Tenant for such comparative year under this Article 2C. The rendition of such statement to Tenant shall constitute prima facie proof of the accuracy thereof.

(vii)                           The Expense Statements furnished by Landlord as provided above shall be based on Landlord’s books and records (which shall be maintained in accordance with GAAP) and information and computations made for Landlord by a certified public accountant (who may be the accountant now or then employed by Landlord for the audit of its accounts); said certified public accountant may rely on Landlord’s allocations and estimates wherever operating cost allocations or estimates are needed for this Article. The Expense Statements thus furnished to Tenant shall constitute a final determination as between Landlord and Tenant of the Expenses for the periods represented thereby, unless Tenant within one hundred eighty (180) days after any Expense Statement is furnished, time being of the essence, shall give a notice to Landlord (each an “Examination Notice”) that Tenant wishes to examine Landlord’s relevant books and records regarding the accuracy of such Expense Statement or its appropriateness, which notice may but need not specify the particular respects in which the Expense Statement is inaccurate or inappropriate and the reasons therefor. Pending the resolution of any dispute arising prior to or by virtue of such examination, Tenant shall continue to pay the additional rent to Landlord in accordance with the Expense Statements furnished by Landlord. Provided Tenant is current in the payment of all fixed rent and additional rent hereunder, Tenant, its representatives, accountants and/or attorneys shall have the right, during regular business hours, to examine Landlord’s relevant books and records with respect to the foregoing, provided such examination is commenced within thirty (30) days of the giving of an Examination Notice and concluded within five (5) Business Days after its commencement. Tenant shall keep such examination and related arbitration (described below) in strict confidence (except if disclosure is required by law), it being agreed that Tenant’s failure to do so shall be deemed a substantial and material default by Tenant under the terms of this Lease, for which Landlord shall have all remedies available to it under this Lease and under the law. IN NO EVENT MAY TENANT EMPLOY ANY PERSON OR ENTITY WHOSE COMPENSATION WHOLLY OR PARTIALLY IS CALCULATED UPON A PERCENTAGE OF ANY EXPENSES DEEMED TO BE INCORRECTLY INCLUDED IN MAKING LANDLORD’S CALCULATION OF ADDITIONAL RENT UNDER THIS ARTICLE 2C OR ANY PERCENTAGE OF SAVINGS REALIZED BY TENANT BY REASON OF DISPUTING LANDLORD’S CALCULATION OF SUCH ADDITIONAL RENT, EXCEPT A NATIONALLY OR REGIONALLY RECOGNIZED FIRM REASONABLY ACCEPTABLE TO LANDLORD. Any such dispute under this Article 2C shall be resolved by arbitration in accordance with Article 39 hereof.

D.                            Tax Escalation. (i) Tenant shall pay to Landlord, as additional rent, tax escalation in accordance with this Article 2D.

(ii)                          Definitions: For the purposes of this Article 2D, the following definitions shall apply:

(a)                                 The term “applicable tax rate” shall mean the real estate tax rate for any fiscal tax year (or portion thereof) of the City of New York applicable to the Building, other improvements related thereto, and land upon which the Building is situated, sometimes referred to as the “Building Project”, for the purpose of computing real estate taxes.

(b)                                 Subject to subparagraph (l) below, the term “base year taxes” shall mean the average of the real estate taxes payable with respect to the Building Project for the tax year commencing July 1, 2013 and ending June 30, 2014 and the tax year commencing July 1, 2014 and ending June 30, 2015, determined by applying the applicable tax rate to each of the two (2) tax years included in the base tax year assessment and taking the average of such two (2) numbers.

(c)                                  Subject to subparagraph (l) below, the term “base tax year” shall mean the calendar year 2014.

(d)                                 Subject to subparagraph (l) below, the term “base tax year assessment” means the taxable assessed value (without regard or giving effect to any abatement, exemption or credit) of the Building, other improvements related thereto and the land on which the Building Project is located, for each of the tax year commencing July 1, 2013 and ending June 30, 2014 and the tax year commencing July 1, 2014 and ending June 30, 2015.

(e)                                  Subject to subparagraph (l) below, the term “comparative year” shall mean each calendar year commencing on or after January 1, 2015, in which occurs any part of the term of this Lease.

(f)                                   Subject to subparagraph (l) below, the term “comparative year assessment” shall mean the actual assessed value (without regard or giving effect to any abatement, exemption or credit) of the Building Project for the relevant comparative year for which additional rent under this paragraph D is being calculated (i.e., the actual assessed value of the Building Project for each of the two (2) tax years included in such comparative year).

(g)                                  Subject to subparagraph (l) below, the term “comparative year taxes” shall mean the real estate taxes determined by applying the applicable tax rate to the comparative year assessment (i.e., by applying such tax rate to the assessment for each of the two (2) tax years included in the comparative year assessment and taking the average of such two (2) numbers).

(h)                                 The term “The Percentage” shall mean 2.8308 (2.8308%) percent. The Percentage has been computed on the basis of a fraction, the numerator of which is the rentable square foot area of the Demised Premises (i.e., 77,845) and the denominator of which is the total rentable square foot area of the office and commercial space in the Building Project. The parties acknowledge and agree that the total rentable square foot area of the office and commercial space in the Building Project shall be deemed to be 2,749,931 rentable square feet.

(i)                                     The term “real estate taxes” shall mean the total of all taxes and special or other assessments levied, assessed or imposed at any time by any governmental authority upon or against the Building Project, any tax or assessment levied, assessed or imposed at any time by any governmental authority in connection with the receipt of income or rents from the Building Project, to the extent that same shall be in lieu of all or a portion of any of the aforesaid taxes or assessments, or additions or increases thereof, upon or against said Building Project, any assessment by a business improvement district (BID), and all costs incurred by Landlord to contest any assessment of the Building or any tax, charge, or other imposition levied against it. If, due to a future change in the method of taxation or in the taxing authority, or for any other reason, a franchise, income, transit, profit or other tax or governmental imposition, however designated, shall be levied against Landlord in substitution in whole or in part for the real estate taxes, or in lieu of additions to or increases of said real estate taxes (whether or not the enabling legislation states that such tax is in substitution in whole or in part for the real estate taxes, or in lieu of additions to or increases of said real estate taxes), then such franchise, income, transit, profit or other tax or governmental imposition shall be deemed to be included within the definition of “real estate taxes” for the purposes hereof. As to special assessments which are payable over a period of time extending beyond the term of this Lease, only a pro rata portion thereof covering the portion of the term of this Lease unexpired at the time of the imposition of such assessment, shall be included in “real estate taxes.” If by law, any assessment may be paid in installments, then, for the purposes hereof (a) such assessment shall be deemed to have been payable in the maximum number of installments permitted by law and (b) there shall be included in real estate taxes, for each comparative year in which such installments may be paid, the installments of such assessment so becoming payable during such comparative year, together with interest payable during such comparative year in respect of any such installment. Except as otherwise provided above, “real estate taxes” shall not include (x) state, corporate or franchise taxes, or any inheritance, estate or gift taxes, mortgage taxes, deed, stamp or transfer taxes, or interest, or (y) penalties for late payment of real estate taxes, or (z) increases in real estate taxes attributable to any reassessment of the Building Project resulting from or arising out of the Initial Public Offering (“IPO”) which is currently being contemplated by Landlord and/or its affiliate and which would involve the transfer of Landlord’s interest in the Building to the public company being formed in connection with such transaction (it being understood and agreed, however, that the burden of proving that such reassessment is due to such IPO shall be solely on Tenant).

(j)                                    The term “tax year” means any fiscal tax year of the City of New York.

(k)                                 Where more than one assessment is imposed by the City of New York for any tax year, whether denominated an “actual assessment” or “transitional assessment” or otherwise, then the phrases herein “assessed value” and “assessments” shall mean the actual assessed value (and not the transitional assessed value, taxable assessment or other assessment) designated by the City of New York for any comparative year and the taxable assessment for the base tax year.

(l)                                     Notwithstanding anything contained herein to the contrary, if Landlord shall fail to cause both the 20th Floor Substantial Completion Date and the 21st Floor Substantial Completion Date to occur on or before December 31, 2013 (the “Base Tax Year Outside Date”), then the following terms shall have the following meanings herein: the term “base tax year” shall mean the tax year commencing July 1, 2014 and ending June 30, 2015; the term “base year taxes” shall mean the real estate taxes payable with respect to the Building Project for the tax year commencing July 1, 2014 and ending June 30, 2015; the term “base tax year assessment” shall mean the taxable assessed value (without regard or giving effect to any abatement, exemption or credit) of the Building, other improvements related thereto and the land on which the Building Project is located, for the tax year commencing July 1, 2014 and ending June 30, 2015; the term “comparative year” shall mean each tax year commencing on or after July 1, 2015 (or such other 12-month period commencing on or after July 1, 2015 adopted by the City of New York as its fiscal tax year); the term “comparative year assessment” shall mean the actual assessed value (without regard or giving effect to any abatement, exemption or credit) of the Building Project for the relevant comparative year for which additional rent under this paragraph D is being calculated; and the term “comparative year taxes” shall mean the real estate taxes determined by applying the applicable tax rate to the comparative year assessment. Notwithstanding the foregoing, the Base Tax Year Outside Date shall be extended by one day for each day that the completion of the Building Work is delayed due to any of the causes set forth in Article 21A of this Lease or due to any act or omission of Tenant, its agents, employees or contractors.

(iii)                               (a)                                 Before or after the start of each comparative year, Landlord shall furnish to Tenant a statement of the comparative year taxes, and a statement of the real estate taxes payable during the base tax year (together with copies of the relevant real estate tax bills for such comparative year taxes and the real estate taxes payable during the base tax year). If the comparative year taxes exceed the base year taxes, additional rent for such comparative year, in an amount equal to The Percentage of the excess, shall be due from Tenant to Landlord, and such additional rent shall be payable by Tenant to Landlord at Landlord’s election (1) within thirty (30) days after receipt of the aforesaid statement or (2) in equal monthly installments each equal to one-twelfth (1/12th) of The Percentage of the excess of the relevant comparative year taxes over the base year taxes, each payable with the monthly installment of fixed annual rent. If such statement is tendered to Tenant after the commencement of any comparative year and Landlord has elected that the relevant excess be paid in accordance with item (2) of the preceding sentence, Tenant shall, notwithstanding the terms of item (2) of the preceding sentence, pay to Landlord within thirty (30) days after such statement is tendered, a lump sum equal to the product resulting from multiplying The Percentage of such excess of the comparative year taxes over the base year taxes, by a fraction the numerator of which is the number of full and partial months elapsed from the commencement of the relevant comparative year and the denominator of which is twelve (12). Thereafter, Tenant shall commence paying the monthly installments of such additional rent with the next installment of fixed annual rent next due and continue paying pursuant to said item (2) until a subsequent statement with respect thereto is rendered by Landlord. The benefit of any discount for any earlier payment or prepayment of real estate taxes shall accrue solely to the benefit of Landlord, and such discount shall not be subtracted from the real estate taxes payable for any comparative year.

(b)                                 Should the base year taxes be reduced by final determination of legal proceedings, settlement or otherwise, then, the base year taxes shall be correspondingly revised, the additional rent theretofore paid or payable hereunder for all comparative years shall be recomputed on the basis of such reduction, and Tenant shall pay to Landlord as additional rent, within thirty (30) days after being billed therefor, any deficiency between the amount of such additional rent as theretofore computed and the amount thereof due as the result of such recomputations. Should the base year taxes be increased by such final determination of legal proceedings, settlement or otherwise, then appropriate recomputation and adjustment also shall be made, and the amount of any overpayment by Tenant shall be refunded to Tenant within thirty (30) days after such final determination (or, at Landlord’s option, applied, until fully exhausted, as a rent credit against the next rent due under this Lease).

(c)                                  As long as Tenant is a tenant and is not in default of any material obligation hereunder, if Tenant shall have made a payment of additional rent under this paragraph and Landlord shall receive during the term hereof a refund of any portion of the real estate taxes paid for any comparative year after the base tax year on which such payment of additional rent shall have been based, as a result of a reduction of such real estate taxes by final determination of legal proceedings, settlement or otherwise, Landlord shall, promptly after receiving the refund, credit to Tenant The Percentage of the refund less The Percentage of expenses (including attorneys’ and appraisers’ fees) incurred by Landlord in connection with any such application, settlement negotiation or proceeding (unless previously included in real estate taxes for the comparative year to which such expenses relate). If prior to the payment of taxes for any comparative year, Landlord shall have obtained a reduction of that comparative year’s assessed valuation of the Building Project, and therefore of said taxes, then the term “real estate taxes” for that comparative year shall be deemed to include the amount of Landlord’s expenses in obtaining such reduction in assessed valuation, including attorneys’ and appraisers’ fees.

(d)                                 The statement of the real estate taxes to be furnished by Landlord as provided above shall be certified by Landlord and shall constitute a final determination as between Landlord and Tenant of the real estate taxes for the periods represented thereby, unless Tenant, within ninety (90) days after they are furnished, time being of the essence, shall give a written notice to Landlord that it disputes their accuracy or their appropriateness, which notice shall specify the particular respects in which the statement is inaccurate or inappropriate. If Tenant shall so dispute said statement then, pending the resolution of such dispute, Tenant shall pay the additional rent to Landlord in accordance with the statement furnished by Landlord. Any such dispute shall be resolved by arbitration in accordance with Article 39 hereof.

E.                                     No Right to Apply Security: Tenant shall not have the right to apply any security deposited to assure Tenant’s faithful performance of Tenant’s obligation hereunder to the payment of any installment of fixed annual rent or additional rent.

F.                                      No Reduction in Fixed Annual Rent, Etc.:(i)                                               In no event shall the fixed annual rent under this Lease be reduced by virtue of any decrease in the amount of any additional rent payment under this Article or any other provision of this Lease.

(ii)                                  If Landlord receives from Tenant any payment less than the sum of the fixed annual rent and additional rent then due and owing pursuant to this Lease, Tenant hereby waives its right, if any, to designate the items to which such payment shall be applied and agrees that Landlord in its sole discretion may apply such payment in whole or in part to any fixed annual rent, additional rent, any other charge payable hereunder or to any combination thereof then due and payable hereunder.

(iii)                               Unless Landlord shall otherwise expressly agree in writing, acceptance of any portion of the fixed annual rent or additional rent from anyone other than Tenant shall not relieve Tenant of any of its other obligations under this Lease, including the obligation to pay other fixed annual rent and additional rent, and Landlord shall have the right at any time, upon notice to Tenant, to require Tenant (rather than someone other than Tenant) to pay the fixed annual rent and additional rent payable hereunder directly to Landlord. Furthermore, such acceptance of fixed annual rent and additional rent shall not be deemed to constitute an assignment of this Lease, a subletting of the Demised Premises or Landlord’s consent to an assignment of this Lease or a subletting or other occupancy of the Demised Premises by anyone other than Tenant, nor a waiver of any of Landlord’s rights or Tenant’s obligations under this Lease.

G.                                    Partial Comparative Year: If the Commencement Date shall occur during a comparative year commencing prior to the term hereof, then the additional rent due under any paragraph of this Article for the first comparative year (as defined in the relevant paragraph) shall be a proportionate share of said additional rent for the entire comparative year, said proportionate share to be based upon the length of time that the lease term will be in existence during such first comparative year. Upon the date of any expiration or termination of this Lease (except termination because of Tenant’s default) whether the same be the date herein above set forth for the expiration of the term or any prior or subsequent date, a proportionate share of said additional rent for such comparative year during which such expiration or termination occurs shall immediately become due and payable by Tenant to Landlord, if it was not theretofore already billed and paid. The said proportionate share shall be based upon the length of time that this Lease shall have been in existence during such comparative year. Landlord shall, as soon as reasonably practicable, compute the additional rent due from Tenant, as aforesaid, which computations shall either be based on that comparative year’s actual figures or be an estimate based upon the most recent statements theretofore prepared by Landlord and furnished to Tenant as may be required under any paragraph in this Article. If an estimate is used, then Landlord shall cause statements to be prepared on the basis of the comparative year’s actual figures promptly after they are available, and thereupon, Landlord and Tenant shall make appropriate adjustments of any estimated payments theretofore made.

H.                                   ICAP:

(i)                                     For the purposes of this Article 2H the following definitions shall apply:

(a)                                 The term “DLS” shall mean the Division of Labor Services of the DOBS or any successor agency to or hereafter becoming responsible for all or any relevant function of DLS as such functions relate to ICAP.

(b)                                 The term “DOBS” shall mean the New York City Department of Business Services or any successor agency to or hereafter becoming responsible for all or any relevant function of DOBS as such functions relate to ICAP.

(c)                                  The term “DOF” shall mean the New York City Department of Finance or any successor agency to or hereafter becoming responsible for all or any relevant function of DOF as such functions relate to ICAP.

(d)                                 The term “DSBS” shall mean the New York City Department of Small Business Services or any successor agency to or hereafter becoming responsible for all or any relevant function of DSBS as such functions relate to ICAP.

(e)                                  The term “ICAP” shall mean Industrial and Commercial Abatement Program or any successor or alternate program to the Industrial and Commercial Abatement Program as constituted on the date of this Lease.

(ii)                                  Landlord hereby notifies Tenant that Landlord has availed or intends to avail itself of certain exemptions and/or abatements of real estate taxes under the ICAP in connection with certain renovations and improvements made or to be made to the Building. Tenant agrees to comply with all rules and regulations of the ICAP including, but not limited to, the filing requirements of the DOF, the DSBS and the DOBS and its DLS and to cooperate with Landlord in Landlord’s compliance with the rules, regulations and requirements promulgated in connection with the ICAP by an of such departments or divisions or otherwise pursuant to law. In connection therewith, all of Tenant’s construction managers, contractors and subcontractors employed in connection with work performed by or on behalf of Tenant at the Building shall be contractually required by Tenant to comply with DSBS and DOBS and DLS and any other requirements applicable to construction projects benefiting from the ICAP. Such compliance, as of the date hereof, includes, without limitation, the following: the submission and approval of a Construction Employment Report, attendance, as requested by Landlord, at a pre-construction conference with representatives of DSBS and adherence to the provisions of Article 22 of the ICAP Rules and Regulations, the provisions of the New York City Charter, the provisions of Sections 11-256 through 11-267 of the Administrative Code of the City of New York and the provisions of Executive order No. 50 (1980) and cooperation with Landlord with respect to Landlord’s application to obtain the ICAP exemption and/or abatements and the implementation of the ICAP through the period that the program shall be in effect. Furthermore, at Landlord’s request as may be necessary to comply with ICAP rules, Tenant shall (a) direct its architect or engineer to prepare a narrative description of the project with a construction budget to be submitted to Landlord, (b) report annually to Landlord the number of workers permanently engaged in employment in the Demised Premises, the nature of each worker’s employment, and to the extent applicable, the New York City residency of each worker, (c) provide access to the Demised Premises by employees and agents of the Department (as such term is defined in the ICAP rules and regulations) at all reasonable times on reasonable prior notice, (d) enforce the contractual obligations of Tenant’s construction managers, contractors, and subcontractors to comply with the DSBS requirements and any other requirements applicable to the Industrial and Commercial Abatement Program (e) submit required ICAP documentation which shall include copies of blueprints, plans and building permits, (f) furnish to Landlord (and cause its contractors and subcontractors to so furnish), simultaneously with the submission to any agency administering the ICAP, copies of all documents submitted by Tenant or required to be submitted by Tenant in connection with the ICAP (and cause its contractors and subcontractors to do the same) and (g) submit to Landlord on completion of the work, an architect’s letter of completion, and a summary by trade of the costs incurred completing such work, certified by a reputable, independent certified public accountant. Landlord shall reimburse Tenant for any reasonable out-of-pocket costs or expenses incurred by Tenant in order to comply with the provisions of this paragraph H, within thirty (30) days after Landlord’s receipt of an invoice and reasonable substantiation of such costs.

3.                                      ELECTRICITY

A.                                    Landlord shall provide electricity to the Demised Premises, in accordance with the provisions of this Article 3. The parties agree that electricity distribution shall initially be on a “submetering” basis, in accordance with the provisions of paragraph B of this Article. If the requirements of law change so that Landlord may not legally furnish electricity to Tenant on a “submetering basis”, then and in such event Landlord shall redistribute to Tenant the electricity for the Demised Premises on a “rent inclusion” basis, in accordance with the provisions of paragraph C of this Article.

B.                                    Submetering: (i) For the purposes of this Article 3B, the following definitions shall apply:

(a)                                 “Landlord’s Cost” for redistributed electricity means the product of (x) Landlord’s Cost Rates for the relevant Utility Billing Period multiplied by (y) Tenant’s electricity consumption (i.e., energy and demand) based on the meter readings referred to below.

(b)                                 “Landlord’s Cost Rates” means the sum of “Landlord’s Electricity Consumption Cost” and “Landlord’s Electricity Demand Cost”.

(c)                                  “Landlord’s Electricity Consumption,” for any given Utility Billing Period means the number of kilowatt-hours of electricity consumed in and for the Building (including common areas, tenantable areas and mechanical areas) during said Utility Billing Period, as indicated on the applicable utility bills.

(d)                                 “Landlord’s Electricity Consumption Cost,” (Landlord’s cost per KWH) for any given Utility Billing Period means the amount arrived at by dividing (x) Landlord’s KWH cost, as indicated on the applicable utility bills (inclusive of any taxes, including any taxes included in the computation of said utility bills) for Landlord’s Electricity Consumption for said Utility Billing Period, inclusive of any fuel adjustments or rate adjustments contained in said utility bill allocable to Landlord’s Electricity Consumption, by (y) Landlord’s Electricity Consumption (KWH) as indicated on said bills.

(e)                                  “Landlord’s Electricity Demand,” for any given Utility Billing Period means the number of kilowatts of electricity demanded in and for the Building (including, without limitation, common areas, tenantable areas and mechanical areas) during said Utility Billing Period, as indicated on the applicable utility bill.

(f)                                   “Landlord’s Electricity Demand Cost” (Landlord’s Cost per KW) for any given Utility Billing Period means the amount arrived at by dividing (x) Landlord’s KW cost, as indicated on the applicable utility bill (inclusive of any taxes, including any taxes included in the computation of said utility bill) for Landlord’s Electricity Demand for said Utility Billing Period, inclusive of any rate adjustments contained in said utility bill allocable to Landlord’s Electricity Demand (provided that same have not been included in the computation of Landlord’s Electricity Consumption Cost), by (y) Landlord’s Electricity Demand (KW) as indicated on said bill.

(g)                                  “Utility Billing Period” means the respective period of electricity consumption and demand for which Landlord is charged on each successive bill from the utility company furnishing electricity to the Building.

(ii)                                  If and so long as Landlord provides electricity to the Demised Premises (with Landlord providing the Required Electrical Capacity (as such term is defined in Article 3D(viii) hereof), which shall be the maximum electric service Landlord shall be obligated to redistribute to the Demised Premises) on a submetering useable basis, Tenant covenants and agrees to purchase the same from Landlord or Landlord’s designated agent at Landlord’s Cost plus six percent (6%) thereof. Where more than one meter measures the service of Tenant in the Building, the KWH and KW recorded by each meter shall be added and the aggregate shall be billed as if measured by a single meter. Bills therefor shall be rendered at such times as Landlord may elect, but in no event more frequently than monthly, and the amount, as computed from a meter or meters and determined by

Landlord’s Electrical Consultant in accordance with this Article, shall be deemed to be, and be paid as, additional rent. For purposes of determining Landlord’s Electricity Consumption Cost and Landlord’s Electricity Demand Cost, each amount appearing on any utility bill for demand, energy, fuel or rate adjustments shall be taken into account (where it cannot be determined from the utility bill whether such amount relates to consumption or to demand, it shall be deemed to relate to demand).

(iii)                               The parties acknowledge that there are currently electrical submeters located in each electrical closet on the 20th and 21st floors of the Building. It is agreed that Tenant, as part of Tenant’s Initial Installation, and without imposition of any “connection” or “tap in” charge, shall effect any and all work which is necessary to connect the electrical systems and equipment servicing the Demised Premises to one or more of such submeters, so that Landlord may furnish redistributed electricity in the Required Capacity to the Demised Premises on a submetering basis in accordance with the terms of this Article. Tenant may so connect to any such existing submeter on the 21st floor, and shall only connect to the submeter reasonably designated by Landlord on the 20th floor. Landlord agrees that all such submeters within the Demised Premises shall be in proper working order on the Commencement Date. Landlord further agrees that, within thirty (30) days after Tenant furnishes Landlord with the load letter described in subparagraph D(viii) of this Article, Landlord shall provide Tenant with a report and/or diagram identifying the locations of all power sources on each floor of the Demised Premises, including voltage amounts and electrical panels.

C.                                    Rent Inclusion: (i)                                             If and so long as Landlord provides electricity to the Demised Premises on a rent inclusion basis, Article 3B shall not apply and Tenant agrees that the fixed annual rent shall be increased by the amount of the Electricity Rent Inclusion Factor (“ERIF”), as hereinafter defined and by the amounts as hereinafter determined. Tenant acknowledges and agrees (a) that the fixed annual rent set forth in Article 2 of this Lease does not yet, but is to include initially an ERIF of Two and 25/100 ($2.25) Dollars per rentable square foot per annum to compensate Landlord for electrical wiring and other installations necessary for, and for its obtaining and making available to Tenant, the redistribution of electric current as an additional service; and (b) that said ERIF, which shall be subject to periodic adjustments as hereinafter provided, has been partially based upon an estimate of Tenant’s connected electrical load, which shall be deemed to be the demand (KW), and hours of use thereof, which shall be deemed to be the energy (KWH) for ordinary lighting and light office equipment and the operation of typical small business machines, including copying machines, personal computers and peripheral equipment such as printers, telephone switching equipment and facsimile transmission machines (such lighting, machines and equipment are hereinafter called “Ordinary Equipment”) for fifty (50) hours per week during the hours of 8:00 a.m. to 6:00 p.m., Mondays through Fridays, including holidays (“ordinary business hours”), with Landlord providing an average demand load to the Demised Premises meeting the Required Electrical Capacity, which shall be the maximum electrical service Landlord shall be obligated to redistribute to the Demised Premises. Any installation and use of equipment other than Ordinary Equipment and/or any demand load and/or any energy usage by Tenant in excess of the foregoing shall result in adjustment of the ERIF as hereinafter provided.

(ii)                                  If the cost to Landlord of electricity shall have been, or shall be, increased subsequent to April 30 of the year in which this Lease is dated (whether such change occurs prior to or during the term of this Lease), due to (a) any change in costs or fees paid by Landlord under any agreement for the supply and/or distribution of electricity to the Building or electric rates or service classifications applicable to Landlord, or (b) any increase, subsequent to the last such electric rate or service classification change, in market prices, in fuel adjustments or charges of any kind, or (c) any taxes, imposed or which may be imposed on Landlord’s electricity purchases, or on Landlord’s electricity redistribution, or (d) by virtue of any other reason or cause, then the ERIF, which is a portion of the fixed annual rent, shall be changed in the same percentage as any such change in cost due to changes in any of the items listed in (a) through (d) above and, also, Tenant’s payment obligation for electricity redistribution shall change from time to time so as to reflect any such increase in cost due to changes in any of the items listed in (a) through (d) of this paragraph from the date of any such increase (which may be billed retroactively). Sales taxes collectible by Landlord under applicable law in connection with the sale or re-distribution of electricity to Tenant shall be paid by Tenant to Landlord as additional rent when billed. Any such percentage change in Landlord’s cost due to changes in costs reflected in the matters referred to in (a) through (d) above shall be computed by the application of the average consumption (energy and demand) of electricity for the entire Building for the twelve (12) full months immediately prior to the effective date of any such increase in costs or any changed methods of or rules for billing of same, on a consistent basis, to the new rate and/or service classification and/or cost to the immediately prior existing rate and/or service classification and/or cost. If the average consumption of electricity for the entire Building for said prior twelve (12) months cannot reasonably be applied and used with respect to changed methods of, or rules on, billing, then the percentage increase shall be computed by the use of the average consumption (energy and demand) for the entire Building for the first three (3) months after such change, projected to a full twelve (12) months, so as to reflect the different seasons; and that same consumption, so projected, shall be applied to the rate and/or service classification and/or cost which existed immediately prior to the change. The parties agree that a reputable electrical consultant selected by Landlord (hereinafter referred to as “Landlord’s Electrical Consultant”) shall determine the percentage change for the changes in the ERIF as hereinabove provided, and that Landlord’s Electrical Consultant may from time to time make surveys in the Demised Premises of the electrical equipment and fixtures and the use of current. If any such survey shall reflect a demand load to the Demised Premises in excess of the Required Electrical Capacity and/or energy usage in excess of ordinary business hours (each such excess is hereinafter called “excess electricity”) then the demand load and/or the hours of use portion(s) of the then existing ERIF shall each be increased by an amount which is equal to the product derived from multiplying the then existing ERIF by a fraction, the numerator of which is the excess electricity (i.e., excess connected load and/or excess usage) and the denominator of which is the demand load and/or the energy usage which was the basis for the computation of the then existing ERIF. Such fractions shall be determined by Landlord’s Electrical Consultant. The fixed annual rent shall then be appropriately adjusted, effective as of the date of any such change in connected load and/or usage, as disclosed by said survey. If such survey shall disclose installation or presence in the Demised Premises of other than Ordinary Equipment, then effective as of the date of said survey, there shall be added to the ERIF portion of the fixed annual rent (computed and fixed as hereinbefore described) an additional amount equal to what would be paid by Tenant for such load and usage of electricity (with the connected electrical load (as heretofore defined) deemed to be demand (“KW”) and the hours of use thereof deemed to be energy (“KWH”) as hereinbefore provided) under the rates or charges in effect and payable by Landlord as of April 30 of the year in which this Lease is dated, which additional amount shall be further increased by all electricity cost charges to Landlord, as hereinabove provided from April 30 of the year in which this Lease is dated through the date of billing.

(iii)                               In no event, whether because of surveys or for any other reason, is the per rentable square foot ERIF portion of the fixed annual rent (however increased as provided herein) in effect at any time to be reduced.

D.                                    General Conditions:  (i)  All determinations (which may be presented or communicated in the form of an invoice, report, survey or letter notification to Tenant), including, without limitation, the methodology employed, by Landlord’s Electrical Consultant pursuant to paragraph B of this Article shall be binding and conclusive on Landlord and on Tenant from and after the delivery of a copy of each presentation or communication of the relevant determination to Tenant, unless, within one hundred eighty (180) days after delivery thereof, Tenant notifies Landlord that Tenant disputes such determination (including, without limitation, any disagreement over the methodology employed by Landlord’s Electrical Consultant) by hand delivery of a written notice of such dispute to the office of Landlord’s managing agent in the Building. If Tenant so disputes any such determination it shall, within sixty (60) days after delivery of the notice of dispute to Landlord’s managing agent at its office in the Building as provided in the preceding sentence of this paragraph, at Tenant’s own expense, obtain from a reputable, independent electrical consultant (“Tenant’s Electrical Consultant”) Tenant’s own determinations in accordance with the provisions of this Article and deliver a copy of the determination (showing all calculations and data, and describing all assumptions and criteria used to make the determination) made by Tenant’s Electrical Consultant to Landlord by hand delivery thereof to the office of Landlord’s managing agent in the Building. Tenant’s Electrical Consultant and Landlord’s Electrical Consultant then shall seek to agree on the disputed items set forth in Tenant’s notice to Landlord and remaining in dispute following delivery of determinations of Tenant’s Electrical Consultant to Landlord’s managing agent. If they cannot agree within thirty (30) days after the delivery of Tenant’s determination as provided above to Landlord, they shall choose a third reputable electrical consultant, whose cost shall be shared equally by the parties, to make similar determinations that shall be controlling. If they cannot agree on such third consultant within fifteen (15) days, then either party may apply to the Supreme Court in the County of New York for such appointment. TENANT AGREES THAT IF TENANT SHALL FAIL TO DISPUTE ANY DETERMINATION BY LANDLORD’S ELECTRICAL CONSULTANT, ANY CALCULATION OR THE METHODOLOGY EMPLOYED BY LANDLORD’S ELECTRICAL CONSULTANT TO MAKE ANY CALCULATION, WITHIN THE AFORESAID ONE HUNDRED EIGHTY (180) DAY PERIOD, OR SHALL FAIL TO COMPLY WITH ANY OTHER TIME PERIOD SET FORTH IN THIS ARTICLE 3D (E.G., THE SIXTY (60) DAY PERIOD TO DELIVER TENANT’S OWN DETERMINATION AS AFORESAID), TIME

BEING OF THE ESSENCE, TENANT SHALL HAVE IRREVOCABLY AND CONCLUSIVELY WAIVED THE RIGHT TO DISPUTE THE RELEVANT DETERMINATION, CALCULATION OR METHODOLOGY OF LANDLORD’S ELECTRICAL CONSULTANT. THE FACT THAT LANDLORD’S ELECTRICAL CONSULTANT IS OR HAS BEEN EMPLOYED BY OR IS OR HAS BEEN RETAINED BY LANDLORD OR LANDLORD’S AFFILIATES TO PERFORM SERVICES FOR IT OR THEM (AND IRRESPECTIVE OF HOWEVER LONG SUCH RELATIONSHIP MAY HAVE EXISTED), SHALL NOT BE A REASON TO DISPUTE (OR BE A DEFENSE TO) ANY DETERMINATION MADE BY SUCH LANDLORD’S ELECTRICAL CONSULTANT OR DISQUALIFY LANDLORD’S CONSULTANT FROM PERFORMING ANY ACT OR SERVICE CONTEMPLATED BY THIS ARTICLE 3.

(ii)                                  As a condition to Tenant’s right to initiate and maintain any such dispute of any determination, bill or charge made or rendered by or for the benefit of Landlord, Tenant shall pay to Landlord the amount of additional rent or ERIF in accordance with the determinations made by Landlord’s Electrical Consultant or pursuant to any other Landlord’s bill until any such dispute has been finally determined in accordance with procedures specified in this paragraph D. If the controlling determinations differ from Landlord’s Electrical Consultant or Landlord’s bill or charge, then the parties shall promptly make adjustment for any deficiency owed by Tenant or overage paid by Tenant.

(iii)                               At the option of Tenant, Tenant may purchase from Landlord or its agents all lamps and bulbs used in the Demised Premises and pay for the cost of installation thereof. Tenant shall also pay, as additional rent hereunder, all sums incurred by Landlord after the first anniversary of the Commencement Date to repair, maintain or replace any meter or sub-meter serving the Demised Premises. If all or part of the submetering additional rent or the ERIF payable in accordance with this Article becomes uncollectable or reduced or refunded by virtue of any law, order or regulation, the parties agree that, at Landlord’s option, in lieu of submetering additional rent or ERIF, and in consideration of Tenant’s use of the Building’s electrical distribution system and receipt of redistributed electricity and payment by Landlord of consultants’ fees and other redistribution costs, the fixed annual rental rate(s) to be paid under this Lease shall be increased by an “alternative charge” which shall be a sum equal to $2.25 per rentable square foot of the Demised Premises per year, changed in the same percentage as any increases in the cost to Landlord for electricity for the entire Building subsequent to April 30 of the year in which this Lease is dated because of electric rate or service classification or market price changes, as hereinabove provided. Notwithstanding anything herein set forth to the contrary, additional rent under this Article shall commence on the date that Landlord tenders possession of the Demised Premises to Tenant. If Tenant is to be billed on a submeter basis and such submeter or submeters to measure Tenant’s KW and KWH has or have not been installed and/or is not or are not yet functioning as of the Commencement Date, then Tenant shall pay, for the distribution of electric power and use of Landlord’s facilities to provide electrical power to the Demised Premises, a charge equal to the amount that results from (a) multiplying $0.75 by the number of rentable square feet within the Demised Premises, (b) dividing the result of (a) by 360, and then (c) multiplying the result of (b) by the number of days until the appropriate submeter(s) are installed and are functioning. However, the charge referred to in the preceding sentence shall be increased to $3.00 per usable square foot per annum, but only if, as and when Tenant’s Initial Installation has been completed and Tenant has commenced to occupy the Demised Premises for its business purposes prior to the time that the appropriate submeter(s) are installed and are functioning.

(iv)                              Landlord shall not be liable to Tenant for any loss or damage or expense that Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant’s requirements, except if same is due to (x) the negligence or willful misconduct of Tenant, its agents, employees or contractors, or (y) Landlord’s breach of any of its obligations under this Lease. Tenant covenants and agrees that at all times its use of electric current shall never exceed the Required Electrical Capacity. Tenant agrees not to connect any additional electrical equipment to the Building electric distribution system which shall increase consumption or demand beyond the Required Electrical Capacity, except in accordance with the provisions of this Article. Any riser or risers to supply Tenant’s electrical requirements in excess of the Required Electrical Capacity, upon written request of Tenant, will be installed by Landlord, at the sole cost and expense of Tenant, if, in Landlord’s reasonable judgment, there is adequate room for such installation and thereafter will be adequate space for Landlord’s future needs, the same are necessary and will not cause permanent damage or injury to the Building or Demised Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants. In addition to the installation of such riser or risers, Landlord will also at the sole cost and expense of Tenant, install all other equipment proper and necessary in connection therewith subject to the aforesaid terms and conditions. In consideration of Landlord’s consent to the installation of such risers and other equipment and the distribution to the Demised Premises of additional electrical power (in excess of the Required Electrical Capacity) as requested by Tenant, Landlord shall be paid, as additional rent, a one-time “connection” or “tap-in” fee on a peramp or per KW basis (as reasonably determined by Landlord) in an amount equal to Landlord’s then standard fee in the Building for such additional service. The parties acknowledge that they understand that it is anticipated that electric rates, charges, etc., may be changed by virtue of time-of-day rates, or other methods of billing, electricity purchases and the redistribution thereof, and fluctuations in the market price of electricity, and that the references in the foregoing paragraphs to changes in methods of or rules on billing are intended to include any such change. If the requirements of law change so that Landlord may not continue to legally furnish electricity to Tenant on a submetering basis, Landlord reserves the right, at any time upon ninety (90) days’ written notice, to change its furnishing of electricity to Tenant from a submetering to a rent inclusion basis, or vice versa. If the requirements of law change so that Landlord may not legally furnish electricity to Tenant on a submetering , rent inclusion or any other basis, Landlord reserves the right to terminate the furnishing of electricity to Tenant, at any time, upon ninety (90) days’ written notice to Tenant, in which event Tenant may make application directly to the public utility and/or other providers for Tenant’s entire separate supply of electric current and Landlord shall permit its wires and conduits, to the extent available and safely capable, to be used for such purpose and only to the extent of Tenant’s then authorized connected load. Any meters, risers or other equipment or connections necessary to furnish electricity on a submetering basis or to enable Tenant to obtain electric current directly from such utility shall be installed at Tenant’s sole cost and expense. Only rigid conduit or electricity metal tubing (EMT) shall be run from the electrical panels servicing the Demised Premises throughout such space, with a minimum of one junction box per room; and only Type “MC” cable (concealed) shall be run from such junction boxes to final connections with any outlets or light fixtures within each room. Landlord, upon the expiration of the aforesaid ninety (90) days’ written notice to Tenant (plus such additional time as is reasonably necessary for Tenant, using reasonable diligence, to obtain electricity directly from the public utility) may discontinue furnishing the electric current but this Lease shall otherwise remain in full force and effect. Notwithstanding anything herein set forth to the contrary, if Landlord is providing electricity to Tenant on a rent inclusion basis in accordance with the provisions of this Article, then the ERIF in effect at any time shall be deemed to be a portion of fixed annual rent hereunder. If Tenant was provided electricity on a rent inclusion basis when it was so discontinued, then commencing when Tenant receives such direct service and as long as Tenant shall continue to receive such service, the fixed annual rental rate payable under this Lease shall be reduced by the amount of the ERIF which was payable immediately prior to such discontinuance of electricity on a rent inclusion basis.

(v)                                 Landlord may, from time to time, following the expiration of the first Lease Year (but not more frequently than once in any 12-month period), cause Landlord’s Electrical Consultant to determine Tenant’s electrical requirements for the Demised Premises over the twelve (12) months immediately preceding each such determination. If Landlord’s Electrical Consultant shall determine that Tenant’s electrical requirements are less than the electrical capacity which Landlord is responsible hereunder to provide to the Demised Premises (i.e., the Required Electrical Capacity), then Landlord may, in its sole discretion, at any time following the sixtieth (60th) day after giving Tenant notice (hereinafter referred to as the “Electric Recapture Notice”) of Landlord’s intent to do so, perform all work (collectively, “Landlord’s Excess Capacity Recapture Work”) required in order to recapture such excess electrical capacity then so determined to exist (provided such recapture of electrical capacity has no adverse impact (other than to a de minimis extent) on the operation of Tenant’s business in the Demised Premises), unless Tenant shall have objected to such recapture in the manner hereinafter provided within such sixty (60) day period. The Electric Recapture Notice shall be (a) given not later than sixty (60) days following the determination of such excess capacity and (b) accompanied by an explanation in reasonable detail of how the determination of such excess capacity was made (including, without limitation, calculations thereof prepared by a licensed electrical engineer). Any objection to such recapture of excess electrical capacity shall be in writing and shall specify in reasonable detail the reasons for such objection, including, without limitation, calculations of Tenant’s electrical requirements prepared by a licensed electrical engineer. Any such dispute shall be resolved pursuant to the dispute resolution provisions of subparagraph D(i) of this Article. If it then shall be determined that excess capacity exists, then upon not less than thirty (30) days’ notice to Tenant, Landlord may perform Landlord’s Excess Capacity Recapture Work in order to recapture such excess capacity. Tenant acknowledges that the purpose of this Article is to foster conservation of electric consumption in the Building. Notwithstanding the foregoing, if Landlord recaptures any such excess capacity and Tenant thereafter provides Landlord with a “load letter” from a reputable electrical consultant which substantiates (to the reasonable satisfaction of Landlord) Tenant’s need for any additional electrical capacity for its operations in the Demised Premises, then Landlord, at Landlord’s sole cost and expense, shall as expeditiously as reasonably possible perform all work (collectively, “Landlord’s Electrical Restoration Work”) as is necessary to provide such additional electrical capacity to the Demised Premises, provided that in no event shall Landlord be responsible for providing any electrical capacity in excess of the Required Electrical Capacity

(vi)                              Landlord agrees that it shall not be entitled to any administrative fees, overhead or markup in excess of the recovery of Landlord’s actual costs of providing electricity and related installations and services, except as otherwise expressly provided in this Article.

(vii)                           Notwithstanding anything contained herein set forth to the contrary, if permitted by law, Landlord may contract separately with one or more other providers (each hereinafter referred to as an “Alternative Service Provider”) to provide one or more of the component services which together make up the entire package of electric service (e.g., transmission, generation, distribution and ancillary services) to the Building. If Landlord elects to contract with another Alternative Service Provider, Tenant shall cooperate with Landlord and each such Alternative Service Provider to effect any change to the method or means of providing and distributing electricity service to the Demised Premises or any other portion of the Building by reason of such change in the provision of electricity, provided that such change shall not (except to a de minimis extent in each instance) result in any decrease in the Required Electrical Capacity, any increase in the cost of electricity to Tenant or any disruption in the distribution of electricity to the Demised Premises. Such cooperation shall include but not be limited to providing Landlord or any such Alternative Service Provider and any other person reasonable access to the Demised Premises and to all wiring, conduit, lines, feeders, cable and risers, electricity panel boxes and any other component of the electrical distribution system within or adjacent to the Demised Premises.

(viii)                           The term “Required Electrical Capacity” when used herein shall mean the electrical capacity which is available for Tenant’s operations in the Demised Premises as of the date of this Lease; provided, however, that if at any time within thirty (30) days after the date that this Lease is executed and delivered by Landlord and Tenant, time being of the essence, Tenant shall provide Landlord with a “load letter” from a reputable electrical consultant selected by Tenant and reasonably acceptable to Landlord, which substantiates (to the reasonable satisfaction of Landlord) Tenant’s need for electrical capacity in excess of such capacity which is available for Tenant’s operations in the Demised Premises as of the date of this Lease, and which is otherwise reasonably acceptable to Landlord, then Landlord, at Landlord’s sole cost and expense, shall as expeditiously as reasonably possible perform all work which is reasonably necessary to provide such additional electrical capacity to the Demised Premises (provided that in no event shall Landlord be responsible for providing more than a total of 6 watts per usable square foot of demand load in the Demised Premises, exclusive of the Building HVAC systems and equipment (but inclusive of any Supplemental A/C Unit, as such term is defined in Article 29F of this Lease)), and the term “Required Electrical Capacity” shall mean the sum of the original electrical capacity available to the Demised Premises plus such additional capacity so provided by Landlord. Notwithstanding the foregoing, Landlord’s obligation to provide Tenant with the Required Electrical Capacity shall remain subject to reduction (and restoration, as the case may be) pursuant to the provisions of subparagraph (v) above. For purposes of this Article, as of the Commencement Date, the usable square foot area of the Demised Premises shall be deemed to be 60,408 usable square feet.

4.                                      ASSIGNMENT AND SUBLETTING

A.                                    Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this Lease, nor underlet, or suffer or permit the Demised Premises or any part thereof to be used or occupied by others, without the prior written consent of Landlord in each instance, which consent, subject to the provisions of paragraph B of this Article, shall not be unreasonably withheld, conditioned or delayed (as provided in paragraph D of this Article). The direct or indirect transfer of the beneficial or record ownership of (a) a majority of the issued and outstanding capital stock of any corporate tenant or subtenant of this Lease or (b) a majority of the total equity or voting interests or rights in any partnership or limited liability company tenant or subtenant or any other form of entity or organization, however accomplished, and whether in a single transaction or in a series of related or unrelated transactions, shall, in each case, be deemed an assignment of this Lease or of such sublease. The merger or consolidation of a tenant or subtenant, whether a corporation, partnership, limited liability company or other form of entity or organization, shall be deemed an assignment of this Lease or of such sublease. If this Lease be assigned, or if the Demised Premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no assignment, underletting, occupancy or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting. In no event shall any permitted subtenant assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without Landlord’s prior written consent in each instance. A modification, amendment or extension of a sublease shall be deemed a sublease. If any lien is filed against the Demised Premises or the Building for brokerage services claimed to have been performed for Tenant, whether or not actually performed, the same shall be discharged by Tenant within ten (10) days thereafter, at Tenant’s expense, by filing the bond permitted by law, or otherwise, and paying any other necessary sums in relation thereto, and Tenant agrees to indemnify Landlord and its agents and hold them harmless from and against any and all claims, losses or liability resulting from such lien for brokerage services rendered. For the purposes of this Article, an “interest” shall mean an estate, license, easement, use, profit or other claim with respect to real property or a right to participate, directly or indirectly, through one or more intermediaries, nominees, trustees or agents, in the decision making respecting any entity or other organization or any of the profits, losses, dividends, distributions, income, gain, losses or capital of any entity or other organization.

B.                                    (i)                                     If Tenant desires to assign this Lease or to sublet all or any portion of the Demised Premises (whether or not consent thereto is sought), it shall first submit in writing to Landlord the documents described in paragraph C below, and shall offer in writing, (a) with respect to a prospective assignment, to assign this Lease to Landlord without any payment of moneys or other consideration therefor, or, (b) with respect to a prospective subletting, to sublet to Landlord the portion of the Demised Premises involved (hereinafter referred to as the “Leaseback Area”) for the term specified by Tenant in its proposed sublease or, at Landlord’s option, for the balance of the term of this Lease less one (1) day, and at the lower of (x) Tenant’s proposed subrental and (y) at the same rate of fixed annual rent and additional rent, and otherwise, and in each case, on the same terms, covenants and conditions (including provisions relating to escalation rents), as are contained herein and as are allocable and applicable to the portion of the Demised Premises to be covered by such subletting. The offer shall specify the date when the Leaseback Area will be made available to Landlord, which date shall be in no event earlier than ninety (90) days or later than one hundred eighty (180) days following the acceptance of the offer. If an offer of sublease is made, and if the proposed sublease will result in all or substantially all of the Demised Premises being sublet, then Landlord shall have the option to extend the term of its proposed sublease for the balance of the term of this Lease less one (1) day.

(ii)                                  Landlord shall have a period of thirty (30) days from the receipt of such offer (and all documents required under paragraph C below) to either accept or reject the same. If Landlord shall accept such offer (a) Tenant shall then execute and deliver to Landlord, or to anyone designated or named by Landlord, an assignment or sublease, as the case may be, in either case in a form reasonably satisfactory to Landlord’s counsel; and (b) Landlord accepts such offer, Tenant, on demand, shall pay to Landlord or its managing agent (as Landlord shall elect) an amount equal to the brokerage commissions and any work contribution which would have been incurred by Tenant but for Landlord’s accepting such offer.

(iii)                               If a sublease with Landlord or its designee is so made it shall expressly:

(a)                                 permit Landlord to make further subleases of all or any part of the Leaseback Area and (at no cost or expense to Tenant) to make and authorize any and all changes, alterations, installations and improvements in such space as necessary or desirable;

(b)                                 provide that Tenant will at all times permit reasonably appropriate means of ingress to and egress from the Leaseback Area;

(c)                                  negate any intention that the estate created under such sublease be merged with any other estate held by either of the parties;

(d)                                 provide that Landlord shall accept the Leaseback Area “as is” except that Landlord, at Tenant’s expense, shall perform all such work and make all such alterations as may be required physically to separate the Leaseback Area from the remainder of the Demised Premises and to permit lawful occupancy;

(e)                                  provide that at the expiration of the term of such sublease Tenant will accept the Leaseback Area in its then existing condition, subject to the obligations of Landlord to make such repairs thereto as may be necessary to preserve the Leaseback Area in good order and condition, ordinary wear and tear excepted; and

(f)                                   provide that Landlord shall indemnify and save Tenant harmless from all obligations under this Lease as to the Leaseback Area during the period of time it is so sublet, except for fixed annual rent and additional rent, if any, due under the within lease, which are in excess of the rents and additional sums due under such sublease.

(iv)                              Subject to the foregoing, performance by Landlord, or its designee, under a sublease of the Leaseback Area shall be deemed performance by Tenant of any similar obligation under this Lease and any default under any such sublease shall not give rise to a default under a similar obligation contained in this Lease, nor shall Tenant be liable for any default under this Lease or deemed to be in default hereunder if such default is occasioned by or arises from any act or omission of the subtenant under such sublease or is occasioned by or arises from any act or omission of any occupant holding under or pursuant to any such sublease.

C.                                    If Tenant requests Landlord’s consent to a specific assignment or subletting, or in any other circumstance where Tenant is required to provide the information described in this paragraph C, Tenant shall submit in writing to Landlord (i) the name and address of the proposed assignee or subtenant, (ii) a duly executed counterpart of the proposed agreement of assignment or sublease, (iii) reasonably satisfactory information as to the nature and character of the business of the proposed assignee or subtenant, and as to the nature of its proposed use of the space, and (iv) banking, financial or other credit information relating to the proposed assignee or subtenant reasonably sufficient to enable Landlord to determine the financial responsibility and character of the proposed assignee or subtenant.

D.                                    If Landlord shall not have accepted Tenant’s offer, as provided in paragraph B, then Landlord will, subject to paragraph F below, not unreasonably withhold or delay its consent to Tenant’s request for consent to such specific assignment or subletting. Any consent of Landlord under this Article shall be subject to the terms of this Article and the effectiveness of any assignment or sublease under this Article shall be conditioned upon there being no default by Tenant, beyond any grace period, under any of the terms, covenants and conditions of this Lease at the time that Landlord’s consent to any such subletting or assignment is requested and on the date of the commencement of the term of any proposed sublease or the effective date of any proposed assignment.

E.                                     Tenant understands and agrees that no assignment or subletting shall be effective unless and until Tenant, upon receiving any necessary written consent from Landlord (and unless it was theretofore delivered to Landlord) causes a duly executed copy of the sublease or assignment to be delivered to Landlord within ten (10) days after execution thereof. Any such sublease shall provide that the subtenant shall comply with all applicable terms and conditions of this Lease to be performed by Tenant hereunder. Any such assignment of lease shall contain an assumption by the assignee of all of the terms, covenants and conditions of this Lease to be performed by Tenant.

F.                                      Anything herein contained to the contrary notwithstanding:

(i)                                     Tenant shall not advertise (but may list with brokers) its space for assignment or subletting at a rental rate lower than the then Building rental rate for such space.

(ii)                                  The restrictions contained in paragraph A of this Article shall not apply (1) to any transaction consummated by the purchase or sale of stock or partnership or membership interests within the meaning of the Securities Exchange Act of 1934 as amended, and which sale is effected through the “over-the-counter market” or through any recognized stock exchange, or (2) to any public offering or the equivalent.

(iii)                               No assignment or subletting shall be made:

(a)                                 To any person or entity which shall at that time be a tenant, subtenant or other occupant (or an affiliate thereof) of any part of the Building of which the Demised Premises form a part, or who dealt with Landlord or Landlord’s agent (directly or through a broker) with respect to space in the Building during the six (6) months immediately preceding Tenant’s request for Landlord’s consent;

(b)                                 By the legal representatives of Tenant or by any person to whom Tenant’s interest under this Lease passes by operation of law, except in compliance with the provisions of this Article;

(c)                                  To any person or entity for the conduct of a business which is not in keeping with the standards and the general character of the Building of which the Demised Premises form a part or whose business violates any then-existing restrictive covenant or use restriction contained in any lease or other agreement affecting the Building;

(d)                                 Intentionally omitted;

(e)                                  For a sublease term that shall expire any later than one (1) day prior to the expiration of the term of this Lease;

(f)                                   For any use of the Demised Premises other than a use permitted pursuant to Article 1 hereof; or

(g)                                  Which would result in more than three (3) occupants (including Tenant) of the twenty-first floor portion of the Demised Premises, or more than two (2) occupants (including Tenant) of the twentieth floor portion of the Demised Premises.

(iv)                              Intentionally omitted.

(v)                                 No subtenant shall have a right to sublet further or assign its sublease without obtaining Landlord’s prior written consent thereto.

(vi)                              Except with respect to a sublease to Landlord made in accordance with the provisions of paragraph B of this Article any sublease shall provide that if this Lease is rejected pursuant to Section 365 of the Bankruptcy Code or any similar or successor statute, (a) such rejection shall be treated by the subtenant as a termination of the term of this Lease notwithstanding any contrary interpretation given by law to such rejection, and (b) notwithstanding any such rejection and/or termination, the subtenant shall, at the option of Landlord, attorn to Landlord and will perform for Landlord’s benefit all the terms, covenants and conditions of such sublease as if such sublease were a direct lease between Landlord and such subtenant.

(vii)                           Any assignment of this Lease shall be subject to the provisions of Article 1 hereof, the terms of which shall be controlling if any term of this Article conflicts with any term of Article 1, and shall have precedence over this Article.

(viii)                        No assignment of less than all of Tenant’s interest in this Lease is permitted.

(ix)                              No assignment or subletting shall be effective if Tenant is then in default of any payment or other obligation to be performed under this Lease, beyond any applicable notice and/or cure period.

G.                                    Anything herein above contained to the contrary notwithstanding (but subject to the provisions of subparagraph F(iii) above), the provisions of paragraph B and paragraph J of this Article shall not apply to, and Landlord’s consent shall not be required with respect to an assignment of this Lease, or sublease of all or part of the

Demised Premises, to the parent of Tenant or to a wholly-owned subsidiary of Tenant or of said parent of Tenant (each an “Affiliate”), provided the net worth of the Tenant/assignor or sublessor, as applicable, after such transaction, is equal to the net worth of the Tenant/assignor or sublessor immediately prior to such transaction; and provided, also, that any such transaction complies with the other applicable provisions of this Article. Tenant shall provide Landlord with banking, financial or other credit information relating to the Tenant/assignor or sublessor, as applicable, reasonably sufficient to enable Landlord to determine the net worth of the Tenant/assignor or sublessor immediately prior to such transaction and immediately following such transaction.

H.                                   Anything herein above contained to the contrary notwithstanding (but subject to the provisions of subparagraph F(iii) above and paragraph I below), the provisions of paragraph B and paragraph J of this Article shall not apply to, and Landlord will not unreasonably withhold or delay its consent to an assignment of this Lease, or sublease of all or part of the Demised Premises, to any corporation or other entity (each a “Successor Entity”) (i) to which substantially all the stock or assets of Tenant are transferred or (ii) into or with which Tenant may be merged or consolidated, provided that the net worth of such transferee or of the resulting or surviving corporation, as the case may be, is equal to or greater than the net worth of Tenant and of any guarantor of this Lease, immediately prior to such transfer, and provided, also, that any such transaction complies with the other applicable provisions of this Article. Tenant shall provide Landlord with banking, financial or other credit information relating to Tenant and the proposed assignee or subtenant reasonably sufficient to enable Landlord to determine the net worth of Tenant on the date hereof or immediately prior to such transaction, and the net worth of the assignee or subtenant immediately following such transaction. If Landlord shall fail to deliver its response to Tenant’s request for consent under this Article 4H, within five (5) Business Days after Landlord’s receipt of such request (along with all relevant banking, financial or other credit information), such consent shall be deemed granted, provided Tenant’s request for consent refers to this Article 4H and states (in bold face type and capital letters), that such consent shall be deemed granted if Landlord fails to respond within such five (5) Business Day period.

I.                                        No consent from Landlord shall be necessary under paragraph H above where (i)the shares or partnership or membership interests in the assignee or sublessee or survivor of any merger or consolidation or successor to Tenant shall be publicly traded on any recognized exchange, or (ii) in the case of any other entity, reasonably satisfactory proof is delivered to Landlord that the net worth and other provisions of paragraph H, and the other applicable provisions of this Article, have been satisfied, and (iii) in the case of any transaction covered by (i) or (ii) above, Tenant and each guarantor of this Lease, if any, in a writing reasonably satisfactory to Landlord’s attorneys, unconditionally agree to remain primarily liable, jointly and severally, with any transferee or assignee, for the obligations of Tenant under this Lease.

J.                                        If Landlord shall not have accepted any required offer by Tenant pursuant to paragraph B of this Article, and/or Tenant effects any assignment or subletting, then Tenant thereafter shall pay to Landlord a sum equal to (i) fifty percent (50%) of any rent or other consideration (including, without limitation, sums for fixtures, furniture, equipment and other personal property) paid to Tenant by any subtenant which (after deducting the costs of Tenant, if any, in effecting the subletting, including reasonable alteration costs, commissions and legal fees) is in excess of the rent, allocable strictly on a per square foot basis (calculated by dividing aggregate consideration by the number of rentable square feet in the area so subleased), without regard to any other allocation of value, which is then being paid by Tenant to Landlord pursuant to the terms hereof with respect to the same area, allocable strictly on a per square foot basis, and (ii) fifty percent (50%) of any other profit or gain (after deducting any necessary expenses incurred) realized by Tenant from any such subletting or assignment. All sums payable hereunder by Tenant shall be payable to Landlord as additional rent upon receipt thereof by Tenant.

K.                                   Each subletting pursuant to this Article shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Notwithstanding any such subletting to any subtenant and/or acceptance of rent or additional rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the fixed annual rent, additional rent and any other charge due and to become due hereunder and for the performance of all of the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be observed and performed and for all of the acts and omissions of any licensee, subtenant, or any other person claiming under or through any subtenant that shall be in violation of any of the obligations of this Lease, and any such violation shall be deemed to be a violation by Tenant. Tenant further agrees that, notwithstanding any such subletting, no further subletting (including, without limitation, any extensions or renewals of any initial sublettings) of the Demised Premises by Tenant, or any person claiming through or under Tenant shall, or will be, made, except upon compliance with, and subject to, the provisions of this Article.

L.                                     Any assignment or transfer shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement, in form and substance reasonably satisfactory to Landlord, whereby the assignee shall assume all of the obligations of this Lease on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions contained herein shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. The original named Tenant covenants that, notwithstanding any assignment or transfer whether or not in violation of the provisions hereof, and notwithstanding the acceptance of fixed annual rent and/or additional rent by Landlord from an assignee, transferee or any other party, the original named Tenant shall remain fully liable for the payment of the fixed annual rent and additional rent and for the other obligations of this Lease on the part of Tenant to be performed or observed.

M.                                 If Landlord shall decline to give consent to any proposed assignment or sublease, or if Landlord shall exercise Landlord’s option under paragraph B of this Article, Tenant shall indemnify, defend and hold Landlord harmless from and against any and all losses, liabilities, costs and expenses (including reasonable attorneys’ fees) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease. This provision shall survive the expiration or sooner termination of the term of this Lease. Tenant shall pay to Landlord on demand Landlord’s costs (including, without limitation, legal, architect’s and engineering fees) incurred in connection with reviewing Tenant’s request for any such consent.

N.                                    The joint and several liability of Tenant and any immediate or remote successor in interest to Tenant, and the due performance of the obligations of this Lease on Tenant’s part to be performed or observed, shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time of, or modifying any of the obligations of, this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of this Lease.

O.                                    Neither the listing of a name other than that of Tenant named herein, whether on the doors of the Demised Premises, the Building directory or otherwise, nor the issuance of an ID badge or Building pass, shall vest any right or interest in this Lease or the Demised Premises and shall not be deemed to be the consent of Landlord to any assignment or transfer of this Lease, to any sublease or licensing of the Demised Premises, or to any use or occupancy thereof by anyone other than Tenant named herein.

P.                                      Under no circumstance may this Lease be assigned or the Demised Premises be sublet in whole or in part to a Prohibited Person (as such term is defined in Article 46 of this Lease).

Q.                                    The term “Tenant” when used in this Article shall include the originally denominated Tenant and each proximate or remote assignee thereof or successor in interest thereto. The term “control” as used in this Article shall mean the right to exercise final decision making authority on behalf of any entity. Wherever in this Article Tenant or any other person is required to provide Landlord with banking, financial or other credit information such information shall include, without limitation, a balance sheet (in reasonable detail, listing all assets and liabilities and prepared in accordance with generally accepted accounting principles) of each relevant party to the transaction in question certified to Landlord by an independent certified public accountant.

5.                                      DEFAULT

A.                                    Landlord may terminate this Lease on five (5) days’ notice to Tenant: (a) if Tenant shall have failed to pay any installment of fixed annual rent or additional rent or any other payment when due hereunder, and such failure shall have continued for a period of fifteen (15) days after notice to Tenant thereof, provided that Landlord shall not be required to notify Tenant of any such non-payment more than more than three (3) times within any twelve-month period; (b) if any guarantor hereunder (if any) defaults under any guarantee of this Lease; or (c) unless otherwise specified elsewhere in this Lease, if Tenant shall have failed to cure a default in the performance of any covenant of this Lease (except the payment of rent), or any rule or regulation hereinafter set forth, within thirty (30) days after written notice thereof from Landlord, or if such default cannot be completely cured in such time, if

Tenant shall not promptly proceed to cure such default within said thirty (30) days, or shall not complete the curing of such default with due diligence; or (d) irrespective of the fact that Tenant’s interest in this Lease may have been assigned (with or without Landlord’s consent [if permitted herein or by law]), if a petition in bankruptcy shall be filed by or against Tenant or if Tenant shall make a general assignment for the benefit of creditors, or receive the benefit of any insolvency or reorganization act; or (e) if a receiver or trustee is appointed for any portion of Tenant’s property and such appointment is not vacated within sixty (60) days; or (f) if an execution or attachment shall be issued under which the Demised Premises shall be taken or occupied or attempted to be taken or occupied by anyone other than Tenant; or (g) if the Demised Premises become and remain abandoned (as distinguished from the mere vacating of the Demised Premises by Tenant without defaulting under any other provision of this Lease) for a period over thirty (30) days; or (h) if Tenant shall default beyond any grace period under any other lease, license or occupancy agreement between Tenant and Landlord; or (i) if, subject to the provisions of Article 21A of this Lease and without fault of Landlord, Tenant shall fail to take possession of the Demised Premises for the purpose of commencing Tenant’s Initial Installation within one hundred twenty (120) days after the Commencement Date. Tenant shall not willfully destroy property or create any nuisance or other disturbance within the Building or suffer or permit the same to be done by any employee or invitee of Tenant after being made aware of any such incident.

B.                                    The termination of this Lease (which shall include, without limitation, any rights of renewal or extension thereof) shall be effective upon the giving of the notice first referred to in the preceding paragraph without the need for any further act and thereupon this Lease shall terminate as completely as if that were the date originally fixed for the expiration of the term of this Lease; but Tenant shall remain liable as hereinafter provided, and Landlord may institute summary or other proceedings to repossess the Demised Premises or re-enter and take possession of the Demised Premises by the exercise of self-help (which Tenant hereby expressly consents to) or any other means permitted by law. TENANT HEREBY EXPRESSLY WAIVES THE BENEFITS OF ANY LAW, STATUTE OR OTHER LEGAL AUTHORITY REQUIRING A PERIOD OF TIME (SUCH AS 5 DAYS) TO BE ADDED TO THE TIME REQUIRED HEREIN TO BE GIVEN FOR NOTICES. “Re-enter” and “re-entry” as used herein are not restricted to their technical legal meanings and include, without limiting the foregoing, Landlord’s resort to any legal means, which shall be expressly permitted hereby.

C.                                    Landlord hereby authorizes its then current managing agent of the building at any time to act on Landlord’s behalf to make demands on and give notices to Tenant hereunder, including without limitation (i) demands for payment of rent or additional rent, performance of any obligation, or cure of any default, (ii) notices of default or termination, and (iii) all other notices that may be required by law or this Lease in connection with or as a predicate to any action or proceeding for rent and/or possession of the Demised Premises. Tenant acknowledges and agrees that such managing agent is authorized to give such notices and shall not (and hereby waives the right to) contest such authorization or raise any defense to any action or proceeding predicated on any allegation of lack of such authorization.

D.                                    In no event shall Landlord have the right to claim a landlord’s lien, contractual, statutory or based on common law, with regard to any goods, wares, equipment, trade fixtures, furniture, inventory, accounts, contract rights, chattel paper or other personal property of Tenant situated in the Demised Premises.

6.                                      RE-LETTING; ETC.

A.                                    Tenant hereby expressly waives any right of redemption granted by any present or future law. In the event of a breach or threatened breach of any of the covenants or provisions hereof Landlord shall have the right of injunction. Mention herein of any particular remedy shall not preclude Landlord from any other available remedy. Landlord shall recover as liquidated damages, in addition to accrued rent and other charges, if Landlord’s re-entry is the result of Tenant’s bankruptcy, insolvency, or reorganization, the full rental for the maximum period allowed by any act relating to bankruptcy, insolvency or reorganization.

B.                                    (i)                                     In case of any re-entry, dispossess by summary proceedings or termination of the term hereof due to Tenant’s default, (x) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or termination; (y) Landlord may re-let the Demised Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms, which may at Landlord’s option be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease and may grant concessions or occupancy free of rent for any period; and (z) Tenant shall also pay Landlord as liquidated damages for the failure of Tenant to perform any obligation, at Landlord’s election, either of the amounts provided for in item (1) or item (2) below and, in addition thereto, the amounts provided for in item (3) below. Landlord shall have no obligation to relet the Demised Premises, and its failure or refusal to do so, or failure to collect rent on re-letting, shall not affect Tenant’s liability hereunder. In no event shall Tenant be entitled to a credit or repayment for re-rental income which exceed the sums payable to Tenant hereunder or which covers a period after the original term of this Lease. Said items (1), (2) and (3) are as follows:

(1)  A sum which, at the time of such re-entry, dispossess or termination, as the case may be, represents the then-current value (using a discount rate equal to the yield on United States Treasury obligations selected by Landlord maturing closest to the date set forth herein as the then established expiration date of the term of this Lease) of the amount by which (x) the aggregate of the fixed annual rent and any regularly payable additional rent hereunder that would have been payable by Tenant for the period commencing with such re-entry, dispossess or termination, as the case may be, and ending on the date then established herein for the expiration of the term of this Lease exceeds (y) the aggregate rental value of the Demised Premises determined by Landlord for the same period (which sum is sometimes hereinafter called “the lump sum payment”); or

(2)  Sums equal to any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected (i.e., the amount of rents collected hereunder less all of the costs referred to in item (3) below incurred by Landlord) on account of the lease or leases of the Demised Premises for each month of the period which would otherwise have constituted the balance of the term of this Lease. Such deficiency shall become due and payable monthly, as it is determined; and

(3)  A sum to be added to such lump sum payment or deficiency, as the case may be, equal to the actual out-of-pocket expenses that Landlord incurs in connection with re-letting the Demised Premises and pursuing Landlord’s rights and remedies (whether or not any legal action is commenced) including, but not limited to, legal expenses, reasonable attorneys’ fees, court costs, brokerage commissions, advertising costs, the value of any rent-free period, the costs of all alterations and decorations deemed advisable by Landlord to market the Demised Premises following such re-entry or dispossess or in connection with leasing the Demised Premises to a new tenant and costs to keep the Demised Premises in good order and/or for preparing the same for re-letting.

(ii)                                  For the purposes of determining the lump sum payment, estimates of (a) prospective rents, (b) leasing brokerage commissions, (c) allowances and other concessions offered to tenants, (d) contributions to tenant improvements, (e) so-called free rent periods, (f) periods the Demised Premises may remain vacant before being re-let and (g) other customary leasing costs may be used as factors for determining the rental value of the Demised Premises. Any such valuation made by Landlord based upon a valuation made by any of the ten (10) largest (as measured by gross leasable square feet for which leasing commissions were earned during the most recent calendar year preceding the date of Tenant’s default) brokerage/leasing companies in the City of New York shall be presumptively binding upon Tenant but shall be subject to review by the appropriate court or arbitration panel.

C.                                    Any property left in the Demised Premises by Tenant after Landlord re-enters the same incident to the exercise by Landlord of its remedies hereunder shall be deemed to have been abandoned by Tenant, and Landlord shall have the right to retain or dispose of such property in any manner without any obligation to account therefor to Tenant.

D.                                    IF TENANT SHALL AT ANY TIME DEFAULT IN THE PERFORMANCE OF ANY MONETARY OR NON-MONETARY OBLIGATION UNDER THIS LEASE AND LANDLORD SHALL (I) INSTITUTE ANY ACTION, SUMMARY PROCEEDING OR ARBITRATION OR (II) MAKE ANY CLAIM IN ANY BANKRUPTCY PROCEEDING INSTITUTED BY TENANT OR BY ANY THIRD PARTY AGAINST TENANT, THEN TENANT SHALL REIMBURSE LANDLORD FOR THE REASONABLE LEGAL FEES AND OTHER EXPENSES THEREBY INCURRED BY LANDLORD (UNLESS TENANT IS THE PREVAILING PARTY, IN WHICH CASE LANDLORD SHALL REIMBURSE TENANT ITS REASAONABLE LEGAL FEES AND OTHER EXPENSES INCURRED BY TENANTIN CONNECTION WITH OR ARISING OUT OF ANY SUCH ACTION, SUMMARY PROCEEDING, ARBITRATION OR BANKRUPTCY PROCEEDING, AS APPLICABLE). FURTHERMORE, IF IN ANY ACTION, PROCEEDING, BANKRUPTCY PROCEEDING OR

ARBITRATION INSTITUTED BY LANDLORD, TENANT OR ANY OTHER PARTY, LANDLORD SHALL BE COMPELLED TO OR SHALL DEEM IT NECESSARY TO ENFORCE ANY PROVISION HEREOF, IMPLEAD ANY PARTY OR DEFEND AGAINST ANY CLAIM MADE OR ACTION BROUGHT BY TENANT OR ANY OTHER PARTY SEEKING TO INVALIDATE, REJECT (INCLUDING, WITHOUT LIMITATION, THE REJECTION OF THIS LEASE UNDER THE BANKRUPTCY CODE OR ANY SUCCESSOR STATUTE THERETO) OR TO PREVENT THE ENFORCEMENT OF ANY PROVISION HEREOF, LANDLORD SHALL LIKEWISE BE ENTITLED TO AND TENANT SHALL REIMBURSE LANDLORD FOR THE REASONABLE LEGAL FEES AND OTHER EXPENSES INCURRED BY LANDLORD IN CONNECTION WITH OR ARISING OUT OF ANY SUCH ACTION, PROCEEDING, BANKRUPTCY PROCEEDING OR ARBITRATION (UNLESS TENANT IS THE PREVAILING PARTY, IN WHICH CASE LANDLORD SHALL REIMBURSE TENANT ITS REASAONABLE LEGAL FEES AND OTHER EXPENSES INCURRED BY TENANT IN CONNECTION WITH OR ARISING OUT OF ANY SUCH ACTION, PROCEEDING, BANKRUPTCY PROCEEDING OR ARBITRATION).

7.                                      LANDLORD MAY CURE DEFAULTS

A.                                    If Tenant shall default beyond any applicable notice and/or cure period in performing any covenant or condition of this Lease, Landlord may, in addition to the rights heretofore set forth in Articles 5 and 6, exercise any other remedy provided in this Lease, at law or in equity and/or perform the same for the account of Tenant, and if Landlord, in connection therewith, or in connection with any default by Tenant, makes any expenditures or incurs any obligations for the payment of money, including, but not limited to, reasonable attorneys’ fees and disbursements, such sums so paid or obligations incurred shall be deemed to be additional rent hereunder, and shall be paid by Tenant to Landlord, together with interest on any unpaid sums at an annual rate equal to the average of all prime rates published from time to time in The Wall Street Journal(Eastern Edition) plus four hundred (400) basis points calculated from the date of each expenditure by Landlord, within five (5) days of rendition of any bill or statement therefor, and if Tenant’s lease term shall have expired at the time of the making of such expenditures or incurring such obligations, such sums shall be recoverable by Landlord as damages.

B.                                    The exercise of any remedy hereunder shall not preclude Landlord from simultaneously therewith or subsequent thereto, exercising any and all other remedies permitted by law or in equity. All remedies are deemed to be cumulative and the exercise of any one remedy shall not preclude the exercise of any other. Landlord need not apply any security hereunder to cure a default by Tenant as a condition precedent to exercising any other right or remedy and the application of any such security shall not preclude the exercise of any other remedy.

8.                                      ALTERATIONS

A.                                    (i)                                     Tenant shall make no change, alteration, addition or improvement (each hereinafter referred to as, an “Alteration”) in or to the Demised Premises, without the prior written consent of Landlord, and then only in such manner and with such materials as shall be reasonably approved by Landlord.

(ii)                                  All alterations to the demised premises, including, without limitation, window and central air conditioning equipment and duct work, if any, and fixtures, equipment and built-ins, except movable office furniture and equipment installed at the expense of Tenant, shall, subject to Landlord’s right to elect otherwise in writing with respect Specialty Alterations (as such term is hereinafter defined), become the property of Landlord, and shall be surrendered with the demised premises at the expiration or sooner termination of the term of this lease. All Alterations to the demised premises which are not standard for normal office installations (e.g., raised flooring, high density filing, vaults, supplemental HVAC equipment, executive lavatories, etc. (“Specialty Alterations”)) and which Landlord shall designate, shall be removed by Tenant and any damage repaired, at Tenant’s expense prior to the expiration of the term of this lease; provided, however, that Landlord shall be required to make such designation at the time it approves such Specialty Alteration, provided Tenant reminds Landlord (in bold face type and capital letters) in Tenant’s request for approval or prior to performing any such work of the need for Landlord to do so.

B.                                    Anything in this Article to the contrary notwithstanding, Landlord shall not unreasonably withhold or delay approval of written requests (accompanied by plans and specifications for such work, in a form suitable for filing, stamped and certified by an architect or engineer duly licensed in the State of New York) of Tenant to make nonstructural (i.e., non-load bearing) interior Alterations in the Demised Premises, provided that such Alterations do not require the installation of floor or other structural support or affect utility services, plumbing and electrical lines or other systems of the Building or the exterior of the Demised Premises or the Building. Notwithstanding the foregoing or anything else contained herein to the contrary, Landlord’s prior written approval shall not be required with respect to any decorative or cosmetic work, such as painting or wall covering (“Decorative Work”), provided that: (x) the aggregate cost of such work shall not exceed the sum of $600,000.00 in any one instance or in a series of instances effectuating a single Alteration plan; (y) Tenant shall give Landlord at least fifteen (15) days’ prior written notice of any such Decorative Work, and (z) that all such Decorative Work shall be performed in accordance with the other applicable provisions of this Article.

C.                                    Except as otherwise specifically provided in Article 22 with respect to Tenant’s Initial Installation, all Alterations shall be performed in accordance with the following conditions:

(i)                                     All Alterations shall be performed in accordance with plans and specifications first submitted to Landlord for its prior written approval. If Landlord fails to respond to any such request for approval within ten (10) Business Days after Landlord’s initial receipt of such plans and specifications, Tenant may send Landlord a second request for approval of such plans and specifications. If Landlord fails to respond to such second request for approval within five (5) days after its receipt of same, then Landlord shall be deemed to have approved such plans and specifications (provided such second request specifies in bold face type and capital letters that Landlord shall be deemed to have approved such plans and specifications if it fails to respond to such second request within such five (5) day period).No Alteration or the work to be performed with respect thereto may result in the reduction of any environmental rating for the Building which may now or hereafter be made, such as made pursuant to LEED (Leadership in Energy and Environmental Design), Green Globes or Energy Star.

(ii)                                  All Alterations shall be performed in a good and workmanlike manner. Tenant shall, prior to the commencement of any such Alterations, at its sole cost and expense, obtain and exhibit to Landlord any governmental permit required in connection with such Alterations, including, without limitation, any such governmental permit issued by the New York City Department of Buildings, the New York City Landmarks Preservation Commission and/or the Fire Department of the City of New York. Landlord shall reasonably cooperate with Tenant (at no cost or liability to Landlord) in connection therewith, including, without limitation, by signing any required application therefor in a timely manner (but in no event prior to Landlord’s review of Tenant’s plans and specifications for such work) and working with Tenant to seek to expedite the approval process.

(iii)                               All Alterations shall be performed in compliance with all other applicable provisions of this Lease, (including, without limitation, Exhibit F, the Building Standard Environmental Design and Construction Guidelines) all Building regulations (including specifications for construction material and finishes criteria adopted by Landlord for the Building) and with all applicable laws, ordinances, directions, rules and regulations of governmental authorities having jurisdiction, including, without limitation, the Americans with Disabilities Act of 1990, as amended, New York City Local Law No. 5/73 and New York City Local Law No. 58/87 and similar present or future laws, and regulations issued pursuant thereto, and also New York City Local Law No. 76, all laws referred to in Article 15 hereof, and similar present or future laws, and regulations issued pursuant thereto, on abatement, storage, transportation and disposal of asbestos, which work, if required, shall be effected at Tenant’s sole cost and expense, by contractors and consultants reasonably approved by Landlord and in strict compliance with the aforesaid rules and regulations and with Landlord’s rules and regulations thereon. Notwithstanding anything to the contrary herein contained, Tenant agrees not to perform any work that affects the structural elements of the Building or any Building mechanical system. In performing any work, Tenant shall use, to the fullest extent feasible, materials from sustainable sources.

(iv)                              All work shall be performed with union labor having the proper jurisdictional qualifications by contractors and subcontractors approved in advance by Landlord, which approval shall not be unreasonably withheld or delayed with respect to contractors or subcontractors performing nonstructural interior Alterations which do not affect utility services, plumbing and electrical lines or other systems of the Building.

(v)                                 All work to be performed by Tenant shall be done in a manner that will not interfere with or disturb other tenants and occupants of the Building. No demolition or core drilling or welding shall be permitted between the hours of 7:00 a.m. and 6:00 p.m. on Mondays through Fridays. Tenant shall be permitted to perform work in the Demised Premises which is approved or otherwise permitted hereunder, on an overtime basis, subject to Landlord’s reasonable rules and regulations thereof.

(vi)                              Tenant shall reimburse Landlord for all reasonable out-of-pocket costs and expenses incurred by Landlord in reviewing Tenant’s plans and specifications showing any Alteration to the Demised Premises and in ensuring that any such Alteration conforms to such plans and specifications and to the terms of Landlord’s consent to such work. During the course of any Alterations or other work requiring a permit from any governmental authority, Tenant shall cause its contractors to provide the following insurance, also issued by an insurance company reasonably satisfactory to Landlord: (a) worker’s compensation and disability insurance covering all persons employed for such work;(b) commercial general liability and property damage insurance naming the holder of any mortgage on the Building, Landlord, its managing agent and its designees as additional insureds, with coverage of at least $5,000,000 combined single limit; (c) builder’s risk insurance in an amount equal to the cost of the applicable Alteration; and(d) business automobile liability insurance for all owned, non-owned and hired vehicles with a $1,000,000 combined single limit. With respect to jobs costing in excess of $1,000,000.00, Tenant shall also cause its contractors to provide payment and performance bonds issued by a surety company having an AM Best’s rating reasonably satisfactory to Landlord.

(vii)                           Tenant shall deliver to Landlord prior to commencing any Alteration, certificates of the insurance required under clause (vi) above naming with respect to such insurance, except workers compensation and disability insurance, Landlord, its managing agent, its mortgagees and other designees with an insurable interest, as additional insureds, together with the declaration page of each such insurance policy and the endorsements thereto designating such persons or parties as additional insureds.

(viii)                        Notwithstanding anything herein set forth to the contrary, within sixty (60) days after final completion of any Alteration, Tenant shall deliver to the Landlord (a) final record drawings of the Alteration including, as may be pertinent to the work performed, a reflected ceiling plan, mechanical and electrical drawings, partition plan and any other drawings which may be required to indicate accurately the layout and systems of the Demised Premises and (b) a summary by trade of the costs incurred performing such work and such other records as Landlord may require to document such costs, all certified (if so requested by Landlord) by a reputable, independent certified public accountant. Tenant shall require its architect to load and maintain such record plans on a CADD system.

(ix)                              For the purposes hereof, Alterations referred to in this Article include Tenant’s Initial Installation (as such term is defined in Article 22 of this Lease) to be performed by Tenant, provided that the provisions of Article 22 of this Lease shall govern with respect to the subject matter thereof in case of any conflict with the provisions of this Article 8, anything contained in this Lease to the contrary notwithstanding. In particular, any work or legal compliance which Tenant would be obligated to perform under this Article 8 but for the fact that it is within the scope of the Building Work under said Article 22, shall be performed by Landlord as part of the Building Work.

D.                                    In any case under this Article 8 or under any other provision of this Lease, where Landlord’s consent is required for the use or employment of any contractor, vendor or other supplier of labor or material, Tenant acknowledges and agrees that any such consent shall under no circumstance be deemed a warranty, assurance or guarantee that such contractor, vendor or supplier is qualified for the work or engagement for which Tenant is retaining such contractor, vendor or supplier or that the work, services or materials being provided shall be in compliance with Tenant’s plans and specifications or comply with law or that any work shall be performed in a workmanlike fashion free of any defect. Tenant specifically disclaims and waives any right, claim or cause of action against Landlord based upon any such contractor, vendor or supplier’s defective work, material or service or failure to perform any work in accordance with any agreement, law or professional standard. The provisions of this paragraph D shall be controlling whether or not any consent by Landlord to any such contractor, vendor or supplier contains any such or similar disclaimer or waiver of liability or any such contractor, vendor or supplier is related to Landlord or its managing agent.

E.                                     Tenant shall not affix any sign, logo, emblem, banner, plaque or symbol on any exterior window, on any door opening on to a common corridor, on any exterior wall demising the Demised Premises or on or about any portion of the Demised Premises in such a fashion as any sign, logo, emblem, banner, plaque or symbol is visible beyond the Demised Premises. However, the foregoing shall not be deemed to alter or modify any of Tenant’s rights under Article 25 of this Lease.

9.                                      LIENS

Prior to commencement of any work in the Demised Premises, Tenant shall use commercially reasonable efforts to obtain and deliver to Landlord a written letter of authorization, in form reasonably satisfactory to Landlord’s counsel, signed by architects, engineers, designers and consultants to become involved in such work, which shall confirm that any of their drawings or plans are to be removed from any filing with governmental authorities, on request of Landlord, in the event that such work is discontinued or abandoned. With respect to contractors, subcontractors, material men and laborers, and architects, engineers and designers, for all work or materials to be furnished to Tenant at the Demised Premises, Tenant agrees to obtain and deliver to Landlord written and unconditional waivers of mechanics liens upon the Demised Premises or the Building, after payments to the contractors, their subcontractors and vendors, Tenant’s architects, engineers, designers and consultants, subject to any then applicable provisions of the Lien Law. Notwithstanding the foregoing, Tenant, at its expense, shall cause any lien filed against the Demised Premises or the Building for work or materials claimed to have been furnished to Tenant to be discharged of record by payment or bonding within thirty (30) days after notice thereof. Breach of the obligation under the preceding sentence shall be deemed a material and substantial default by Tenant under this Lease and notwithstanding any provision of Article 5A, no further notice shall be required for Landlord to exercise any right or remedy provided herein or by law.

10.                               REPAIRS; DESTRUCTION

A.                                    Tenant shall keep the Demised Premises clean and in good order and repair. Tenant shall take good care of the Demised Premises and the fixtures and appurtenances therein, and, subject to the provisions of Article 40E hereof, shall make all repairs necessary to keep them in good working order and condition, including structural repairs to be made at Tenant’s expense when those are necessitated by the act, omission or negligence of, or any alteration by, Tenant or its agents, employees or invitees. The “A/C Equipment” (as hereinafter defined in Article 29 hereof) servicing the Demised Premises shall be maintained and repaired pursuant to said Article 29. If and so long as Landlord provides electricity to the Demised Premises on a rent inclusion basis, the electric service for the A/C Equipment shall be provided by Landlord as additional electric service billed as provided in Article 3 hereof for service other than for Ordinary Equipment, unless the electricity consumed in connection with the A/C Equipment is provided on a submetering basis, in which event Tenant shall reimburse Landlord for such electricity at all times in accordance with the submetering provisions of Article 3 of this Lease. The exterior walls of the Building, the windows and the portions of all window sills outside same and areas above any hung ceiling are not part of the Demised Premises, and Landlord hereby reserves all rights to such parts of the Building. Landlord shall replace, at the expense of Tenant, any plate glass and other glass damaged or broken from any cause whatsoever in and about the Demised Premises, subject, however, to the provisions of Article 40E of this Lease.

B.                                    If the Demised Premises shall be partially damaged or rendered wholly untenantable by fire, flood, wind damage or other casualty and Landlord shall not elect to terminate this Lease as provided below in this Article, the damage shall be repaired at the expense of Landlord. Landlord shall not be required to repair or restore any of Tenant’s property or any alteration or leasehold improvement made by or for Tenant at Tenant’s expense. Tenant shall give Landlord prompt notice of any damage or destruction to the Demised Premises. The rent shall abate in proportion to the portion of the Demised Premises not usable by Tenant. Landlord shall not be liable to Tenant for any delay in restoring the Demised Premises, Tenant’s sole remedy being the right to an abatement of rent, as above provided. If (i) the Demised Premises are rendered wholly untenantable by fire, wind damage, flood or other casualty and if Landlord shall decide not to restore the Demised Premises, (ii) the Demised Premises are rendered wholly untenantable by fire or other casualty during the last twenty-four (24) months of the term hereof, or (iii) if the Building shall be so damaged that Landlord shall decide to demolish it or to rebuild it (whether or not the Demised Premises have been damaged), Landlord may within ninety (90) days after such fire or other cause give written notice to Tenant of its election that the term of this Lease shall automatically expire no less than fifteen (15) days after such notice is given, and Tenant shall vacate and surrender the Demised Premises in its present “as is” condition within forty-five (45) days after the expiration of such fifteen (15) day period. Tenant hereby expressly waives the provisions of Section 227 of the New York Real Property Law and agrees that the provisions of this Article shall govern and control in lieu thereof.

C.                                    Subject to Landlord’s right to cancel this Lease pursuant to paragraph B above, within ninety (90) days after the date of any such fire, wind damage, flood or other casualty which renders the Demised Premises untenantable for the purposes of Tenant’s permitted use hereunder, Landlord shall deliver to Tenant a statement setting forth Landlord’s good faith estimate as to the time required to repair such damage. If the estimate of the time period exceeds twelve (12) months from the date of such casualty, Tenant may elect to terminate this Lease by giving Landlord written notice thereof not later than thirty (30) days after the receipt of such statement (time being of the essence). If such notice is given, the term of this Lease shall expire upon the fifteenth (15th) day after notice of such election is given by Tenant, and Tenant shall vacate and surrender the Demised Premises in its present “as is” condition within forty-five (45) days after the expiration of such fifteen (15) day period. Notwithstanding anything to the contrary contained herein, if (i) either Tenant shall not have elected to terminate this Lease pursuant to the provisions hereof or Tenant shall not have had the right to terminate this Lease pursuant to the provisions hereof because the estimated time period set forth in Landlord’s estimate did not exceed twelve (12) months, and (ii) Landlord shall have failed to make such repairs on or before the date which is one (1) month after the estimated time period set forth in Landlord’s estimate, then Tenant may elect to terminate this Lease by notice given to Landlord within fifteen (15) days after the expiration of such one (1) month period. If Tenant makes such election, the term of this Lease shall expire on the fifteenth (15th) day after notice of such election is given by Tenant, and Tenant shall vacate the Demised Premises and surrender the same to Landlord in accordance with the provisions of this paragraph C, and Tenant shall vacate and surrender the Demised Premises in its present “as is” condition within forty-five (45) days after the expiration of such fifteen (15) day period.

11.                               END OF TERM

Tenant shall surrender the Demised Premises to Landlord at the expiration or sooner termination of the term of this Lease in good order and condition, except for reasonable wear and tear and damage by fire or other casualty, and Tenant shall remove all of its property there from. Tenant agrees that any personal property remaining in the Demised Premises following the expiration of the term of this Lease (or such earlier date as of which the term hereof may have been terminated) shall for all purposes be deemed conveyed to and to be the property of Landlord who shall be free to dispose of such property, at Tenant’s cost, in any manner Landlord deems desirable. Landlord may retain or assign any salvage or other residual value of such property. In consideration of Landlord’s disposing of such property, Tenant shall reimburse Landlord or pay to Landlord any cost that Landlord may incur in disposing of such property within ten (10) days after demand therefor. Tenant shall indemnify and save Landlord harmless against all costs, claims, loss or liability resulting from delay of more than sixty (60) days by Tenant in so surrendering the Demised Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. Additionally, the parties recognize and agree that other damage to Landlord resulting from any failure by Tenant timely to surrender the Demised Premises will be substantial, will exceed the amount of monthly rent theretofore payable hereunder, and will be impossible of accurate measurement. Tenant therefore agrees that if possession of the Demised Premises is not surrendered to Landlord within one (1) day after the expiration or sooner termination of the term of this Lease, then Tenant will pay Landlord the following liquidated damages: (i) for each of the first three months or portion of any of such first three months during which Tenant holds over in the Demised Premises after the expiration or termination of the term of this Lease, a sum equal to one and one-half (1.5) times the average fixed annual rent and additional rent which were payable per month under this Lease during the last six (6) months of the term thereof; and (ii) for any month or portion of a month after such first three months during which Tenant holds over in the Demised Premises after expiration or termination of the term of this Lease, a sum equal to two (2) times the average fixed annual rent and additional rent which were payable per month under this Lease during the last six (6) months of the term thereof. The aforesaid obligations shall survive the expiration or sooner termination of the term of this Lease. Anything in this Lease to the contrary notwithstanding, the acceptance of any rent shall not preclude Landlord from commencing and prosecuting a holdover or summary eviction proceeding, and the preceding sentence shall be deemed to be an agreement expressly “providing otherwise” within the meaning of Section 232-c of the Real Property Law of the State of New York and any successor law of like import. Tenant expressly waives, for itself and for any person claiming through or under the Tenant, any rights which the Tenant or any such Person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force in connection with any holdover summary proceedings which the Landlord may institute. Tenant’s obligations under this paragraph shall survive the expiration or sooner termination of the term of this Lease. At any time during the term of this Lease, Landlord may exhibit the Demised Premises to prospective purchasers, investors or mortgagees of Landlord’s interest therein. During the last year of the term of this Lease, Landlord may exhibit the Demised Premises to prospective tenants. In all such showings, Landlord shall use commercially reasonable efforts to minimize any interference with Tenant’s business operations in the Demised Premises (it being understood and agreed, however, that such showings may take place on Business Days during Business Hours).

12.                               SUBORDINATION AND ESTOPPEL; ETC.

A.                                    Tenant has been informed and understands that Landlord’s title arises out of and by virtue of a sublease (the “Sublease”) from the owner of the lease (the “Ground Lease”) of the land and the building of which the Demised Premises form a part. A copy of the Ground Lease and the Sublease may be examined at the office of Landlord at any time during regular business hours upon reasonable advance notice. This Lease and Tenant’s rights hereunder are and shall be subject and subordinate to the Ground Lease, the Sublease and all other ground or underlying leases and subleases and to all mortgages, building loan agreements, leasehold mortgages, spreader and consolidation agreements and other similar documents and instruments (individually, a “Superior Interest” and collectively, “Superior Interests”), which may now or hereafter affect such leases or subleases or the real property of which the Demised Premises form a part and to all renewals, modifications, consolidations, replacements, extensions, assignments, spreaders, consolidations and refinancings thereof and to all advances made or hereafter made there under. This Article shall be self-operative and no further instrument of subordination shall be necessary. In confirmation of such subordination, Tenant shall within ten (10) days after written request execute any instrument in recordable form that Landlord or the holder of any Superior Interest may request. Tenant hereby appoints Landlord as Tenant’s irrevocable attorney-in-fact to execute any document of subordination on behalf of Tenant. The foregoing power of attorney is a power coupled with an interest and not revocable during the term of this Lease. In the event that the Ground Lease, the Sublease or any other ground or underlying lease is terminated, or any mortgage foreclosed, this Lease shall not terminate or be terminable by Tenant unless Tenant was specifically named in any termination or foreclosure judgment or final order for the purposes of terminating this Lease or the interest of Tenant in the Demised Premises.

B.                                    (i)                                     Landlord shall obtain from the sublessor under the Sublease (i.e., Empire State Building Associates L.L.C.), for the benefit of Tenant, a subordination, non-disturbance and attornment agreement, substantially in the form attached hereto and made a part hereof as Exhibit C-1. Landlord shall deliver such subordination, non-disturbance and attornment agreement to Tenant, executed by Empire State Building Associates L.L.C. and acknowledged. Tenant shall promptly execute and deliver any such subordination, non-disturbance and attornment agreement.

(ii)                                  Landlord shall obtain from the lessor under the Ground Lease (i.e., Empire State Land Associates L.L.C.), for the benefit of Tenant, a non-disturbance and attornment agreement, substantially in the form attached hereto and made a part hereof as Exhibit C-2. Landlord shall deliver such non-disturbance and attornment agreement to Tenant, executed by Empire State Land Associates L.L.C. and acknowledged. Tenant shall promptly execute and deliver any such non-disturbance and attornment agreement.

(iii)                               As of the date hereof, the real property of which the building forms a part is encumbered by a certain first mortgage in favor of HSBC Bank USA, National Association (“HSBC”). Notwithstanding anything contained in this Lease to the contrary, Landlord shall obtain from HSBC, for the benefit of Tenant, a subordination, non-disturbance and attornment agreement, in the form customarily used by HSBC, but in any event providing in substance that so long as Tenant is not then in default under this Lease beyond any applicable notice and/or grace period, the grantor of such subordination non-disturbance and attornment agreement will not take any action to recover possession of the Demised Premises, notwithstanding any foreclosure of the mortgage or termination of the ground or other underlying lease, as the case may be. Landlord shall also use commercially reasonable efforts to cause HSBC to make such changes to such form as are reasonably requested by Tenant. Landlord shall deliver such subordination, non-disturbance and attornment agreement to Tenant, executed by HSBC and acknowledged, within sixty (60) days after the execution and delivery of this Lease. Tenant shall promptly execute and deliver such subordination, non-disturbance and attornment agreement and shall pay any reasonable attorneys’ fees incurred by the grantor of such non-disturbance agreement, but only if and to the extent such fees are due to Tenant’s negotiation of changes (other than de minimis changes) to the form of subordination, non-disturbance and attornment agreement customarily used by HSBC. Tenant, at its cost, shall cause such subordination, non-disturbance and attornment agreement to be recorded in the real property records of the Register of the City of New York.

(iv)                              Notwithstanding anything contained hereinabove to the contrary, Landlord shall obtain from the holder of any future Superior Interest, for the benefit of Tenant, a subordination, non-disturbance and attornment agreement, in the form then customarily used by it (provided it is commercially reasonable), but in any event providing in substance that so long as Tenant is not then in default under this Lease beyond any applicable notice and/or grace period, the grantor of such subordination non-disturbance and attornment agreement will not take any action to recover possession of the Demised Premises, notwithstanding any foreclosure of the mortgage or termination of the ground or other underlying lease, as the case may be. Tenant (and Landlord, if required) shall promptly execute and deliver such subordination, non-disturbance and attornment agreement and shall pay any reasonable attorneys’ fees incurred by the grantor of such subordination, non-disturbance and attornment agreement, but only if and to the extent such fees or costs are due to Tenant’s negotiation of changes (other than de minimis changes) to the form of SNDA customarily used by the holder of such future Superior Interest. Tenant, at its cost, shall cause such subordination, non-disturbance and attornment agreement to be recorded in the real property records of the Register of the City of New York.

C.                                    Any holder of a Superior Interest may elect that this Lease shall have priority over such Superior Interest and, upon notification by such holder of a Superior Interest to Tenant, this Lease shall be deemed to have priority over such Superior Interest, whether this Lease is dated prior to or subsequent to the date of such Superior Interest. In the event that the Ground Lease, the Sublease or any other ground or underlying lease is terminated as aforesaid, or if the interests of Landlord under this Lease are transferred by reason of or assigned in lieu of foreclosure or other proceedings for enforcement of any mortgage, or if the holder of any mortgage acquires a lease in substitution therefor, or if the holder of any Superior Interest shall otherwise succeed to Landlord’s estate in the lease or the Building, or the rights of Landlord under this Lease, then Tenant will, notwithstanding anything to the contrary in paragraph A of this Article, at the option to be exercised in writing by the lessor under the Ground Lease or other ground or underlying lease, the holder of any other Superior Interest or such purchaser, assignee or lessee, as the case may be,(i) attorn to it and perform for its benefit all the terms, covenants and conditions of this Lease on the Tenant’s part to be performed with the same force and effect as if said lessor, mortgagee or such purchaser, assignee or lessee were the landlord originally named in this Lease, or (ii) enter into a new lease with said lessor, mortgagee or such purchaser, assignee or lessee, as landlord, for the remaining term of this Lease and otherwise on the same terms, conditions and rentals as herein provided. The foregoing provisions shall inure to the benefit of any such successor landlord, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any Superior Interest, shall be self-operative upon any such request and no further instrument shall be required to give effect to said provisions; provided, however, that upon request of any such successor landlord, Tenant shall promptly execute and deliver, from time to time, any instrument in recordable form that any successor landlord may reasonably request to evidence and confirm the foregoing provisions of this paragraph, in form and content reasonably satisfactory to each such successor landlord, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between such successor landlord and Tenant upon all of the then executory terms of this Lease except that such successor landlord shall not be: (a) liable for any previous act or omission or negligence of any prior landlord under this Lease (including, without limitation, Landlord); (b) subject to any counterclaim, demand, defense, deficiency, credit or offset which Tenant might have against any prior landlord under this Lease (including, without limitation, Landlord); (c) bound by any modification, amendment, cancellation or surrender of this Lease or by any prepayment of more than one month’s rent or additional rent, unless such modification, cancellation, surrender or prepayment shall have been approved in writing by the successor landlord; (d) bound by any security deposit, cleaning deposit or other prepaid charge which Tenant might have paid in advance to any prior landlord under this Lease (including, without limitation, Landlord), unless such payments have been received by the successor landlord; or (e) bound by any agreement of any landlord under the lease (including, without limitation, Landlord) with respect to the completion of any improvements affecting the Demised Premises, the Building, the land or any part thereof or for the payment or reimbursement to Tenant of any contribution to the cost of the completion of any such improvements.

D.                                    If the then current term of the Sublease or any other ground or other underlying lease to which this Lease is subordinate shall expire prior to the date set forth herein for the expiration of this Lease, then, unless (i) the term of the Sublease or such ground or other underlying lease, as the case may be, shall have been extended, which extension Landlord may arbitrarily decline to enter into, or (ii) the holder of any Superior Interest shall elect, in writing, to have Tenant attorn to it, the term of this Lease shall expire on the date of the expiration of the Sublease, or such ground or other underlying lease to which this Lease is subordinate, notwithstanding the later termination date herein above set forth. If the Sublease or any such ground or other underlying lease is renewed or if the holder of any Superior Interest shall elect, in writing, to have Tenant attorn to it, then the term of this Lease shall expire as herein above set forth and, Tenant shall attorn to the holder of such Superior Interest on the terms and conditions set forth in paragraph B above for attornment. In no event shall Landlord enter into a modification or amendment of the Sublease or any other ground or underlying lease which materially and adversely affects Tenant’s right or obligations under this Lease.

E.                                     From time to time, Tenant, on ten (10) days’ prior written request by Landlord, time being of the essence, will deliver to Landlord and the holder of any Superior Interest a statement in writing (upon which any person to whom it is addressed or certified may rely) certifying that this Lease is unmodified and is in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and identifying the modifications) and the dates to which the rent and other charges have been paid, the amounts of fixed annual and additional rents, stating the date of expiration of the term hereof and whether any renewal option exists (and if so, the terms thereof), stating whether any defense or counterclaim to the payment of any rent exists, whether any allowance or work is due to Tenant from Landlord, stating whether or not the Landlord is in default in performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Tenant may have knowledge, stating whether any bankruptcy case has been commenced with respect to Tenant, and containing such other information as the holder of any Superior Interest may request. Any such statement that contains language to the effect that such statement is not a waiver of rights or remedies for possible but unspecified defaults or with respect to defaults discovered subsequent to the delivery of the statement and/or that in the case of a conflict between such statement and this Lease, that the terms of this Lease control, shall not comply with Tenant’s obligations under this paragraph D. Nothing contained herein will be deemed to impair any right, privilege or option of the holder of any Superior Interest.

F.                                      If, in connection with obtaining, continuing or renewing financing or refinancing for the Building and/or the land, the lender shall request that Tenant give notices of any defaults by Landlord to such lender as a condition to such financing or refinancing, Tenant will not unreasonably withhold, delay or defer its consent thereto.

G.                                    If any act or omission by Landlord shall give Tenant the right, immediately or after the lapse of time, to cancel or terminate this Lease or to claim a partial or total eviction, Tenant shall not exercise any such right until: (i) it shall have given written notice of such act or omission to each holder of any Superior Interest of which it has written notice, and (ii) a reasonable period for remedying such act or omission shall have elapsed following such notice (which reasonable period shall be equal to the period to which Landlord would be entitled under this Lease to effect such remedy, plus an additional thirty (30) day period), provided such holder or lessor shall, with reasonable diligence, give Tenant notice of its intention to remedy such act or omission and shall commence and continue to act upon such intention.

13.                               CONDEMNATION

A.                                    In the event that the whole of the Demised Premises shall be lawfully condemned or taken in any manner for any public or quasi-public use or purpose, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title (hereinafter referred to as the “date of taking”), and Tenant shall have no claim against Landlord or any condemning authority or entity for, or make any claim for, the value of any unexpired term of this Lease, and the rent and additional rent shall be apportioned as of such date.

B.                                    In the event that any part of the Demised Premises shall be so condemned or taken, then this Lease shall be and remain unaffected by such condemnation or taking, except that the rent and additional rent allocable to the part so taken shall be apportioned as of the date of taking, provided, however, that Tenant may elect to cancel this Lease in the event more than fifteen (15%) percent of the Demised Premises should be so condemned or taken, or any reasonable means of access to the Demised Premises shall be eliminated due to a condemnation or taking, provided such notice of election is given by Tenant to Landlord not later than thirty (30) days after the date when title shall vest in the condemning authority. Landlord shall promptly give Tenant copies of any notice received from the condemning authority as to vesting. Upon the giving of such notice, this Lease shall terminate on the thirtieth (30th) day following the date of such notice and the rent and additional rent shall be apportioned as of such termination date. Upon such partial taking and this Lease continuing in force as to any part of the Demised

Premises, the rent and additional rent shall be diminished by an amount representing the part of said rent and additional rent properly applicable to the portion or portions of the Demised Premises which may be so condemned or taken. If as a result of the partial taking (and this Lease continuing in force as to the part of the Demised Premises not so taken), any part of the Demised Premises not taken is damaged, Landlord agrees with reasonable promptness to commence the work necessary to restore the damaged portion to the condition existing immediately prior to the taking (subject to paragraph D of this Article), and prosecute the same with reasonable diligence to its completion. In the event Landlord and Tenant are unable to agree as to the amount by which the rent and additional rent shall be diminished, the matter shall be determined by arbitration in New York City.

C.                                    Nothing herein provided shall preclude Tenant from appearing, claiming, proving and receiving in the condemnation proceeding, Tenant’s moving expenses, and the value of Tenant’s fixtures, or Tenant’s alterations, installations and improvements (to the extent, only, paid for by Tenant and not reimbursed by Landlord or by insurance), which do not become part of the Building, or property of Landlord; or, in the case of temporary taking, so long as rent hereunder is paid to Landlord, Tenant may make a claim for rental value of and damages to the Demised Premises (which are of a nature that Tenant is obligated hereunder to repair same) or damages to Tenant’s furniture and fixtures. Tenant shall also have the right to assert any other claim, as long as same does not diminish or otherwise adversely affect any claim by Landlord.

D.                                    In the event that only a part of the Demised Premises shall be so taken and Tenant shall not have elected to cancel this Lease as above provided, the entire award for a partial taking shall be paid to Landlord, and Landlord, at Landlord’s own expense, shall, to the extent of the net proceeds (after deducting reasonable expenses including attorneys’ and appraisers’ fees and any sums payable to the holder of a Superior Interest) of the award, restore the unaffected part of the Building to substantially the same condition and tenant ability as existed prior to the taking.

E.                                     Until said unaffected portion is restored, Tenant shall be entitled to a proportionate abatement of rent for that portion of the Demised Premises which is being restored and is not usable until the completion of the restoration or until said portion of the Demised Premises is used by Tenant, whichever occurs sooner. Said unaffected portion shall be restored within a reasonable time but not more than six (6) months after the taking; provided, however, if Landlord is delayed by strike, lockout, the elements, or other causes beyond Landlord’s control, the time for completion shall be extended for a period equivalent to the delay. Should Landlord fail to complete the restoration within said six (6) months or the time as extended, Tenant may elect to cancel this Lease and the term hereby granted provided such notice of election is given by Tenant to Landlord not later than thirty (30) days after the end of said six (6) months of time or the time as extended.

14.                               REQUIREMENTS OF LAW

A.                                    (i)                                     Tenant at its expense shall comply with all laws, orders and regulations of any governmental authority having or asserting jurisdiction over the Demised Premises, whether any such law, order or regulation is in effect on, or enacted or made effective after, the date hereof, whether contemplated or foreseen on the date hereof or not (each of the foregoing being sometimes hereinafter referred to as a “Law”), which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Demised Premises or the use or occupancy thereof; provided, however, that Tenant shall not be required to perform or contribute to the cost of performing any demolition, removals, alterations, improvements, changes or modifications to the Demised Premises or to any Building system serving or providing access to the Demised Premises, or to pay any fine or penalty resulting from Tenant’s refusal to comply with any such requirement, except to the extent such requirement shall be imposed due to (a) the performance of any Alterations by or on behalf of Tenant in or to the Demised Premises, or (b) Tenant’s particular use or manner of use of the Demised Premises (as distinguished from mere office use thereof), or (c) the making of reasonable accommodations in the Demised Premises which are required by the Americans With Disabilities Act, as amended, for Tenant’s employees, customers, or invitees.

(ii)                                  Landlord shall comply, at its sole cost and expense, with all laws, rules and regulations which are applicable to the Demised Premises and which are not the obligation of Tenant under this Lease or under the law. Landlord shall also comply, at its sole cost and expense, with all laws, rules and regulations which are applicable to the Building and which are not the obligation of Tenant hereunder or under the law, but only to the extent that such compliance is necessary for Tenant’s continued use of, or access to, the Demised Premises for the purposes permitted under this Lease.

B.                                    Tenant shall require every person engaged by Tenant to clean any window in the Demised Premises from the outside, to use the equipment and safety devices required by Section 202 of the Labor Law and the rules of any governmental authority having or asserting jurisdiction.

C.                                    Subject to the limitations on Tenant’s obligation to perform Alterations as set forth in paragraph A of this Article, Tenant at its expense shall comply with all requirements of the New York Board of Fire Underwriters, or any other similar body affecting the Demised Premises and shall not use the Demised Premises in a manner which shall increase the rate of fire insurance of Landlord or of any other tenant, over that in effect prior to this Lease. If Tenant’s use of the Demised Premises increases the fire insurance rate, Tenant shall reimburse Landlord for all such increased costs. That the Demised Premises are being used for the purpose set forth in Article 1 hereof shall not relieve Tenant from the foregoing duties, obligations and expenses.

15.                               CERTIFICATE OF OCCUPANCY

Tenant will at no time use or occupy the Demised Premises in violation of any certificate of occupancy issued for or statute governing the use of the Building. Landlord represents that the certificate of occupancy issued for the Building will permit the use of the Demised Premises for general, executive and administrative office purposes. Landlord will make no changes in the Building which would result in a change in the certificate of occupancy which prevents Tenant from using the Demised Premises for the purposes specified in this Lease.

16.                               POSSESSION

Subject to the provisions of Article 1A(ii) hereof, if Landlord shall be unable to give possession of the Demised Premises because of the retention of possession of any occupant thereof or any alteration or construction work, or for any other reason except as hereinafter provided, Landlord shall not be subject to any liability for such failure. In such event, this Lease shall stay in full force and effect, without extension of its term. However, the rent and term hereunder shall not commence until the Demised Premises are available for possession by Tenant in the condition required hereunder. If delay in possession is caused by Tenant, the term and rent shall commence on the date(s) it would have occurred but for such delay. If permission is given to Tenant to occupy the Demised Premises or other premises prior to the date specified as the commencement of the term, such occupancy shall be deemed to be pursuant to the terms of this Lease, except that the parties shall separately agree as to the obligation of Tenant to pay rent for such occupancy. The provisions of this Article are intended to constitute an “express provision to the contrary” within the meaning of Section 223(a), New York Real Property Law. Landlord shall be deemed to have given and/or tendered possession of the Demised Premises to Tenant upon notifying Tenant that the Demised Premises are available for Tenant’s occupancy and, when applicable, that the keys or other means of entry to the Demised Premises may be obtained from Landlord at Landlord’s (or its agent’s) office in the Building. Landlord represents that, as of the date of this Lease, (i) the Demised Premises are vacant and are not subject to any other lease or occupancy agreement, and (ii) the Building is not subject to any pending or, to the best of Landlord’s knowledge, threatened code violations or litigation that would be likely to have a material adverse impact on Landlord’s ability to timely complete the Building Work or pay Landlord’s Contribution, or that would otherwise materially delay the completion of Tenant’s Initial Installation or have a material adverse impact on Tenant’s use and occupancy of the Demised Premises.

17.                               QUIET ENJOYMENT

Landlord covenants that if and so long as Tenant is not in default under this Lease beyond any applicable notice and/or grace period, Tenant may peaceably and quietly enjoy the Demised Premises, subject to the terms, covenants and conditions of this Lease and, subject to the terms of any applicable subordination, non-disturbance and attornment agreement, to the Ground Lease, the Sublease and other Superior Interests.

18.                               RIGHT OF ENTRY

A.                                    Tenant shall permit Landlord to erect and maintain pipes and conduits in and through the Demised Premises. Landlord or its agents shall have the right: (a) to enter or pass through the Demised Premises, by master key or, if necessary be reason of an emergency, by reasonable force or otherwise, (b) to examine the same, (c) to exhibit the space to prospective tenants, purchasers, investors and lenders, as heretofore provided,(d) to make such repairs, installations, improvements, alterations or additions to the Building (whether or not the work to be performed is within the Demised Premises or for their benefit) or the Demised Premises, as may be required by law or as Landlord may deem necessary or desirable, (e) to take back an insubstantial portion of the Demised Premises as may be reasonably required for such repairs, installations, improvements, alterations or additions and (f) to take into and store within and upon the Demised Premises all material that may be used in connection with any such repair, installation, improvement, alteration or addition work. Such entry, storage, work or taking back of a portion of the Demised Premises in connection with any such repair, installation, improvement, alteration or addition shall not constitute an eviction (whether actual or constructive) of Tenant, in whole or in part, or breach of the covenant of quiet enjoyment, shall not be grounds for any abatement of rent, and shall not impose any liability on Landlord to Tenant by reason of inconvenience or injury to Tenant’s business or to the Demised Premises. Notwithstanding the foregoing, Landlord shall use commercially reasonable efforts to minimize any disruption to Tenant’s business, such efforts to include performing repairs and other work which would unreasonably interfere with Tenant’s business operations in the Demised Premises outside of Business Hours, returning furnishings to their proper locations, and performing appropriate clean-up, including removing trash and debris. All non-emergency entries into the Demised Premises shall be upon reasonable prior notice to Tenant, and Tenant shall have the right to be present and accompany Landlord during any such non-emergency entry.

B.                                    Landlord shall have the right at any time, without the same constituting an actual or constructive eviction, and without incurring any liability to Tenant, to change the arrangement and/or location of entrances or passageways, windows, corridors, elevators, stairs, toilets, or other public parts of the Building, and to change the name or number by which the Building is known.

19.                               INTENTIONALLY OMITTED

20.                               INDEMNITY

A.                                    Tenant shall defend, indemnify and hold harmless Landlord, its managing agent, and their respective members and supervisors, agents, officers, directors, shareholders, partners, principals, employees and tenants in common (whether disclosed or undisclosed) (hereinafter collectively referred to as the “Landlord Parties”) from and against any and all claims, demands, liability, losses, damages, costs and expenses (including reasonable attorneys’ fees and disbursements) arising from or in connection with: (a) any breach or default by Tenant in the full and prompt payment and performance of Tenant’s obligations hereunder; (b) the use or occupancy or manner of use or occupancy of the Demised Premises by Tenant or any person claiming under or through Tenant; (c) any act, omission or negligence of Tenant or any of its subtenants, assignees or licensees or its or their partners, principals, directors, officers, agents, invitees, employees, guests, customers or contractors during the term hereof; (d) any accident, injury or damage occurring in or about the Demised Premises during the term hereof; (e) the performance by Tenant of any alteration or improvement to the Demised Premises, including, without limitation, Tenant’s failure to obtain any permit, authorization or license or failure to pay in full any contractor, subcontractor or material men performing work on such alteration; (f) mechanics lien filed, claimed or asserted in connection with any alteration or any other work, labor, services or materials done for or supplied to, or claimed to have been done for or supplied to, or claimed to have been done for or supplied to Tenant, or any person claiming through or under Tenant; and (g) any certification made by any architect or engineer retained by or on behalf of Tenant to any governmental authority (as well as any certification also executed or submitted by Landlord) in connection with any alteration or improvement to the Demised Premises. If any claim, action or proceeding is brought against any of the Landlord Parties for a matter covered by this indemnity, Tenant, upon notice from the indemnified person or entity, shall defend such claim, action or proceeding with counsel reasonably satisfactory to Landlord (counsel for Tenant’s insurance company being deemed satisfactory for such purposes) and the indemnified person or entity. The provisions of this paragraph shall survive the expiration or sooner termination of this Lease. Notwithstanding the foregoing, in no event shall Tenant’s above indemnity, release and hold harmless apply to the extent of the negligence or willful misconduct of Landlord or any Landlord Party. Tenant’s obligations under this paragraph shall be subject to the applicable provisions of Article 40E.

B.                                    Landlord shall defend, indemnify and hold harmless Tenant, its officers, directors, shareholders, partners, principals, and employees (whether disclosed or undisclosed) (hereinafter collectively referred to as the “Tenant Parties”) from and against any and all claims, demands, liability, losses, damages, costs and expenses(including reasonable attorneys’ fees and disbursements) arising from or in connection with any accident, injury or damage occurring in or about the common areas of the Building during the term hereof or as a result of any entry into or work performed in the Demised Premises by Landlord, its agents, servants, contractors or employees. If any claim, action or proceeding is brought against any of the Tenant Parties for a matter covered by this indemnity, Landlord, upon notice from the indemnified person or entity, shall defend such claim, action or proceeding with counsel reasonably satisfactory to Tenant (counsel for Landlord’s insurance company being deemed satisfactory for such purposes) and the indemnified person or entity. The provisions of this paragraph shall survive the expiration or sooner termination of this Lease. Notwithstanding the foregoing, in no event shall Landlord’s above indemnity, release and hold harmless apply to the extent of the negligence or willful misconduct of Tenant or any Tenant Party. Landlord’s obligations under this paragraph shall be subject to the applicable provisions of Article 40E.

21.                               LANDLORD’S LIABILITY

A.                                    (i)                                     If, by reason of acts of God, strikes, injunctions, lockouts, material or labor restrictions by any governmental authority, civil riots, floors, fire, theft, public enemy, insurrection, war, court order, requisition or order of governmental body or authority (except for governmental actions citing or resulting from a failure by a party to comply with applicable laws, regulations, ordinances, codes or permit requirements), governmental preemption in connection with a national emergency, conditions of supply or demand, conditions affected by, or actions (including without limitation any evacuation or closure of the Building)taken by Landlord or others reasonably intended to assure the health, security or safety of the Building or any person in response to war, any act of terrorism or violence (even if not directed at the Building or any occupant thereof), or other national, state or municipal emergency (whether or not officially proclaimed by any governmental authority),unavailability of power or any disruption of electrical or any other utility service, or any other cause beyond Landlord’s control (collectively, “Force Majeure”), Landlord does not fulfill any obligation under this Lease or shall be unable to supply any service which Landlord is obligated to supply, this Lease and Tenant’s obligation to pay rent hereunder shall in no wise be affected, impaired or excused, except as otherwise expressly provided herein. As Landlord shall learn of the happening of any of the foregoing conditions, Landlord shall promptly notify Tenant of such event and, if ascertainable, its estimated duration, and will proceed promptly and diligently with the fulfillment of its obligations as soon as reasonably possible.

(ii)                                  If, by reason of Force Majeure, Tenant does not fulfill any obligation under this Lease (except any such obligation for the payment of money), this Lease shall in no wise be affected, impaired or excused, except as otherwise expressly provided herein. As Tenant shall learn of the happening of any of the foregoing conditions, Tenant shall promptly notify Landlord of such event and, if ascertainable, its estimated duration, and will proceed promptly and diligently with the fulfillment of its obligations as soon as reasonably possible.

B.                                    (i)                                     Subject to the provisions of paragraph D of this Article, this Lease and the obligations of Tenant hereunder shall in no way be affected because Landlord is unable to fulfill any of its obligations or to supply any service (e.g., heat, electricity, air conditioning, cleaning (if Landlord is obligated hereunder to furnish any of the same), elevators, water), by reason of any of the causes set forth in paragraph A above. Landlord shall have the right, without incurring any liability to Tenant, to stop any service because of accident or emergency, or for repairs, alterations or improvements, necessary or desirable in the judgment of Landlord to the Building or the Demised Premises, until such repairs, alterations or improvements shall have been completed. Neither Landlord nor any other Landlord Party shall be liable to Tenant or anyone else, for any loss or damage to person, property or business, unless due to the negligence or willful misconduct of Landlord, its agents, servants, contractors or employees. Neither Landlord nor any other Landlord Party shall be liable for any damage to property of Tenant or of others entrusted to employees of the Building nor for the loss of or damage to any property of Tenant by theft or otherwise. Neither Landlord nor any of its agents shall be liable for any injury or damage to persons or property resulting from fire, explosion, falling ceilings, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of said building or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature, including but not limited to the making of repairs and improvements, unless caused by or due to the negligence or willful misconduct of Landlord, its agents, servants, contractors or employees; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in said building or caused by operations in construction of any private, public or quasi-public work; nor shall Landlord be liable for any latent defect in the Demised Premises or in the Building. Tenant shall give immediate notice to Landlord in case of fire or accidents in the Demised Premises or in the Building or of defects therein or in any fixtures or equipment. TENANT AGREES TO LOOK SOLELY TO LANDLORD’S ESTATE AND INTEREST IN THE LAND AND BUILDING, OR THE LEASE OF THE BUILDING OF WHICH THE DEMISED PREMISES ARE A PART, FOR THE SATISFACTION OF ANY RIGHT OR REMEDY OF TENANT FOR THE COLLECTION OF A JUDGMENT (OR OTHER JUDICIAL PROCESS) REQUIRING THE PAYMENT OF MONEY BY LANDLORD, IN THE EVENT OF ANY LIABILITY BY LANDLORD, AND NO OTHER PROPERTY OR ASSETS OF LANDLORD OR ANY OF THE LANDLORD PARTIES (AS DEFINED IN ARTICLE 21 HEREOF) SHALL BE SUBJECT TO LEVY, EXECUTION OR OTHER ENFORCEMENT PROCEDURE FOR THE SATISFACTION OF TENANT’S REMEDIES UNDER OR WITH RESPECT TO THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT HEREUNDER, OR TENANT’S USE AND OCCUPANCY OF THE DEMISED PREMISES OR ANY OTHER LIABILITY OF LANDLORD TO TENANT (EXCEPT FOR GROSS NEGLIGENCE, IN WHICH CASE TENANT MAY ALSO LOOK TO THE PROCEEDS OF ANY INSURANCE CARRIED BY LANDLORD IF NOT PAYABLE UNDER INSURANCE TO BE MAINTAINED BY TENANT PURSUANT TO THE TERMS HEREOF).

(ii)                                  IN NO EVENT SHALL TENANT BE ENTITLED TO MAKE, NOR SHALL TENANT MAKE, ANY CLAIM, AND TENANT HEREBY WAIVES ANY CLAIM, FOR MONEY DAMAGES (NOR SHALL TENANT CLAIM ANY MONEY DAMAGES BY WAY OF SET-OFF, COUNTERCLAIM OR DEFENSE) BASED UPON ANY CLAIM OR ASSERTION BY TENANT THAT LANDLORD HAS UNREASONABLY WITHHELD, CONDITIONED OR DELAYED ITS CONSENT OR APPROVAL TO A PROPOSED ASSIGNMENT OR SUBLETTING OR TO ANY OTHER MATTER REQUIRING LANDLORD’S CONSENT OR APPROVAL UNDER THIS LEASE. TENANT’S SOLE REMEDY SHALL BE AN ACTION OR PROCEEDING FOR SPECIFIC PERFORMANCE, INJUNCTION OR DECLARATORY JUDGMENT. THE PROVISIONS OF THIS PARAGRAPH SHALL NOT BE APPLICABLE IN THE EVENT IT IS DETERMINED THAT LANDLORD ACTED MALICIOUSLY OR IN BAD FAITH IN WITHHOLDING, CONDITIONING OR DELAYING SUCH CONSENT OR APPROVAL.

C.                                    LANDLORD AND ALL LANDLORD PARTIES ARE HEREBY RELEASED FROM AND SHALL NOT BE LIABLE TO TENANT FOR ANY DAMAGES TO PERSONS OR PROPERTY RESULTING FROM OR INCIDENTAL TO ANY CRIMINAL ACT OR TERRORIST ATTACK NOTWITHSTANDING ANY ACT OR OMISSION OF ANY ACCESS CONTROL OR SECURITY GUARD PERSONNEL THAT LANDLORD MAY FROM TIME TO TIME EMPLOY IN THE BUILDING TO CONTROL ACCESS TO THE BUILDING OR TO DETER UNLAWFUL ACTIVITY.

D.                                    (i)                                     Notwithstanding anything contained in this Lease to the contrary, (a) if as a result of any repair, alteration, addition or improvement to the Building by or on behalf of Landlord, or (b) the failure of Landlord to make any repair or to provide any service to the Demised Premises which Landlord is obligated to make or provide (as the case may be) under this Lease (except if such failure is due to Force Majeure, or a failure by the public utility to provide such service to the Building), Tenant and its employees cannot and do not use (except on an emergency basis) all or any portion of the Demised Premises for the normal conduct of its business, for a period of five (5) consecutive Business Days (or for a period of ten (10) or more non-consecutive Business Days in any period of thirty (30) consecutive calendar days), then Tenant shall be entitled to an abatement of all rent and additional rent for each day after such five (5) Business Day period (or for each day after such ten (10) non- consecutive Business Days in any thirty (30) consecutive calendar day period) for such portion of the Demised Premises which cannot be used as set forth above.

(ii)                                  Notwithstanding anything contained in this Lease to the contrary, if as a result of the failure of Landlord to make any repair or to provide any service to the Demised Premises which Landlord is obligated to make or provide (as the case may be) under this Lease, which failure is due to Force Majeure, or a failure by the public utility to provide such service to the Building (but is not due to any of the causes set forth in subparagraph D(i) above), Tenant and its employees cannot and do not use (except on an emergency basis) all or substantially all of the Demised Premises for the normal conduct of its business, for a period of thirty (30) consecutive Business Days, then Tenant shall be permitted to terminate this Lease upon five (5) Business Days’ notice to Landlord, provided Landlord shall not correct such condition within such five (5) Business Days.

22.                               CONDITION OF DEMISED PREMISES; BUILDING WORK; TENANT’S INITIAL INSTALLATION; ETC.

A.                                    Tenant expressly acknowledges that it has inspected the Demised Premises and is fully familiar with the physical condition thereof which is reasonably discoverable in the course of a visible inspection of such space. Tenant agrees to accept the Demised Premises in their “as is” condition, except to the extent otherwise prescribed in paragraph B of this Article (and subject to Landlord’s obligation to complete punch list items and correct any latent defects as described in Article 1D above). Tenant acknowledges that Landlord shall have no obligation to do any work in and to the Demised Premises in order to make them suitable and ready for occupancy and use by Tenant, except such “Building Work” as may specifically be set forth in paragraph B of this Article.

B.                                    Landlord, at its sole cost and expense, shall complete the following work (the “Building Work”) in and to the Demised Premises in order to make them ready for Tenant’s occupancy and use:

(i)                                     demolish and demise the Demised Premises and deliver it in broom-clean condition and provide a reasonable number of original ACP-5 forms, as requested by Tenant (with Landlord to direct reusable materials to appropriate sites and conform to U.S. Green Building Council LEED-C1 Construction Waste Management, including diversion of 75% from landfill submittal requirements);

(ii)                                  flash patch the floors where necessary;

(iii)                               provide Building standard connection point(s) at the Building’s Data Gathering Panel, so that Tenant’s speaker, strobe lights and smoke detectors may be tied into the Building’s Class E system;

(iv)                              provide a sprinkler rig connection point for Tenant to tap into the Building’s sprinkler infrastructure (and install a temporary sprinkler loop, if and to the extent required by law in connection with a standard office installation);

(v)                                 install fireproofing for all structural steelwork and stopping in all locations as are required by the applicable building code;

(vi)                              deliver Building standard radiators currently servicing the Demised Premises in good working order;

(vii)                           install new, Building standard convector covers, painted white to match those that are already installed on the 21st Floor, if raw steel convector covers are installed;

(viii)                        finish and skim coat ceilings, with the 20th Floor to be completed consistent with the quality of the existing condition on the 21st Floor;

(ix)                              sheetrock and finish the corridor and perimeter walls and columns;

(x)                                 provide existing electrical closets stripped with main feeds in place;

(xi)                              intentionally omitted; and

(xii)                           Restore full glass to windows modified by installation of louvers/blanks.

Additionally, Landlord agrees that, by or before the Commencement Date, at its sole cost and expense and using qualified personnel in accordance with industry standards and applicable laws, it shall remove all asbestos and other Hazardous Substances (as such term is defined in Article 43 of this Lease) from the Demised Premises, except for such trace amounts as are within acceptable limits under any applicable laws, rules or regulations. Upon completion of such work, Landlord shall deliver the ACP-5 Forms described above.

Landlord shall maintain a critical path schedule referencing the satisfaction of each of the conditions required for delivery of the Demised Premises to Tenant hereunder, in the form attached hereto and made a part hereof as Exhibit I, and shall update such schedule as necessary to reflect any changes potentially affecting the same.

C.                                    (i)                                     Tenant, at its expense (except as provided in subparagraph (iii) below), shall perform all other work (“Tenant’s Initial Installation”) in and to the Demised Premises as is necessary for Tenant to conduct its business therein, and in order to make such space suitable and ready for Tenant’s initial occupancy and use. Tenant shall perform Tenant’s Initial Installation Work in a prompt and expeditious manner following the Commencement Date, in accordance with the applicable provisions of Article 8 (but subject to Article 8C(ix) with respect to any conflict between this Article and said Article 8), this Article and all other applicable provisions of this Lease, and in compliance with all applicable laws, rules and regulations.

(ii)                                  As soon as practicable after the execution and delivery of this Lease by Tenant, Tenant shall submit to Landlord for Landlord’s approval (which approval shall not be unreasonably withheld, conditioned or delayed with respect to nonstructural interior alterations which do not adversely affect the proper functioning of utility services, plumbing and electrical lines or other systems of the Building), a full set of architectural and engineering plans and specifications (including architectural plans and specifications comprised of partition plans, reflected ceiling plans as well as air conditioning, heating and all other mechanical drawings and electric plans) in form suitable for filing with the appropriate agencies of the City of New York to obtain such alteration or building permit to perform Tenant’s Initial Installation. If Landlord objects to any aspect of Tenant’s plans and specifications (in accordance with the foregoing requirements and standards), such objection(s) shall be specifically identified, together with the appropriate modifications to correct or eliminate the objections specified by Landlord, within ten (10) Business Days after Landlord’s receipt of the initial submission of such plans and specifications by Tenant (or within seven (7) Business Days after Landlord’s receipt of any subsequent resubmission by Tenant, as the case may be), and Tenant shall resubmit the modified plans and specifications to the Landlord within ten (10) days after they are returned to Tenant. The terms and provisions set forth in this paragraph governing the approval and disapproval of plans and specifications shall apply equally to approving and disapproving revised plans and specifications and all change orders. If Landlord fails to respond to any such request for approval within such ten (10) Business Day period with respect to the initial submission of such plans and specifications (or within such seven (7) Business Day period with respect to any subsequent resubmission of such plans and specifications, as the case may be), Tenant may send Landlord a second request for approval of such plans and specifications. If Landlord fails to respond to such second request for approval within five (5) Business Days after its receipt of same, then Landlord shall be deemed to have approved such plans and specifications (provided such second request specifies in bold face type and capital letters that Landlord shall be deemed to have approved such plans and specifications if it fails to respond to such second request within such five (5) Business Day period). No work may be performed without Landlord’s prior approval of the plans and specifications and all contractors and sub-contractors engaged to perform Tenant’s Initial Installation Work. No such work shall be commenced without the plans and specifications therefor having been approved by Landlord and the appropriate permits and approvals therefor having been issued by the City of New York Department of Buildings and any other governmental agency having jurisdiction thereof. Approval by Landlord of any plans or specifications shall not be deemed to constitute a warranty or representation that such plans or specifications shall conform to applicable laws and regulations or shall be approved by the Department of Buildings or any other governmental agency. Notwithstanding anything contained herein to the contrary, it is understood and agreed that the review and approval of Tenant’s plans and specifications for Tenant’s Initial Installation shall be governed by the provisions of this subparagraph (ii) and not by the provisions of Article 8 of this Lease. Landlord shall reasonably cooperate with Tenant (at no cost or liability to Landlord) in connection any required filings for Tenant’s Initial Installation, including, without limitation, by signing any required application to the New York City Department of Buildings, the New York City Landmarks Preservation Commission and/or the Fire Department of the City of New York, in a timely manner (but in no event later than four (4) Business Days after Landlord’s receipt of Tenant’s plans and specifications for such work) and working with Tenant to seek to expedite the approval process. However, Landlord’s signature on any such application shall not constitute Landlord’s approval of such plans and specifications, and such approval shall continue to be required in accordance with the provisions hereof, prior to the commencement of any work by Tenant hereunder.

(iii)                               Landlord shall provide Tenant an allowance of up to Four Million Six Hundred Seventy Thousand Seven Hundred and 00/100 ($4,670,700.00) Dollars (as same may be increased pursuant to the provisions of subparagraph D(ii) of this Article) to defray the cost of construction of Tenant’s Initial Installation. Such sum (“Landlord’s Contribution”) shall be payable (as hereinafter provided) within thirty (30) days after Landlord’s receipt of requisitions therefor, accompanied by (a) the certification of Tenant’s architect that the work described on such requisition has been completed in good and worker like fashion substantially in accordance with the plans and specifications theretofore approved by Landlord, (b) a list specifying in reasonable detail the work performed for which such requisition is being submitted and the portion of the amount of such requisition allocated to each such item of work and (c) partial conditional waivers of mechanics liens for all work for which such installment of Landlord’s Contribution has been requisitioned, and partial unconditional waivers of mechanics liens for all work for which payments were made by Landlord with respect to previous requisitions, from each contractor, subcontractor, vendor and supplier of labor and material for whom and to the extent such installment of Landlord’s Contribution is being requisitioned. Each such installment of Landlord’s Contribution shall be subject to a retainage amount equal to ten (10%) percent (as reflected in the formula for payment set forth below) and the amount of such retainage shall be paid to Tenant upon final completion of Tenant’s Initial Installation and delivery to Landlord of documents referred to in (a) through (c) of this subparagraph (iii) (including valid waivers of lien from each such contractor, sub-contractor, vendor and supplier of labor and material, representing that all payments due to each of them have been made and no additional sums will be due and owing in connection with work theretofore contracted), such certificates of occupancy or use, permits and sign-offs from governmental agencies as may be required in connection with Tenant’s Initial Installation, and the final “as built” record drawings described in subparagraph (v) below, loaded onto a CADD system and delivered in a format that is compatible for use on Landlord’s computer systems. Notwithstanding anything contained herein to the contrary, payments on account of Landlord’s Contribution shall not be payable more frequently than monthly. Each such installment of Landlord’s Contribution (other than payment of the retainage amount after final completion of Tenant’s Initial Installation) shall be equal to (1) the total amount of Landlord’s Contribution requisitioned by Tenant as of the date of the most recent requisition (including the amount of the most recent requisition), less (2) the total amount of Landlord’s Contribution paid to Tenant as of the date the most recent requisition, less (3) the total retainage held by Landlord as of the date of the most recent requisition, less (4) an amount equal to ten percent (10%) of the difference between the foregoing (1), (2) and (3). To illustrate such calculation, and assuming, for example, that the total of all requisitions submitted by Tenant (including the most recent requisition) is $100,000, of which $50,000 has been paid to Tenant, $5,000 has been retained by Landlord and $45,000 is the unpaid amount of the most recent requisition, then the amount of such installment should be $40,500, calculated as follows: (1) $100,000, less (2) $50,000, less (3) $5,000, less (4) $4,500 (i.e., 10% of $45,000), equals $40,500. Notwithstanding anything contained herein to the contrary, no portion of Landlord’s Contribution shall be applied by Tenant against expenses for furniture, office equipment or other personal property, and not more than fifteen percent (15%) of Landlord’s Contribution (i.e., $700,605.00) may by applied by Tenant for architectural and engineering fees or other “soft costs” relating to Tenant’s Initial Installation.

(iv)                              Notwithstanding anything herein set forth to the contrary, Tenant shall maintain, at Tenant’s expense, in addition to any other insurance required pursuant to this Lease with respect to Alterations, a Builders “All Risk” insurance policy (Broad Form) covering the full replacement cost of Tenant’s Initial Installation and the materials and supplies delivered and stored in the Demised Premises for the purpose of being incorporated in such work.

(v)                                 Notwithstanding anything herein set forth to the contrary, prior to the disbursement of the ten percent (10%) retainage amount of Landlord’s Contribution in accordance with subparagraph (iii) above (and as a condition precedent to such disbursement), Tenant shall deliver to the Landlord final record drawings of the Tenant Initial Installation, including, as may be pertinent to the work performed, a reflected ceiling plan, mechanical and electrical drawings, partition plan and any other drawings which may be required to indicate accurately the layout and systems of the Demised Premises. Tenant shall require its architect to load and maintain such record plans on a CADD system and to deliver diskettes or other medium suitable for Landlord’s needs and compatible, if feasible, with Landlord’s computer applications, so as to enable Landlord to use such CADD-saved plans.

(vi)                              Tenant shall move into the Demised Premises after substantial completion of the Tenant’s Initial Installation. Landlord shall, at request of Tenant, schedule the Building’s freight elevator (or a passenger elevator converted for use as a freight elevator or the existing exterior hoist on the 33rd Street side of the Building (the “Exterior Hoist”)) for Tenant’s move into the Demised Premises after 6:00 p.m. and before 7:00 a.m. Such use shall be subject to a prior reservation by some other tenant and or the need by Landlord for the use of such elevator (or hoist, as the case may be) for other operating or construction purposes. Notwithstanding anything contained herein to the contrary, in connection with Tenant’s Initial Installation and initial move-in, it is agreed that Tenant shall not be required to pay for the first one hundred (100) hours of such freight elevator use (or use of the Exterior Hoist) on an after-hours basis.

(vii)                           Tenant agrees that, as part of Tenant’s Initial Installation, Tenant shall effect all work necessary to tie all HVAC controls for systems servicing the Demised Premises into the Building’s existing Direct Digital Control system.

(viii)                        In connection with its performance of the Initial Installation Work, Tenant shall, at no cost to Tenant, work with Landlord’s project manager, Jones Lang LaSalle (“JLL”), in order to coordinate the performance of the Base Building Work with Tenant’s Initial Installation.

D.                                    (i)                                     It is acknowledged and agreed that Tenant, at its expense (except as hereinabove provided) and as part of Tenant’s Initial Installation, shall provide, and shall effect all work (the “Tenant’s A/C Work”) necessary to install, new chilled water cooled air-conditioning units for the Demised Premises (the “A/C Units”), with the Required Cooling Capacity (as such term is hereinafter defined), each of which units shall be of equal or better quality to the current Building standard air-conditioning unit, the York Floor Mounted Model Solution XTI. Tenant’s A/C Work shall include, without limitation, (a) the connection of the A/C Units to the Building’s chilled water circulating system, and (b) all work necessary to install all associated duct work, fans, diffusers and other equipment necessary to distribute air-conditioning service throughout the Demised Premises from the A/C Units. It is agreed that within thirty (30) days after the date this Lease is executed and delivered by Landlord and Tenant, Tenant shall deliver to Landlord a report from a reputable HVAC engineer or consultant, confirming the cooling capacity that will be required in order to maintain temperature conditions in the Demised Premises in accordance with the specifications set forth in Exhibit H hereto, which cooling capacity shall be the “Required Cooling Capacity” hereunder; provided, however, that in no event shall such Required Cooling Capacity exceed a total of 170 tons (90 tons on the 20th floor and 80 tons on the 21st floor).

(ii)                                  If and so long as Tenant is not in default under this Lease beyond any grace period, the amount of Landlord’s Contribution, as set forth in subparagraph C(iii) of this Article, shall be increased by an amount equal to the lesser of (a) Seven Hundred Seventy-Eight Thousand Four Hundred Fifty and 00/100 ($778,450.00) Dollars, or (b) the actual out-of-pocket cost to Tenant of Tenant’s A/C Work. Tenant agrees that, promptly after the completion of Tenant’s A/C Work, Tenant shall provide Landlord with evidence and/or other reasonably satisfactory proof of the actual out-of-pocket cost to Tenant of Tenant’s A/C Work.

E.                                     Reference is hereby made to the Environmental Design Guidelines set forth in Exhibit F attached hereto and made a part hereof. Notwithstanding anything contained in this Lease to the contrary, Tenant shall (i) submit its plans and specifications for Tenant’s Initial Installation to JLL concurrently with Tenant’s submission of such plans and specifications to Landlord, and (ii) incorporate into such plans and specifications as part of Tenant’s Initial Installation the items set forth in such Environmental Design Guidelines as are reasonably recommended by JLL to Tenant (the “Recommended Sustainability Measures”); provided, however, that JLL shall demonstrate, to the reasonable satisfaction of Tenant that, where appropriate, such Recommended Sustainability Measures will result in the payback to, or the recouping by, Tenant of the cost thereof over a period of not more than five (5) years.

F.                                      Tenant acknowledges and agrees that it shall be responsible, at its sole cost and expense, for any work outside the scope of the Building Work and Tenant’s Initial Installation, including, without limitation, installing and connecting telephone and data lines, providing furniture, and installing and connecting any audiovisual equipment.

G.                                    Except as otherwise specifically provided herein, the installation or connection to the Building systems of each item of Tenant’s property and systems shall be performed at Tenant’s expense (subject to Landlord’s Contribution).

H.                                   It is agreed that Tenant, at its expense and as part of Tenant’s Initial Installation, may install an internal staircase connecting the 20th and 21st floor portions of the Demised Premises, subject to the following conditions: (i) Tenant may not effect such installation unless and until it has delivered to Landlord a report from a reputable structural engineer indicating that such work shall have no adverse impact (other than to a de minimis extent) on the Building or its systems; and (ii) such installation shall be effected in accordance with (a) a full set of plans and specifications, in a form suitable for filing, stamped and certified by an architect or engineer duly licensed in the State of New York, which plans and specifications have been approved in advance by Landlord (such approval not to be unreasonably withheld, conditioned or delayed), and (b) the other applicable provisions of this Article. It is agreed that such internal staircase shall be deemed a “Specialty Alteration” for purposes of Article 8A(ii) of this Lease, except that upon the expiration or sooner termination of the term of this Lease, Landlord, at its option, may either (x) allow such staircase to remain in the Demised Premises, in which case Tenant shall have no obligation with respect to the removal or restoration thereof; or (y) remove such staircase and repair any damage caused thereby (including, without limitation, closing up the slab), in which case Tenant shall obligated to pay for the cost of any such work, which sums shall be deemed additional rent under this Lease and shall be due within thirty (30) days after Landlord’s written demand therefor.

I.                                        (i)                                     Landlord agrees that, in addition to the Building Work, Landlord, at its expense, in a good and workmanlike manner, and in compliance with all applicable laws, shall renovate the 21st floor common area restrooms utilizing Building standard materials and finishes (the “21st Floor Restroom Work”). Landlord shall effect such work in a prompt and expeditious manner following the execution and delivery of this Lease. However, in no event shall the completion of the 21st Floor Restroom Work be a condition to the occurrence of the 21st Floor Commencement Date and/or the 20th Floor Commencement Date. If the 21stFloor Restroom Work has not been completed by the 21st Floor Commencement Date, then Tenant shall provide Landlord and its contractors with such access to the 21st Floor Portion as is necessary for the completion of the 21st Floor Restroom Work. Landlord and Tenant shall each use commercially reasonable efforts to coordinate the performance of work with the other party, so as to minimize any unreasonable interference with the performance of work by the other party.

(ii)                                  Notwithstanding anything contained herein to the contrary, if Landlord shall fail to cause the 21st Floor Restroom Work to be substantially completed (i.e., completed except for punch list items which will not prevent Tenant from using such restrooms) on or before the date that is two hundred Forty (240) days after the date that this Lease is executed and delivered by Landlord and Tenant (the “21st Floor Restroom First Outside Date”), then Tenant shall be entitled to a rent credit in the amount of $4,494.75 per day for each day after the 21st Restroom First Outside Date that the 21st Restroom Work is not substantially completed; provided, however, that if Landlord shall fail to cause the 21st Floor Restroom Work to be substantially completed or before the date that is three hundred (300) days after the date that this Lease is executed and delivered by Landlord and Tenant (the “21st Floor Restroom Second Outside Date”), then then the amount of such rent credit shall be increased to $8,989.50 per day for each day after the 21st Floor Restroom Outside Date that the 21st Floor Restroom Work is not substantially completed. Such rent credit shall be applied, until fully exhausted, against the first fixed annual rent due under this Lease with respect to the 21st Floor Portion from and after the full application of the rent credit set forth in Article 2B(iv) of this Lease; provided, however, that if and to the extent Tenant is entitled to receive any rent credit under Article 1A(iv) of this Lease at the time that Tenant’s right to receive a rent credit under this subparagraph I(ii) becomes effective, then the amount of the rent credit to which Tenant is entitled to under said Article 1A(iv) shall not be increased and Tenant shall not be entitled to receive a rent credit under this subparagraph I(ii) in addition to the rent credit under said Article 1A(iv) (it being the intention of the parties that Tenant shall only be entitled to receive one or other of such rent credits, but not both). Notwithstanding the foregoing, the 21st Floor Restroom First Outside Date and the 21st Floor Restroom Second Outside Date shall each be extended by one day for each day that the completion of the 21st Floor Restroom Work is delayed due to any of the causes set forth in Article 21A of this Lease or due to any act or omission of Tenant, its agents, employees or contractors.

23.                               JURY WAIVER; DAMAGES

A.                                    THE PARTIES HERETO HEREBY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF SUCH PARTIES AGAINST THE OTHER WITH RESPECT TO ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE DEMISED PREMISES, OR FOR THE ENFORCEMENT OF ANY REMEDY WHETHER PURSUANT TO STATUTE, IN CONTRACT OR TORT, AND IRRESPECTIVE OF THE NATURE OR BASIS OF THE CLAIM INCLUDING BREACH OF AN OBLIGATION TO MAKE ANY PAYMENT, FRAUD, DECEIT, MISREPRESENTATION OF FACT, FAILURE TO PERFORM ANY ACT, NEGLIGENCE, MISCONDUCT OF ANY NATURE OR VIOLATION OF STATUTE, RULE, REGULATION OR ORDINANCE. IF LANDLORD COMMENCES AGAINST TENANT ANY SUMMARY PROCEEDING OR OTHER ACTION TO RECOVER POSSESSION OF THE DEMISED PREMISES OR TO RECOVER ANY RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF WHATEVER NATURE OR DESCRIPTION IN ANY SUCH PROCEEDING OR ACTION, PROVIDED SUCH COUNTERCLAIM IS NOT DEEMED A COMPULSORY COUNTERCLAIM UNDER APPLICABLE LAW AND PROVIDED, FURTHER, THAT TENANT DOES NOT THEREBY WAIVE ANY DEFENSE OR THE RIGHT TO ASSERT ANY NON-COMPULSORY COUNTERCLAIM OR OTHER CLAIM IN A SEPARATE ACTION OR PROCEEDING.

B.                                    Except as otherwise specifically provided in Article 11 of this Lease, Landlord and Tenant each hereby waive any consequential damages claim against the other in connection with this Lease.

24.                               NO WAIVER; CONSTRUCTIVE EVICTION; SURVIVAL OF OBLIGATIONS; ETC.

A.                                    No act or omission of Landlord or its agents shall constitute an actual or constructive partial or total eviction or give rise to a right of Tenant to terminate this Lease or receive an abatement of any portion of its rent, or to be relieved of any other obligation hereunder or to be compensated for any loss or injury suffered by it, except as otherwise explicitly set forth herein. No act or omission of Landlord or its agents shall constitute acceptance of a surrender of the Demised Premises, except a writing signed by Landlord. The delivery of keys to Landlord or its agents shall not constitute a termination of this Lease or a surrender of the Demised Premises. Acceptance by Landlord of less than the rent herein provided shall at Landlord’s option be deemed on account of earliest rent remaining unpaid. No endorsement on any check, or letter accompanying rent, shall be deemed an accord and satisfaction, and such check may be cashed without prejudice to Landlord. No waiver of any provision of this Lease shall be effective, unless such waiver be in writing signed by Landlord. FOR THE AVOIDANCE OF DOUBT, NO COURSE OF CONDUCT (FOR HOWEVER LONG IT MAY HAVE CONTINUED) THAT MAY HAVE DEVIATED FROM THE EXPRESS TERMS OF THIS LEASE OR CHANGE IN THE COURSE OF CONDUCT (HOWEVER LONG THE PREVIOUS COURSE OF CONDUCT MAY HAVE CONTINUED) OF LANDLORD (SUCH AS THE ACCEPTANCE OF LATE PAYMENT OF RENT WITHOUT COMPELLING PAYMENT OF A LATE CHARGE OR INSTITUTING ANY LEGAL PROCEEDING) SHALL BE DEEMED TO BE A WAIVER OR AMENDMENT OF ANY TERM OF THIS LEASE AND SHALL BE CONSTRUED SOLELY AS A TEMPORARY AND NON-BINDING ACCOMMODATION OF TENANT AT TENANT’S REQUEST AND MADE WITHOUT PREJUDICE TO LANDLORD’S RIGHTS AND REMEDIES. This Lease contains the entire agreement between the parties, and no modification thereof shall be binding unless in writing and signed by the party concerned. Tenant shall comply with the rules and regulations set forth in the Rider attached hereto and made a part hereof, and any reasonable modifications thereof or additions thereto. Landlord shall not be liable to Tenant for the violation of such rules and regulations by any other tenant. Failure of Landlord to enforce any provision of this Lease, or any rule or regulation, shall not be construed as the waiver of any subsequent violation of a provision of this Lease, or any rule or regulation. This Lease shall not be affected by nor shall Landlord in any way be liable for the closing, darkening or bricking up of windows in the Demised Premises or the relocation or alteration of any corridor to the Demised Premises, for any reason, including as the result of construction on any property of which the Demised Premises are not a part or by Landlord’s own acts. No easement for light and air is conveyed by this Lease.

B.                                    Landlord’s and Tenant’s obligations to make any and all adjustments and payments required by this Lease, including, without limitation, the adjustments and payments of rent and additional rent referred to in

Article 2 and Article 3 hereof, shall survive any expiration, termination or cancellation of this Lease, except as otherwise expressly provided by written cancellation agreement between Landlord and Tenant.

C.                                    Any delay or failure of Landlord in billing or tendering any invoice, statement provided for in any provision of this Lease for all or any portion of any amount payable pursuant to this Lease (whether denominated additional rent or otherwise), including, without limitation, any provision of Article 2 or Article 3 hereof (including, without limitation, any statement, invoice, bill, or notice of cost of living adjustment, operating expense escalation, tax escalation, or fuel and/or rate adjustment), shall not constitute a waiver of or in any way impair (i) Landlord’s right to bill Tenant at any subsequent time (during or subsequent to the term of this Lease), retroactively for the entire amount so unbilled (which previously unbilled amount shall be payable within ten (10) days after demand therefor), and to collect any such amount or (ii) Tenant’s continuing obligation to pay the same hereunder.

D.                                    Notwithstanding anything to the contrary contained in this Lease, Landlord agrees that all provisions of this Lease conditioning the payment of any allowance or the recognition of any rent abatement or other credit or concession to Tenant, or the exercise by Tenant of any right or option, on Tenant not being in default beyond the expiration of any applicable notice, grace or cure period (or words of like import) shall be deemed to toll Tenant’s right to receive such payment, recognition, credit or concession or to exercise such right or option until such date as Tenant shall effect a cure of the applicable default to Landlord’s reasonable satisfaction, regardless of whether the period provided for such cure in this Lease, if any, shall have expired, it being understood and agreed that Landlord’s failure to terminate this Lease or Tenant’s right of possession shall be deemed to have extended the applicable cure period. Upon effecting a cure of such default to the reasonable satisfaction of Landlord, Tenant shall receive the full payment, recognition, credit or concession or ability to exercise such right or option, as the case may be.

25.                               OCCUPANCY AND USE BY TENANT; SIGNAGE; ETC.

A.                                    Tenant shall not obstruct or permit the obstruction of the light, halls, areas, roof, stairway or entrances to the Building, and will not affix, erect or inscribe any signs, projections, awnings, signals or advertisements of any kind to any part of the Demised Premises including the inside or outside of the windows or doors thereof and will not paint the outside of the doors thereof or the inside or outside of the windows thereof unless and until the style, size, color, construction and location thereof have been approved in writing by Landlord. Landlord shall have the right to withdraw such approval at any time and to require Tenant to remove any such signs, projections, awnings, signals or advertisements. Landlord also reserves to itself the sole right to designate the person, firm, corporation or other entity which shall do the work of lettering, installing or erecting of any and all signs to be affixed to the Demised Premises or the Building or to perform any such work itself, in which case Tenant shall pay Landlord for such work at a competitive rate. In the event that such work is done by Tenant through any person, firm or corporation other than Landlord or a person designated by Landlord, Landlord is hereby given the right to remove said signs without being liable to Tenant by reason thereof and to charge the cost of so doing to Tenant as additional rent payable on the first day of the next following month, or at Landlord’s option, on the first day of any subsequent month.

B.                                    (i)                                     Not with standing anything contained in this Lease to the contrary, it is understood and agreed that with respect to any partial floor now or hereafter leased to Tenant pursuant to this Lease, Landlord, at Tenant’s expense, may effect such work as is necessary to cause Tenant’s entrance door and entrance door signage on the Demised Premises, at Landlord’s sole discretion, to conform to the standards and specifications for entrance doors and entrance door signage as adopted by Landlord from time to time (Landlord’s current standards are set forth in Exhibit D attached hereto and made a part hereof). Landlord may effect such work at any time after the execution and delivery of this Lease after due consultation with Tenant and review by Landlord of any proposed plans submitted by Tenant concerning the entrance door and entrance door signage (but without any obligation on the part of Landlord to approve any changes to the Building standard specifications for such entrance doors or signage). Tenant shall permit Landlord and its contractors (during Business Hours) such access as is necessary to perform such work. With respect to any full floor now or hereafter leased to Tenant pursuant to this Lease, Tenant shall have the right, at its discretion, to professionally paint or affix its logo and/or other graphic designs anywhere within the Demised Premises (as long as it is not readily visible outside of the Demised Premises; otherwise, it shall be subject to Landlord’s prior approval).

(ii)                                  It is further understood and agreed that any approved entrance door signage shall conform to the standards and specifications for signage as may be adopted by Landlord from time to time. In this regard, upon Landlord’s request, Tenant shall submit to Landlord for its prior written approval a proposal regarding the content of any such entrance door signage. Any changes to such approved entrance door sign shall be subject to Landlord’s prior approval and to Landlord’s then standard signage specifications.

C.                                    (i)                                     If Tenant shall install a wireless intranet, Internet, communications network or “Wi-Fi” network (or any variation thereof) within the Demised Premises, such network (the “Network”) shall be for the use by and only by Tenant and its employees subject to the terms hereof. No antenna shall exceed one meter in size and shall, subject to the following provisions of this paragraph C, conform to all FCC specifications.

(ii)                                  Tenant shall not solicit, suffer, or permit other tenants or occupants of the Building to use the Network or any other communications service, including, without limitation, any wired or wireless Internet service that passes through, is transmitted through, or emanates from the Demised Premises.

(iii)                               Tenant agrees that Tenant’s communications equipment and the communications equipment of Tenant’s service providers and contractors retained to service the Demised Premises including, without limitation, any antennas, switches, or other equipment (collectively, “Tenant’s Communications Equipment”) shall be of a type and, if applicable, a frequency that will not cause radio frequency, electromagnetic, or other interference to any other party or any equipment of any other party including, without limitation, Landlord, other tenants, or occupants of the Building or any other party, in violation of FCC specifications concerning radio frequency interference (hereinafter referred to as “RFI”). In the event that Tenant’s Communications Equipment causes or is believed to cause any such prohibited RFI, upon receipt of notice from Landlord of such interference, Tenant will take all steps necessary to correct and eliminate the interference. If the prohibited RFI is not eliminated within twenty-four (24) hours (or a shorter period if Landlord believes a shorter period to be appropriate) then, upon request from Landlord, Tenant shall shut down Tenant’s Communications Equipment pending resolution of the interference, with the exception of intermittent testing upon prior notice to and with the approval of Landlord. No Network or Tenant’s Communication Equipment may be installed in any lobby, corridor, building common area or any other area not within the exclusive control of Tenant.

(iv)                              Tenant acknowledges that Landlord has granted and/or may grant lease rights, licenses, and other rights to various other tenants and occupants of the Building and to telecommunications service providers.

D.                                    Tenant shall not exhibit, inscribe, paint or affix any sign, canopy, advertisement, notice or other lettering on any portion of the Building or outside of the Demised Premises without the prior written consent of Landlord in each instance. Tenant shall submit a plan of all signage or other lettering proposed to be exhibited, inscribed, painted or affixed within fifteen (15) days after the Commencement Date. If Tenant fails to submit a plan of all signage or other lettering proposed to be exhibited, inscribed, painted or affixed prior to the substantial completion of Tenant’s Initial Installation, Landlord shall install Building standard signage at Tenant’s sole cost and expense. If the proposed signage is acceptable to Landlord, Landlord shall approve such signage or other lettering by written notice to Tenant. All signage or other lettering which has been approved by Landlord shall thereafter be installed by Landlord at Tenant’s sole cost and expense. In the event Landlord requires payment in advance for the installation of any such signage or other lettering, no installation shall be commenced by Landlord until Landlord has received payment in full. Upon installation of any such signage or other lettering, such signage or lettering shall not be removed, changed or otherwise modified in any way without Landlord’s prior written approval, which approval shall not be unreasonably withheld or delayed. The removal, change or modification of any signage or other lettering theretofore installed shall be performed solely by Landlord at Tenant’s sole cost and expense. Any signage, advertisement, notice or other lettering which shall be exhibited, inscribed, painted or affixed by or on behalf of Tenant in violation of the provisions of this paragraph D may be removed by Landlord and the cost of any such removal shall be paid by Tenant as additional rent.

E.                                     Landlord shall provide Tenant with a bike room for daily storage of bicycles used by Tenant’s employees and visitors to commute to and from the office, at no additional charge to Tenant, if and so long as such bike room facilities are required by law. If Landlord shall no longer be required by law to provide such bike room (and shall thereafter cease to provide such bike room), then Tenant’s employees and visitors may store bicycles which are used for commuting within the Demised Premises, provided that they comply with Landlord’s reasonable rules and regulations thereon, including, without limitation, that such bicycles shall only be permitted on freight elevators (and in no event on any of the passenger elevators).

26.                               NOTICES

A.                                    All bills, statements, notices, demands, requests or other communications given or required to be given to Tenant under this Lease shall be given or rendered in writing and delivered to the Demised Premises, or sent by certified mail (return receipt requested) or by nationally recognized overnight courier addressed to Tenant as follows (or to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the others in accordance with the provisions of this Article:

To Tenant prior to the Commencement Date:	Shutter stock, Inc.
60 Broad Street, 30th Floor
New York, New York 10004
Attn: Chief Financial Officer,

With a copy to:	Shutter stock, Inc.
60 Broad Street, 30th Floor
New York, New York 10004
Attn: General Counsel

To Tenant on or after the Commencement Date:	Shutter stock, Inc.
350 Fifth Avenue
New York, New York 10118
Attn: Chief Financial Officer

In either case with a copy to:	Shutter stock, Inc.
350 Fifth Avenue
New York, New York 10118
Attn: General Counsel

B.                                    Notwithstanding the foregoing, all bills, statements, notices, demands, requests and other communications from Landlord to Tenant pursuant to Article 2 or Article 3 shall be given by hand delivery or by regular first class United States mail, in either case addressed to Tenant as set forth above, Attn: Accounts Payable, without copies to any other party.

C.                                    Landlord hereby authorizes and appoints as Landlord’s agents the then current managing agent of the Building and any attorney retained by Landlord at any time, jointly and severally, to act on Landlord’s behalf to make demands on and give notices to Tenant hereunder, including without limitation, (i) demands for payment of rent or additional rent, performance of any obligation, or curing of any default, (i) notices of default under or termination of the term of this Lease, and (iii) all other notices that may be required by law or this Lease in connection with or as a predicate to any action or proceeding whether for rent, possession of the Demised Premises or enforcement of any other right or remedy. Tenant acknowledges and agrees that (x) such managing agent and attorney, either together or individually, are authorized to give such notices and (y) Tenant shall not (and hereby waives the right to) contest such authorization or raise any defense to any action or proceeding predicated on any allegation of lack of such authorization or that any such notice was not given by Landlord. No notice given by such managing agent or attorney shall be required to state or evidence the authority for giving the same, and it shall be conclusively presumed that any notice from any such managing agent or attorney was properly authorized.

D.                                    All bills, statements, notices, demands, requests or other communications given or required to be given to Landlord under this Lease shall (whether or not stated herein) only be deemed sufficiently given or rendered if in writing and delivered to Landlord by certified mail (return receipt requested) or by nationally recognized overnight courier, in each case to Landlord addressed as follows:

Empire State Building Company L.L.C.
350 Fifth Avenue

New York, New York 10118
Attn: General Manager

with copies to:	Malkin Holdings LLC
One Grand Central Place
60 East 42nd Street
New York, New York 10165
Attn: Legal

or at any other place that Landlord may designate by notice given in accordance with this Article.

E.                                     Any such bill, statement, demand, notice, request or other communication shall be deemed to have been rendered or given when received, if delivered by hand, three (3) days after being sent by registered or certified mail or one (1) full Business Day after being sent by nationally recognized overnight courier. TENANT HEREBY EXPRESSLY WAIVES THE BENEFITS OF ANY LAW, STATUTE OR OTHER LEGAL AUTHORITY REQUIRING A PERIOD OF TIME (SUCH AS 5 DAYS) TO BE ADDED TO THE TIME REQUIRED HEREIN TO BE GIVEN FOR NOTICES. This Article has been specifically negotiated between the parties hereto.

27.                               WATER

Landlord shall provide hot and cold water to the core bathrooms on the 20th and 21st floors for ordinary lavatory uses, at no additional charge to Tenant (it being understood and agreed, however, that Landlord shall also provide hot and cold water to any office pantry located in the Demised Premises, for ordinary drinking and office pantry uses, provided that Tenant shall be responsible for any plumbing or other work required to run such water service from the core bathrooms to such office pantry locations). If Tenant uses water for any other purpose, then Landlord may install a water meter to measure Tenant’s water consumption for all purposes and Tenant agrees to pay for the installation and maintenance thereof and for water consumed as shown on said meter.

28.                               SPRINKLER SYSTEM

If there shall be a “sprinkler system” in the Demised Premises for any period during this Lease, and if such sprinkler system is damaged by any act or omission of Tenant or its agents, employees, licensees or visitors, Tenant shall restore the system to good working condition at its own expense. Supplementing Article 15 hereof and not in lieu thereof, if the New York Board of Fire Underwriters, the New York Fire Insurance Exchange, the Insurance Services Office, any successor to any of them, any other organization hereafter performing any function of any of them or any governmental authority requires the installation or any alteration to a sprinkler system by reason of Tenant’s particular manner of occupancy or use of the Demised Premises (as distinguished from office use generally), including any alteration necessary to obtain the full allowance for a sprinkler system in the fire insurance rate of Landlord, or for any other reason, Tenant shall make such installation or alteration promptly, and at its own expense.

29.                               SERVICES; HEAT; AIR CONDITIONING; ETC.

A.                                    Supplementing Article 10 of this Lease (and subject to the provision of Article 40E), at all times during the term of the Lease, Landlord shall keep and maintain (or cause the same to be kept and maintained), repaired and, if necessary, replaced, in first-class condition and good working order, consistent with other “Class A” office buildings in the relevant office market in which the Building is located, and (subject to Article 14D) in a condition with complies with all applicable laws, statutes, ordinances, rules and regulations, the following: the exterior and structural portions and components of the Building, roof, windows, slab, all common area (or core) restrooms and plumbing fixtures, elevators, Building life/safety systems, the Building heating, ventilation and air conditioning systems (to the point where same exclusively service the Demised Premises), Building mechanical, plumbing and electrical systems, the common areas and facilities of the Building, sidewalks and all other common areas serving the Building. In addition, Landlord shall make all repairs or replacements becoming necessary by reason of any structural or latent defects in the Building existing as of the date hereof (or hereafter existing with respect to any improvements made by or under the direction of Landlord).

B.                                    Landlord shall cause the Demised Premises to be kept clean in accordance with cleaning specifications set forth on Exhibit B annexed hereto and made part hereof, provided they are kept in order by Tenant. There shall be no additional charge to Tenant for such cleaning services, except to the extent that the costs of providing such cleaning services are included in Expenses hereunder. Landlord, its cleaning contractor and their employees shall have after-hours access to the Demised Premises and the use of Tenant’s light, power and water in the Demised Premises as may be reasonably required for the purpose of cleaning the Demised Premises. Landlord may remove Tenant’s extraordinary refuse from the Building and Tenant shall pay the cost thereof. Landlord shall provide no services, except as specifically set forth in this Lease (including Exhibit B hereto). Tenant acknowledges that it has been advised that the cleaning contractor (currently FQM Cleaning Company) for the Building may be a subdivision or affiliate of Landlord. Tenant agrees to employ said contractor or such other contractor as Landlord may from time to time designate, for any waxing, polishing and other maintenance cleaning, rubbish removal and similar work in or to the Demised Premises and Tenant’s furniture, fixtures and equipment which is not specified in Exhibit B, provided that the prices charged by said contractor are comparable to the prices charged by other contractors for the same work. Tenant agrees that under no circumstances shall it employ any other cleaning and maintenance contractor, nor any individual, firm or organization for such purposes other than Landlord’s contractor without Landlord’s prior written consent, which may be withheld for any reason. If Landlord and Tenant cannot agree on whether the prices being charged by the contractor designated by the Landlord are comparable to those charged by other contractors, Landlord or Tenant may submit such dispute to binding arbitration pursuant to Article 39 hereof. While such dispute is pending resolution, and as a condition to its initiation and the maintenance thereof, Tenant shall pay the charges billed by Landlord or its approved cleaning contractor, as the case may be. Landlord shall not be obligated to provide cleaning services in excess of the specifications set forth in Exhibit B annexed hereto and made part hereof.

C.                                    Landlord shall furnish heat and air-conditioning, as appropriate, to the Demised Premises, on Business Days, during Business Hours, subject to and in accordance with the specifications attached hereto and made a part hereof as Exhibit H.

D.                                    (i)                                     During the term of this Lease, in full satisfaction of Landlord’s obligation to provide air-conditioning service to the Demised Premises as set forth in paragraph C above, Tenant may use any existing base Building air-conditioning equipment and appurtenances located in the Demised Premises, including, without limitation, the A/C Units to be installed by Tenant as part of Tenant’s Initial Installation (hereinafter referred to, collectively, as the “A/C Equipment”), for normal office usage on Business Days, during Business Hours on a year-round basis. In connection with such use of the A/C Equipment, Landlord shall provide Tenant with up to the Required Cooling Capacity per annum of chilled water (i.e., up to a total of 170 tons per annum of chilled water (up to 90 on the 20th Floor and up to 80 on the 21st Floor) from the Building’s chilled water circulating system (it being understood and agreed that any of such annual chilled water tonnage provided by Landlord which is not so used by Tenant in connection with the operation of the A/C Equipment may not be used for the operation of any Supplemental A/C Unit, as such term is defined in paragraph E of this Article). Landlord shall, at Tenant’s expense, inspect, maintain, repair and replace as necessary any such equipment and shall bill Tenant for such inspection, maintenance, repair and replacement work performed by or on behalf of Landlord at rates that are competitive in the market and Tenant shall pay the same upon demand as additional rent hereunder. Tenant acknowledges that Tenant may be billed for such services on a monthly, quarterly, or annual basis or at such other times as Landlord elects. Notwithstanding the foregoing, Landlord shall be responsible for the cost of replacing any major component of such A/C Equipment, provided that such replacement is necessitated solely as result of normal wear and tear and not as result of any act, omission (where there is a duty to act) or negligence of Tenant, its agents, employees or contractors.

(ii)                                  Upon installation of same, the A/C Equipment is and shall remain the property of Landlord. Tenant shall not abuse the A/C Equipment and shall operate the A/C Equipment only in accordance with the instructions that may accompany such equipment and the design and performance specifications therefor. Tenant shall reimburse Landlord upon demand for any damage to the A/C Equipment caused by Tenant or any employee, agent, contractor or invitee of Tenant and for the replacement of any equipment made necessary by Tenant’s breach of the covenant contained in the preceding sentence in this paragraph. This obligation shall survive the expiration or earlier termination of the term hereof. Tenant shall not install any window or wall-through air conditioning units in the Demised Premises.

E.                                     Notwithstanding anything contained herein to the contrary, Tenant, at its sole cost and expense, shall be responsible for installing any Supplemental A/C Unit (as such term is hereinafter defined) and associated duct work and equipment which are required for Tenant’s operations in the Demised Premises. Any such Supplemental A/C Unit shall be subject to Landlord’s prior written approval in all respects (which approval shall not be unreasonably withheld, conditioned or delayed), shall be a water cooled unit only, shall operate using the Building’s chilled water circulating system (subject to the terms hereinafter set forth), shall utilize a water cooled direct expansion (DX) unit with a free cooling coil (economizer), and shall be installed in accordance with Article 8 and all other applicable provisions of this Lease regarding Alterations (including, without limitation, Article 22 with respect to any such installation which is included in Tenant’s Initial Installation). Tenant, at its sole cost and expense, shall be responsible for maintaining, repairing or replacing, as necessary, any Supplemental A\C Unit servicing the Demised Premises, and for any and all other costs and expenses associated with the operation of such Unit. In this regard, any electricity consumed by any such Supplemental A/C Unit shall be redistributed by Landlord on a sub metering basis, in accordance with the provisions of Article 3 of this Lease, and Tenant, at its expense and as part of the installation of such Unit, shall install a sub meter and any other wiring and equipment which is necessary to measure such electricity consumption. Any chilled water required in connection with the operation of any such Supplemental A/C Unit shall be made available to Tenant from the Building’s chilled water circulating system, in quantities reasonably acceptable to Landlord and Tenant, at the initial rate of $1,200.00 per ton per annum, which rate shall be shall be subject to annual adjustments based on the percentage increase in the average monthly Consumer Price Index (as published by the Bureau of Labor Statistics of the U.S. Department of Labor, All Items, New York, New NY —Northeastern, N.J., for urban wage earners and clerical workers, or a successor or substitute index approximately adjusted) for each calendar year after the calendar year in which the Commencement Date occurs over the average monthly Consumer Price Index (as published by the Bureau of Labor Statistics of the U.S. Department of Labor, All Items, New York, New NY —Northeastern, N.J., for urban wage earners and clerical workers, or a successor or substitute index approximately adjusted) for the calendar year in which the Commencement Date occurs, which sums shall be deemed additional rent under this Lease and due within thirty (30) days after demand therefor by Landlord. Tenant, at its sole cost and expense, shall be responsible for any and all work required to connect such Supplemental A/C Unit to the Building’s chilled water circulating system, which work shall also be effected in accordance with Article 8 and all other applicable provisions of this Lease regarding Alterations, but Landlord agrees that there shall be no “tap in” or “hook up” fees or supervisory charges payable to Landlord in connection therewith. The term “Supplemental A\C Unit” when used herein shall mean any air conditioning unit that provides air-conditioning service to the Demised Premises in excess of the air-conditioning service being provided by the A/C Equipment. Upon the expiration or sooner termination of the term of this Lease, unless Landlord elects otherwise in writing, Tenant shall remove any Supplemental A/C Unit and any associated duct work and equipment and shall repair any damage caused thereby, which restoration and repair work shall be effected in accordance with Article 8 and all other applicable provisions of this Lease regarding Alterations.

F.                                      In no event shall Landlord be required to furnish heat, air-conditioning or ventilation during hours other than during Business Hours on Business Days. Notwithstanding the foregoing, Landlord shall, upon Tenant’s request, provide after-hours heat and air-conditioning services at an initial rate of $100 per hour, provided that Tenant shall give notice to Landlord requesting such after-hours services prior to 3:00 P.M. in the case of after-hours service on weekdays and prior to 1:00 P.M. on Fridays in the case of after-hours service on weekends; provided, however, that the rate for such after-hours air-conditioning service shall be subject to annual adjustments based on the percentage increase in the average monthly Consumer Price Index (as published by the Bureau of Labor Statistics of the U.S. Department of Labor, All Items, New York, New NY —Northeastern, N.J., for urban wage earners and clerical workers, or a successor or substitute index approximately adjusted) for each calendar year after the calendar year in which the Commencement Date occurs over the average monthly Consumer Price Index (as published by the Bureau of Labor Statistics of the U.S. Department of Labor, All Items, New York, New NY — Northeastern, N.J., for urban wage earners and clerical workers, or a successor or substitute index approximately adjusted) for the calendar year in which the Commencement Date occurs, which sums shall be deemed additional rent under this Lease and due within thirty (30) days after demand therefor by Landlord.

30.                               SECURITY DEPOSIT

A.                                    It is agreed that Tenant shall provide Landlord with a security deposit of One Million Eight Hundred Twenty-Nine Thousand Three Hundred Fifty-Seven and 50/100 ($1,829,357.50) Dollars(subject, however, to reduction in accordance with the provisions of paragraph G of this Article) in the form of a letter of credit which complies with the provisions of paragraphs B, C and D of this Article and is substantially in the form of the letter of credit annexed hereto and made part hereof as Exhibit E, as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. If Tenant shall comply fully with the terms of this Lease, the security shall be returned to Tenant after the date fixed as the end of this Lease. In the event of a sale or lease of the Building containing the Demised Premises, Landlord may transfer the security to the purchaser or tenant, and Landlord shall thereupon be released from all liability for the return of the security and Tenant shall look solely to such purchaser or tenant for the return thereof. This provision shall apply to every transfer or assignment of the security to a new landlord. Tenant shall have no legal power to assign or encumber the security herein described. Landlord shall have no fiduciary obligation with respect to the security deposited hereunder, except as may be imposed by law.

B.                                    Simultaneously with the execution and delivery of this Lease by Tenant, Tenant shall deliver to Landlord an unconditional, irrevocable letter of credit (freely transferable by Landlord without cost to it, the expiration date of which shall not be earlier than the thirtieth (30th) day following the stated expiration of the term of this Lease) in the amount of One Million Eight Hundred Twenty-Nine Thousand Three Hundred Fifty-Seven and 50/100 ($1,829,357.50) Dollars, issued or confirmed by a banking organization chartered by the United States of America, any of the several States thereof or the District of Columbia and insured by the Federal Deposit Insurance Corporation, whose long-term, unsecured and unsubordinated debt obligations are rated in the highest category by at least two of Fitch Ratings, Ltd, (hereinafter referred to as “Fitch”), Moody’s Investors Service, Inc. (hereinafter referred to as “Moody’s”) and Standard & Poor’s Rating Service(hereinafter referred to as “S&P”) (hereinafter referred to collectively as, the “Rating Agencies”) or their respective successors (which on the date hereof means AAA from Fitch and S&P and Aaa from Moody’s) and has a short-term deposit rating in the highest category from at least two of the aforesaid Rating Agencies (which on the date hereof means F1 from Fitch, P-1 from Moody’s and A-1 from S&P) (the “LOC Criteria”). Such letter of credit may be presented at a branch located in New York County and shall be substantially in the form of the letter of credit annexed hereto and made part hereof as Exhibit B. If at any time during the term hereof the banking organization which issued such letter of credit shall cease to satisfy the LOC Criteria or such banking organization shall be declared insolvent by the Comptroller of the Currency, the Federal Reserve Board, the Federal Deposit Insurance Corporation or any applicable State regulatory authority or shall be placed on the Federal Deposit Insurance Corporation’s “Watch List,” Tenant shall, within ten (10) Business Days after notice from Landlord, replace such letter of credit with another letter of credit issued by a banking organization that satisfies the LOC Criteria and should Tenant fail to do so, Landlord may draw down the then extant letter of credit (in which case Tenant shall have the right to substitute a new letter of credit which complies with the provisions of this Article, upon which Landlord shall return such cash to Tenant) or if such letter of credit is not honored, require Tenant within ten (10) Business Days after notice of such dishonoring to replace the letter of credit with cash security. Time shall be of the essence with respect to each such ten (10) Business Day period set forth in this Article 30B. If Tenant shall default in performing any such obligation under this paragraph, the same shall be deemed a default hereunder neither requiring any further notice for Landlord to terminate the term of this Lease nor susceptible of being cured by Tenant.

C.                                    Tenant shall pay to Landlord, on demand and as additional rent hereunder, all fees and charges paid by Landlord to the bank issuing the letter of credit or any portion thereof in connection with the transfer of same to any future owner of the Building. In the event of a default by Tenant of any of the terms, provisions or conditions of this Lease, Landlord shall be permitted to draw down the entire amount of the letter of credit or any portion thereof and apply the proceeds (or a portion thereof) in accordance with the terms and provisions hereinafter set forth. If Landlord shall, notwithstanding any provision to the contrary, accept (i) a letter of credit the expiration date of which is earlier than the date prescribed in paragraph B hereof or (ii) a letter of credit that provides that it shall be automatically renewed unless the issuer shall advise Landlord that the letter of credit will not be renewed at least forty-five (45) days prior to the then expiring date thereof, then if Landlord shall receive notice of the issuer’s election not to renew the letter of credit, Landlord shall have the right to draw down the entire amount of the letter of credit at any time after receipt of such notice.

D.                                    The letter of credit shall be returned to Tenant following the expiration of the term of this Lease, provided that no default shall have occurred. If any default occurs, Landlord may draw all or any portion of the letter of credit but no such draw shall work to diminish or limit the damages suffered or recoverable by Landlord, it being agreed that the letter of credit is Landlord’s property and its return to Tenant is a reduction of the consideration for this Lease in consideration of Tenant’s complete performance of its obligations.

E.                                     Any and all cash held by Landlord as a result of a draw upon such letter of credit which has not been applied in accordance with the terms hereof shall be held as a security deposit in accordance with the terms of this Article, pending application by Landlord or return to Tenant as provided herein. If Landlord is holding any such cash security, Landlord may, in its sole discretion, hold such security in an interest-bearing savings account, in which case Tenant shall be entitled to the interest earned thereon annually, less the maximum administrative fee allowed by law to which Landlord shall be entitled under law. Tenant shall execute such documents (including, without limitation, a W-9 form) as Landlord may reasonably require to open such account or sub-account into which the security deposit shall be deposited.

F.                                      It is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this Lease, including, but not limited to, the payment of fixed annual rent and additional rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any fixed annual rent and additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this Lease, including, but not limited to, any damages or deficiency in the reletting of the Demised Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. The amount of the security deposit or any portion thereof applied to cure any default or reimburse Landlord for any costs or damages shall not be construed as liquidated damages or deemed to limit any damages for which Landlord has a right to recover or otherwise to limit any right or remedy of Landlord at law or in equity. Tenant further covenants that it shall not assign or encumber or attempt to assign or encumber the monies (or the letter of credit) deposited or delivered under this Article 30 and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. In the event Landlord applies or retains any portion or all of the security deposited (in cash or by letter of credit), Tenant shall forthwith restore the amount so applied or retained so that at all times the amount deposited shall be the amount herein above then required to be maintained as the security deposit, exclusive of accrued interest, if any.

G.                                    If Tenant has never defaulted under any of the monetary or other material terms of this Lease beyond any applicable notice and/or cure period, and Tenant is not then in default under any of the monetary or other material terms of this Lease (or if Tenant is then so in default, provided Tenant cures such default prior to the expiration of the applicable notice and/or cure period), then amount of the security deposit shall be reduced as follows: (i) on the first day of the fifth Lease Year, the amount of the security deposit shall be reduced to One Million Two Hundred Nineteen Thousand Five Hundred Seventy-One and 67/100 ($1,219,571.67) Dollars; and (ii) on the first day of the seventh Lease Year, the amount of the Security Deposit shall be further reduced to Nine Hundred Fourteen Thousand Six Hundred Seventy-Eight and 75/100 ($914,678.75) Dollars.

H.                                   It is hereby agreed that, notwithstanding the foregoing provisions of this Article, Tenant may deposit with Landlord the sum of One Million Eight Hundred Twenty-Nine Thousand Three Hundred Fifty-Seven and 50/100 ($1,829,357.50) Dollars, in cash, upon the execution and delivery of this Lease by Tenant, as and for the security deposit required under this Lease, provided that Tenant delivers to Landlord, within sixty (60) days after the execution and delivery of this Lease by Tenant, a letter of credit in such amount and which otherwise complies with the provisions of this Article. Upon Landlord’s timely receipt of such letter of credit which complies with the provisions of this Article, Landlord shall promptly return to Tenant the unapplied amount of the cash security deposit previously delivered by Tenant to Landlord. The failure by Tenant to deliver such letter of credit to Landlord, within such sixty (60) day period (time being of the essence), will be considered a material and substantial default by Tenant under this Lease, for which Landlord shall have all remedies available to it under this Lease and at law.

31.                               RENT CONTROL

In the event the fixed annual rent or additional rent or any part thereof provided to be paid by Tenant under the provisions of this Lease during the demised term shall become uncollectable or shall be reduced or required to be reduced or refunded by virtue of any Federal, State, County or City law, order or regulation, or by any direction of a public officer or body pursuant to law, or the orders, rules, codes or regulations of any organization or entity formed pursuant to law, whether such organization or entity be public or private, then Landlord, at its option, may at anytime thereafter terminate this Lease, by not less than thirty (30) days’ written notice to Tenant, on a date set forth in said notice, in which event this Lease and the term hereof shall terminate and come to an end on the date fixed in said notice as if the said date were the date originally fixed herein for the termination of the demised term. Landlord shall not have the right to so terminate this Lease if Tenant within such period of thirty (30) days shall in writing lawfully agree that the rentals herein reserved are a reasonable rental and agree to continue to pay said rentals, and if such agreement by Tenant shall then be legally enforceable by Landlord.

32.                               SHORING

Tenant shall permit any person authorized to make an excavation on land adjacent to the Building containing the Demised Premises to do any work within the Demised Premises necessary to preserve the wall of the Building from injury or damage, and Tenant shall have no claim against Landlord for damages or abatement of rent by reason thereof.

33.                               EFFECT OF CONVEYANCE; ETC.

If the Building shall be sold, transferred or leased, or the lease thereof transferred or sold, Landlord shall be relieved of all future obligations and liabilities hereunder and the purchaser, transferee or tenant of the Building shall be deemed to have assumed and agreed to perform all such obligations and liabilities of Landlord hereunder. In the event of such sale, transfer or lease, Landlord shall also be relieved of all existing obligations and liabilities hereunder, provided that the purchaser, transferee or tenant of the Building assumes in writing such obligations and liabilities.

34.                               RIGHTS OF SUCCESSORS AND ASSIGNS; PARTIAL INVALIDITY

This Lease shall bind and inure to the benefit of the heirs, executors, administrators, successors, and, except as otherwise provided herein, the assigns of the parties hereto. If any provision of any Article of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of that Article, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of said Article and of this Lease shall be valid and be enforced to the fullest extent permitted by law.

35.                               CAPTIONS

The captions herein are inserted only for convenience, and are in no way to be construed as a part of this Lease or as a limitation of the scope of any provision of this Lease.

36.                               LEASE SUBMISSION

A.                                    Landlord and Tenant agree that this Lease is submitted to Tenant on the understanding that it shall not be considered an offer and shall not bind Landlord in any way unless and until (i) Tenant has duly executed and delivered duplicate originals thereof to Landlord and tendered all sums and other documents due upon the execution hereof and (ii) Landlord has executed and delivered a duplicate original of this Lease to Tenant.

B.                                    If Tenant is a corporation, partnership, limited liability company or other form of organization or association, each individual executing this Lease on behalf of Tenant hereby agrees that by executing this Lease such individual represents and warrants to Landlord that Tenant is a duly formed and validly existing entity and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.

37.                               ELEVATORS AND LOADING

A.                                    Except in the event of an emergency or as may be necessary in connection with any alteration or change in the Building that Landlord may be undertaking, Landlord shall provide passenger elevator service twenty-four (24) hours a day, seven (7) days a week, and freight elevator service on a non-exclusive basis 8:00 a.m. to 3:00 p.m. during all Business Days (which freight elevator services shall include, without limitation, the Exterior Hoist, if and to the extent such hoist remains in place). Tenant acknowledges it has been advised that the freight elevators servicing the Building (and such Exterior Hoist, if and to the extent in remains in place) can be used from 8:00 a.m. to 3:00 p.m. on weekdays only for less than truck load deliveries which will not unreasonably interfere with use of the freight elevator (or hoist, as applicable) by or on behalf of Landlord and the other tenants of the Building. Except as may otherwise be provided in this Lease, any use of freight elevator (or Exterior Hoist) service on other days and times shall be on a first-come, “as available” basis and shall be scheduled in advance with Landlord, and Tenant shall pay Landlord’s customary Building standard charge therefor. There shall be no major loading or unloading in the Building between 8:00 a.m. and 6:00 p.m. on weekdays. Tenant acknowledges that it has been advised that the Exterior Hoist shall remain installed and available for use by Tenant at the Building for a period of at least one (1) year after the date that this Lease is executed and delivered by Landlord and Tenant.

B.                                    It is the intention of Landlord to maintain in the Building, operator less automatic control elevators. However, Landlord may, at its option, maintain in the Building either manually operated elevators or operator less automatic control elevators or part one and part the other, and Landlord shall have the right from time to time during said term, to change, in whole or in part, from one to the other without notice to Tenant and without such change in any way constituting an eviction of Tenant or affecting the obligations of Tenant hereunder or incurring any liability to Tenant hereunder.

C.                                    Tenant acknowledges that it has been advised that there is currently an elevator modernization program in effect for the passenger elevators in the Building. In connection with such elevator modernization program, a copy of the projected construction schedule for the C Elevator Bank is attached hereto and made a part hereof as Exhibit J. Tenant further acknowledges and agrees that the completion of such work shall not be a condition to the occurrence of the Commencement Date hereunder, and that such construction schedule shall be subject to change from time to time due to availability of labor and/or materials, field conditions and other factors.

38.                               BROKERAGE

A.                                    Tenant represents and warrants that it neither consulted nor negotiated with any broker or finder with regard to the Demised Premises other than Newmark & Company Real Estate, Inc., d/b/a New mark Grubb Knight Frank (the “Broker”). Tenant agrees to indemnify, defend and save Landlord harmless from and against any claims for fees or commissions from anyone other than the Broker with whom Tenant has dealt in connection with the Demised Premises or this Lease.

B.                                    Landlord represents and warrants that it neither consulted nor negotiated with any broker or finder with regard to the Demised Premises other than the Broker. Landlord agrees to indemnify, defend and save Tenant harmless from and against any claims for fees or commissions from anyone other than the Broker with whom Landlord has dealt in connection with the Demised Premises or this Lease. Landlord agrees to pay any commission or fee owing to the Broker, pursuant to a separate agreement. Nothing in this Article shall be construed to be a third party beneficiary contract.

39.                               ARBITRATION

In each case specified in this Lease in which resort to arbitration shall be required, such arbitration (unless otherwise specifically provided in other provisions of this Lease) shall be in Manhattan in accordance with the Commercial Arbitration Rules of the American Arbitration Association and the provisions of this Lease, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Except as specifically set forth in this Lease, there shall be no right to arbitrate any dispute arising out of this Lease and any other action or proceeding shall be adjudicated in the state or federal courts sitting in New York County, New York.

40.                               INSURANCE

The following requirements (herein referred to, collectively, as the “Insurance Requirements”) shall be complied with by Tenant at all times during the term hereof:

A.                                    At all times during the term hereof, Tenant shall maintain, at Tenant’s expense, the following insurance coverage:

(i)                                     special form property insurance, including theft and, if applicable, boiler and machinery coverage, written at replacement cost value in an adequate amount to avoid coinsurance and a replacement cost endorsement insuring Tenant’s trade fixtures, furnishings, equipment and all items of personal property of Tenant and including property of Tenant’s customers or clients, as the case may be, located in the Demised Premises;

(ii)                                  commercial general liability insurance written on a per occurrence basis with a per occurrence limit of not less than $5,000,000 and with other limits reasonably satisfactory to Landlord;

(iii)                               business interruption insurance covering risk of loss due to the occurrence of any of the hazards covered by the insurance to be maintained by Tenant described in paragraph A(i) with coverage in a face amount of not less than the aggregate amount, for a period of twelve (12) months following the insured-against peril, of 100% of all fixed annual rent and additional rent to be paid by Tenant under this Lease;

(iv)                              worker’s compensation insurance and employer’s liability coverage in statutory limits, and New York State disability insurance as required by law, covering all employees; and

(v)                                 such other coverage as Landlord may reasonably require with respect to the Demised Premises, its use and occupancy and the conduct or operation of business therein, but only to the extent such other coverage is then typically being required by other landlord’s in Class A office buildings in Manhattan.

Landlord may, from time to time, but not more frequently than once every five (5) years, adjust the minimum limits set forth above, provided such limits shall not exceed the limits then typically being required by other landlords of Class A office buildings in Manhattan.

B.                                    All insurance policies to be maintained as set forth above (i) shall be issued by companies of recognized responsibility, licensed and admitted to do business in the State of New York, reasonably acceptable to Landlord, and maintaining a rating of A-/XII or better in Best’s Insurance Reports-Property-Casualty (or an equivalent rating in any successor index adopted by Best’s or its successor), (ii) shall provide that they may not be canceled or modified unless the named insured is given at least thirty (30) days prior written notice of such cancellation or modification, (iii) shall name, as additional insureds, Landlord, the managing agent of the Building and any other person or entity whose name and address shall have been furnished to Tenant and (iv) shall be primary and non-contributory in all respects. All policies providing fire and extended coverage property insurance coverage pursuant to paragraph A(i) shall name Landlord as loss payee with respect to improvements and alterations, and shall name Tenant as loss payee with respect to Tenant’s property.

C.                                    Prior to the Commencement Date, Tenant shall deliver to Landlord certificates of insurance for the insurance coverage required by paragraph A and, if required by Landlord, copies of the declaration page of each policy and of the endorsements to such policies designating such persons or parties as additional insureds, providing for deductibles reasonably satisfactory to Landlord. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord certificates of renewal at least thirty (30) days before the expiration of any existing policy. If Tenant fails to procure or maintain any insurance required by this Lease and to pay all premiums and charges therefor, Landlord may (but shall not be obligated to) procure and pay the same, and Tenant shall reimburse Landlord, within ten (10) days after demand, for all such sums paid by Landlord. Any such payment shall not cure or waive any default by Tenant in the performance of its obligations hereunder, nor shall the foregoing right of Landlord to make such payment in any way limit, reduce, diminish or impair the rights of Landlord under the terms of this Lease or at law or in equity arising as a result of any such default. Under no circumstances shall Landlord be obligated to advise Tenant of Tenant’s failure to procure or maintain any insurance required hereunder.

D.                                    Tenant shall not carry separate or additional insurance, concurrent in form or contributing in the event of any loss or damage with any insurance required to be obtained by Tenant under this Lease unless the parties required by paragraph B above to be named as additional insureds or loss payees there under are so named. Tenant may carry any insurance coverage required of it hereunder pursuant to blanket policies of insurance so long as the coverage afforded Landlord and the other additional insureds or loss payees there under, as the case may be, shall not be less than the coverage that would be provided by direct policies.

E.                                     (i)                                     Landlord agrees that it will include in its fire insurance policies appropriate clauses pursuant to which the insurance companies (a) waive all right of subrogation against Tenant with respect to losses payable under such policies and/or (b) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies.

(ii)                                  Tenant agrees that it will include in its fire insurance policy or policies on its furniture, furnishings, fixtures and other property removable by Tenant under the provisions of its lease of space in the building appropriate clauses pursuant to which the insurance company or companies (a) waive the right of subrogation against Landlord and/or any tenant of space in the building with respect to losses payable under such policy or policies and/or (b) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies.

(iii)                               Landlord hereby waives any and all right of recovery which it might otherwise have against Tenant, its servants, agents and employees, for loss or damage occurring to the building and the fixtures, appurtenances and equipment therein, to the extent the same is covered by Landlord’s insurance, notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees. Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its servants, and employees, and against every other tenant in the building who shall have executed a similar waiver as set forth in this subparagraph E(iii) for loss or damage to, Tenant’s furniture, furnishings, fixtures and other property removable by Tenant under the provisions hereof to the extent that same is covered by Tenant’s insurance, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees, or such other tenant and the servants, agents or employees thereof.

(iv)                              Landlord and Tenant hereby agree to advise the other promptly if the clauses to be included in their respective insurance policies pursuant to subparagraphs E(i) and E(ii) above cannot be obtained. Landlord and Tenant hereby also agree to notify the other promptly of any cancellation or change of the terms of any such policy which would affect such clauses.

F.                                      Each party shall first seek recovery under its own insurance policy before proceeding against the other for any insured event. Each party shall be responsible for and bear any financial losses as a result of its reliance on its own deductible or retained risk not paid by any such insurance.

41.                             TWENTY-FIRST FLOOR SETBACK

If and so long as Tenant is not in default under this Lease beyond any grace period, and subject to compliance with all applicable laws including Landmarks approval, Landlord hereby grants to Tenant an exclusive license to access and use the two setbacks on the 21st floor of the Building (each, individually, a “Twenty-First Floor Setback”, and collectively, the “Twenty-First Floor Setbacks”) for Tenant’s use (but in no event for public assembly), provided such use shall at no time adversely affect the use or occupancy of any other tenant or occupant of the Building. Prior to performing any work on the Twenty-First Floor Setbacks, Tenant shall obtain and deliver to Landlord a report from a reputable structural engineer indicating that such work shall have no adverse impact (other than to a de minimis extent) on the Building or its systems. Any work by Tenant on the Twenty-First Floor Setbacks shall be performed in accordance with the provisions of Article 8 and all other applicable provisions of this Lease regarding Alterations (including, without limitation, Article 22 if such work is performed as part of Tenant’s Initial Installation). Landlord agrees that, subject to the foregoing conditions, Tenant may install an additional doorway on the south side of the Twenty-First Floor Setback on the westerly side of the Building (except that Tenants shall have no obligation to remove or restore such additional doorway at the expiration or sooner termination of the term hereof). It is acknowledged and agreed that certain portions of the Twenty-First Floor Setbacks are covered with green moss (the “Green Portions”), and that in no event may Tenant (or any employee, guest, invitee or contractor of Tenant) walk upon or effect any Alteration on or to the Green Portions. The Twenty-First Floor Setbacks shall not be deemed to be part of the Demised Premises, and any use of the Twenty-First Floor Setbacks shall be subject to all applicable, laws, rules and regulations, including, without limitation, any reasonable rules and regulations of Landlord thereon. Landlord agrees that it will not grant any other tenant of the Building (or any other party) the right to use the Twenty-First Floor Setbacks, but Landlord shall, and hereby reserves the right to, maintain (and repair or replace, as necessary) any existing duct work, vents or other equipment thereon and the Green Portions, and to enter upon the Twenty-First Floor Setbacks for the purposes of performing maintenance and for making repairs and/or replacements to the Building and its systems and such Green Portions, and for obtaining access to the exterior of the Building. However, Tenant shall be solely responsible for maintaining the non-structural aspects of the Twenty-First Floor Setbacks, and any installation thereon (other than such existing duct work, vents and other equipment of Landlord or other tenants and such Green Portions), in good condition and repair, and for making any necessary replacements thereto. Landlord and Tenant agree that Tenant’s license to use the Twenty-First Floor Setbacks shall be subject to the provisions of Article 20 and Article 40E of this Lease. Tenant agrees that the commercial general liability insurance which Tenant is required and obtain and maintain under Article 40 of this Lease shall cover any use of the Twenty-First Floor Setbacks by Tenant. Tenant acknowledges and agrees that Landlord makes no representations as to the condition or the present or future legally permissible uses of the Twenty-First Floor Setbacks or whether the Twenty-First Floor Setbacks are in compliance with any applicable laws, rules, regulations or codes, and that Landlord shall have no obligation to perform any work to the Twenty-First Floor Setbacks to make them suitable and ready for Tenant’s occupancy and use hereunder, except that Landlord, at its expense and in compliance with applicable law, shall (i) replace the entry door to the each of the Twenty-First Floor Setbacks and (ii) install a railing around the exterior walls of each of the Twenty-First Floor Setbacks, which work shall be effected in a prompt and expeditious manner by Landlord after the full execution and delivery of this Lease, upon the issuance of any required approvals (including, without limitation, the New York City Landmarks Preservation Commission), using Building standard materials, and with Tenant’s full cooperation. The provisions of this Article are intended to be personal to the named Tenant hereunder (i.e., Shutterstock, Inc.) and may only be exercised by said entity if and so long as it is the tenant under this Lease and is in occupancy of the entire Demised Premises under this Lease.

42.                               LATE CHARGES

If Tenant shall fail to pay all or any part of any installment of fixed annual rent, additional rent or any other charge due hereunder for more than ten (10) days after the same shall have become due and payable, Tenant shall pay to Landlord, upon demand, as liquidated damages, three ($.03) cents for each dollar of the amount that shall not have been paid to Landlord within such ten (10) days after becoming due and payable. Tenant acknowledges that the payment of rent after the date when first due shall result in loss and injury to Landlord the exact amount of which is not susceptible of reasonable calculation and that the aforesaid amount(s) of late charge represents a reasonable estimate of such losses and injury under the circumstances, especially after taking into account the grace period hereby afforded Tenant before such late charge is to be imposed. The sums payable pursuant to this Article 43 shall be without prejudice to any of Landlord’s rights and remedies hereunder at law and equity for non-payment or late payment of rent or other sums and in addition to any such rights and remedies, including the right to institute and prosecute a proceeding under Article 7 of the Real Property Actions and Proceedings Law. No failure by Landlord to insist upon the strict performance by Tenant of Tenant’s obligation to pay liquidated damages as provided in this Article shall constitute a waiver by Landlord of its right to enforce the provisions of this Article in any instance thereafter occurring. If Landlord receives only a portion of the amount due for any month, Landlord may, at its option, elect to apply such payment first to rent and then to late charges notwithstanding any contrary direction from Tenant. The provisions of this Article shall not be construed in any way to extend the grace periods or notice periods provided for elsewhere in this Lease.

43.                               ENVIRONMENTAL COMPLIANCE

A.                                    (i)                                     Subject to the provisions of Article 14 of this Lease, Tenant shall comply with all federal, state and local environmental protection and regulatory laws applicable to Tenant’s particular manner of use of the Demised Premises and any Alterations performed by or on behalf of Tenant.

(ii)                                   Tenant shall not use, generate, manufacture, store or dispose of any hazardous substance on, under or about the Demised Premises or the Building nor transport any hazardous substance thereto. Tenant shall immediately advise the Landlord, in writing of any and all enforcement, clean-up, remediation, removal or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable laws relating to any hazardous substances; and all claims made or threatened by any person (including a governmental authority) against the Demised Premises, Tenant or Landlord relating to any damage, injury, costs, remedial action or cost recovery compensation arising out of or due to the existence of any hazardous substance in or about the Demised Premises or the Building.

(iii)                               Tenant shall participate in Landlord’s recycling program for the Building as from time to time implemented with respect to all recyclable waste generated or stored in the Demised Premises.

B.                                    Each party shall defend, indemnify and hold the other party harmless from and against all actions, causes of action, claims, lawsuits, administrative proceedings, hearings, judgments, awards, fines, penalties, costs (including legal, engineers’, experts’, investigatory and consulting fees), damages, remediation activities and clean-up costs, liens, and all other liabilities incurred by such other party whenever incurred, arising out of any act or failure to act of the indemnifying party resulting in (i) the existence or presence (or alleged existence or presence) on or about the Building of any hazardous substance or the release of any hazardous substance into the environment; (ii) any personal injury or property damage resulting from any hazardous substance in or about the Building; (iii) the violation of any federal, state or municipal environmental protection or regulatory law; or (iv) the commencement or prosecution by any governmental authority or private person or entity of any judicial or administrative procedure arising out of any claims under any federal, state or municipal environmental protection or regulatory law or common law cause of action in which such other party is named a party or in which it may intervene. The obligations of Landlord and Tenant under this paragraph B shall survive the expiration or earlier termination of the term hereof.

C.                                    “Hazardous Substance” means any hazardous substance as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986; hazardous waste as defined in the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§ 6901 et seq., as any of the foregoing may be amended or superseded; oil; petroleum product, derivative, compound or mixture; mineral, including asbestos; chemical; gas; medical waste; polychlorinated biphenyls (pcb’s); methane; radon; radioactive material; volatile hydrocarbons; or other material, whether naturally occurring, man-made or the by-product of any process, which is toxic, harmful or hazardous or acutely hazardous to the environment or public health or safety; or any other substance the existence of which on or at any property would be the basis for a claim for damages, clean-up costs or remediation costs, fine, penalty or lien under any federal, state or municipal environmental protection or regulatory law or applicable common law.

D.                                    Tenant shall use commercially reasonable efforts to cooperate with any effort by Landlord to obtain LEED, Green Globes, Energy Star (or similar) certification for the Building.

E.                                     (i)                                     Following notice to tenants commencing with the first comparison year following the year in which a capital improvement for energy conservation is placed in service, and continuing for the duration of the Payback Period (as hereinafter defined in subparagraph (ii)(c) of this paragraph), Landlord may charge Tenant monthly, in equal installments, as additional rent The Percentage (as defined in Article 2C of this Lease) of the aggregate Projected Annual Savings (as such term is hereinafter defined in subparagraph (ii)(d) of this paragraph) from such capital improvement for energy conservation. The Projected Annual Savings shall be conclusive and not subject to review.

(ii)                                  For the purposes of this paragraph, the following definitions shall apply:

(a)                               “Capital improvement for energy conservation” means any alteration, addition, change, repair or replacement (whether structural or nonstructural) made by Landlord in or to the Building or the common areas or equipment or systems thereof, which under generally accepted accounting principles, consistently applied, is properly classified as a capital expenditure and the purpose of which is to, reduce the Building’s consumption of electricity, oil, natural gas, steam, water or other utilities. The aggregate costs of any capital improvement for energy conservation shall include, without limitation, architectural, engineering and expediting fees, legal, consulting, inspection and commissioning fees actually incurred in connection therewith, and shall be deemed to include actual or imputed financing costs in connection therewith. The costs of any such capital improvement for energy conservation shall be deemed reduced by the amount of any NYSERDA or similar government or other incentives for energy efficiency improvements actually received by Landlord to defray the costs of such capital improvement for energy conservation, and shall further be reduced by any energy efficiency tax credits or similar energy-efficiency-based tax incentives actually accruing to Landlord as a result of such capital improvement for energy conservation.

(b)                                   “Independent Engineer” means an independent professional engineer (whether or not previously employed or retained by Landlord or any affiliate thereof and irrespective of however long such relationship may have lasted), licensed by the State of New York or an energy management specialist, in each case with at least six (6) years’ experience in performing energy audits on commercial property similar to the Building. Such employment or retention by or affiliation to Landlord or Landlord’s affiliates shall not be grounds to dispute any such Projected Annual Savings.

(c)                                    “Payback Period” means the length of time (expressed in months) obtained by dividing (x) the aggregate costs of any such capital improvement for energy conservation, by (y) the Projected Annual Savings. By way of example: if the aggregate costs of such capital improvement for energy conservation are $2,000,000 and the Projected Annual Savings are $500,000, then the simple payback period for such Capital Improvement is forty-eight (48) months.

(d)                                     “Projected Annual Savings” means Landlord’s good faith estimate of the anticipated average annual savings (whether or not actually realized) in the Building’ s annual utility costs, (subject to reasonable assumptions and qualifications of the Building’s consumption of electricity, oil, natural gas, steam, water or other utilities), determined using commonly applied engineering methods by the Independent Engineer selected by Landlord that will be generated by a capital improvement for energy conservation.

(iii)                               For the avoidance of doubt, any cost to be recovered pursuant to this Article 43 shall not be duplicated in Article 2C or Article 14, and if any cost could be recoverable under Article 2C, Article 14 or this Article 43, such cost shall be recovered pursuant to this Article.

44.                               LEASE FULLY NEGOTIATED

In construing this Lease, it shall be deemed to be a document fully negotiated and drafted jointly by counsel to Landlord and counsel to Tenant and the authorship of any term or provision hereof shall not be deemed germane to its meaning. The existence or non-existence in any prior draft hereof of any term or provision whether included herein or not shall not be relevant to the establishment of the intent of the parties hereto or the meaning of any term or provision hereof and may not be used as evidence to establish any such intent or meaning.

45.                               SMOKING RESTRICTIONS

There shall be no smoking within the Demised Premises or any other portion of the Building.

46.                               ANTI-TERRORISM REQUIREMENTS

Tenant represents and warrants that (i) neither Tenant nor any person, group or entity who owns any direct or indirect beneficial interest in Tenant or any of them, is listed on the list maintained by the United States Department of the Treasury, Office of Foreign Assets Control (commonly known as the OFAC List) or otherwise qualifies as a terrorist, Specially Designated National and Blocked Person or a person with whom business by a United States citizen or resident is prohibited (each referred to herein as a “Prohibited Person”); (ii) neither Tenant nor any person, group or entity who owns any direct or indirect beneficial interest in Tenant or any of them is in violation of any anti-money laundering or anti-terrorism statute, including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, U.S. Public Law 107-56 (commonly known as the USA PATRIOT Act), and the related regulations issued thereunder, including temporary regulations, and Executive Orders (including, without limitation, Executive Order 13224) issued in connection therewith, all as amended from time to time; and (iii) neither Tenant nor any person, group or entity who owns any direct or indirect interest in Tenant is acting on behalf of a Prohibited Person. Tenant shall indemnify and hold Landlord harmless from and against all claims, damages, losses, risks, liabilities and costs (including fines, penalties and legal costs) arising from any misrepresentation in this paragraph or Landlord’s reliance thereon. Tenant’s obligations under this Article shall survive the expiration or sooner termination of the term of this Lease.

47.                               CONDOMINIUM PROVISIONS

A.                                    Landlord reserves (and Tenant acknowledges that Landlord has) the right to convert (or join or acquiesce in the conversion of) the Building or Building Project to condominium form of ownership (hereinafter referred to as a “Conversion”) of which the Demised Premises may, in the sponsor and Landlord’s sole discretion, constitute all or a portion of a condominium unit (hereinafter referred to as the “Unit”). If the Building is converted to condominium form of ownership, then this Lease shall not be affected thereby, nor shall Tenant’s rights under this Lease be impaired or its obligations increased (other than to a de minimis extent) by virtue thereof, and this Lease shall continue in full force and effect, except as follows:

(i)                                     Except as otherwise specifically set forth herein, references to the Building or Building Project shall be deemed to be references to the Unit;

(ii)                                  Rents based upon increases in Expenses and/or real estate taxes shall be payable upon the following terms:

(a)                                 The Percentage applicable to real estate taxes and/or Expenses, as the case may be, shall be recomputed as a decimal fraction carried to four places beyond the decimal point by dividing the rentable square feet of the Demised Premises by the rentable square feet of the Unit (as each such area is determined by Landlord in its reasonable judgment);

(b)                                 Expenses shall include all expenses heretofore defined and all charges, assessments and special assessments payable by the owner of or attributable to the Unit pursuant to the condominium’s declaration of condominium, its bylaws or resolution of the board of managers or condominium association having jurisdiction of the Unit;

(c)                                  Expenses and base year taxes shall be recomputed by Landlord using its reasonable judgment to allocate to the Unit the actual Expenses and real estate taxes as would have been allocated to the Unit for the Base Year and base tax year had the condominium then been in existence and such amounts as Landlord shall have determined shall be deemed [the Expenses and] the base year taxes for the Base Year and base tax year, respectively; and

(d)                                 If any such conversion shall be effective on a date that is not the first day of a relevant comparative year, additional rent for increases in Expenses and real estate taxes, as the case may be, shall be calculated for the periods before and following the effective date of such conversion according to the appropriate methodology for such period and accordingly prorated for each such period.

B.                                    Regardless of whether or not Tenant may have a sufficient interest in the Building Project pursuant to law to require its consent to the declaration of condominium, its bylaws, floor plans or any other document required to effect a Conversion (hereinafter collectively referred to as “Condominium Documents”) and all applications and filings involved in the Conversion, Tenant does hereby specifically waive such rights, and if such rights cannot be waived, does hereby consent to such matters in advance and to the Conversion itself to create a condominium form of ownership for the Building (herein referred to as a “Condominium”).

C.                                    In the event of a Conversion in which the Demised Premises are converted into one or more separately saleable units, Tenant does hereby agree in advance to attorn to any purchaser of any unit(s) which shall consist of the Demised Premises and recognizes such purchaser as landlord under the terms and provisions of this Lease and no further consent of Tenant shall be required as long as (i) the purchaser of any such unit(s) agrees in writing to honor the rights and obligations of Tenant hereunder, and (ii) either the Board (as such term is hereinafter defined) or the owner of the unit which includes the Demised Premises is obligated to perform all of the obligations of Landlord under this Lease.

D.                                    This Lease shall be subordinate to all Condominium Documents. Upon such Conversion, if the Condominium Documents provide for the performance of any obligations that would have been Landlord’s obligations under this Lease, Landlord will cause the board of managers of the Condominium or the owner of the Unit of which the Demised Premises are a part to perform such obligations, but in no event shall any rights or remedies of Tenant hereunder be diminished, conditioned or negated or its obligations increased by such operation of the Condominium Documents. It is expressly understood and agreed that the Demised Premises are intended to be a part of the Condominium, and to be subject to the Condominium Documents. Tenant agrees that the aforesaid subordination shall be self-operative without the need for any further action but Tenant shall execute and deliver such documents as Landlord may require to confirm or further effect such subordination. If the Condominium shall be formed, Tenant shall not perform any act, or fail to perform any act, if such performance or failure to perform would be a violation of, or cause Landlord to be in default under, any of the Condominium Documents. During the term of this Lease, Tenant agrees to be bound by all of the terms contained in the Condominium Documents that pertain to an occupant of the Condominium Unit of which the Demised Premises form a part or of the common elements of such Condominium, except if and to the extent that compliance with such terms and obligations shall be Landlord’s obligation pursuant to one or more express provisions of this Lease and in no event shall Tenant be responsible for common charges or maintenance payments under the Condominium Documents, except as hereinabove provided. Tenant agrees to observe all of the rules and regulations of the Condominium and the board of managers of the Condominium and/or the Unit of which the Demised Premises form a part (each, a “Board”). Tenant expressly agrees that the applicable Board shall have the power to enforce against Tenant (and each and every immediate and remote assignee or subtenant of Tenant) the terms of the Condominium Documents, if the actions of Tenant (or such assignee or subtenant) shall be in breach of the Condominium Documents, to the extent that the same would entitle the applicable Board to enforce the terms of the Condominium Documents against Landlord.

E.                                     Notwithstanding anything to the contrary contained elsewhere in this Lease, any provision of this Lease that requires Landlord to provide services or perform any other act shall be deemed to require Landlord to use commercially reasonable efforts to cause the Board to do the same, but Landlord shall not be liable to Tenant for any failure in performance resulting from the failure in performance by the Board, Landlord’s obligations hereunder are accordingly conditional where such obligations require such parallel performance by the Board, provided that Landlord shall, at Tenant’s cost and expense, expeditiously and diligently use commercially reasonable efforts to enforce such rights as Landlord may have against the Board under the Condominium Documents for the benefit of Tenant, upon Tenant’s written request therefor, including, without limitation, forwarding to the Board any notices or requests for consent as Tenant may reasonably request, and commencing an action, proceeding or suit against the Board by Tenant, in Landlord’s name, if required, or otherwise, in the event of a default by the Board in fulfilling its obligations under the Condominium Documents or this Lease with respect to or affecting the Demised Premises. Landlord agrees that the Condominium declaration recorded for the Building shall obligate the Board to perform Landlord’s maintenance, repair and replacements obligations hereunder that relate to “common elements” or shall give the Landlord access and the privilege to perform the same.

48.                               ADDITIONAL DEFINITIONS

“Business Days” shall mean all days, except Saturdays, Sundays and all days celebrated as holidays under union contracts applicable to the Building. “Business Hours” shall mean 8:00 A.M. to 6:00 P.M. on Business Days. The words “herein,” “hereof,” “hereto,” “hereunder” and similar words shall be interpreted as being references to this Lease as a whole and not merely the clause, paragraph or Article in which such word appears. The term “Demised Premises” is used interchangeably with the term “Demised Premises”. The words “shall” and “will” are interchangeable, each imposing a mandatory obligation upon the party to whom such verb applies. The words “include” and “including” shall be interpreted to mean “including, without limitation.” The word “control” and the variations thereof used in this Lease shall have the meanings ascribed to them under the Securities Act of 1933, as amended, and the regulations promulgated under it. Wherever appropriate in this Lease, personal pronouns shall be deemed to include the other genders and the singular or plural of any defined term or other word shall, as the context may require, be deemed to include, as the case may be, either the singular or the plural. All Article and paragraph and subsection references set forth herein shall, unless the context otherwise specifically requires, be deemed references to the Articles, paragraphs and subsections of this Lease. The rentable square foot area of the Demised Premises shall be calculated in accordance with the Recommended Method of Floor Measurement for Office Buildings of the Real Estate Board of New York, Inc. in effect as of the date hereof. Wherever herein Tenant is required to comply with laws, orders and regulations of any governmental authority having or asserting jurisdiction over the Demised Premises, such laws, orders and regulations shall include, without limitation, each Law referenced in Article 14 and any other Law referenced in Article 43, as each may be amended and any successor statutes of like or similar import. References to Landlord as having no liability to Tenant or being without liability to Tenant shall mean that, except as otherwise provided in this Lease, Tenant is not entitled to terminate this Lease, or to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution of rent, or to be relieved in any manner of any of its other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other kind of liability whatsoever against Landlord under or with respect to this Lease or with respect to tenant’s use or occupancy of the Demised Premises. Whenever in this Lease the word “default” is used with respect to any obligation to be performed by Tenant or whenever any right of Tenant shall be conditioned upon Tenant not then being in default, a default not continuing or a default not having occurred, it is agreed that the term “default” shall mean simply the failure to perform an obligation on or before first date such obligation was to have been performed. Such a default shall be deemed to have occurred for all purposes whether or not such obligation is subsequently performed (including performance within any so-called cure or grace period), such cure is accepted by Landlord or any notice of such default had been given. The term “termination of this Lease” or any variant thereof shall mean the “termination of the term of this Lease.”

49.                               USE OF BUILDING NAME AND IMAGE

Tenant acknowledges and agrees that Landlord owns the name and image of the Empire State Building and the good will symbolized by such name and image. Tenant, therefore, shall not use or suffer the use by any affiliate, employee or agent of the name or image of the Empire State Building in any advertisement or other publication, irrespective of the medium or in any trademark, service mark or trade name, without the prior written consent of Landlord in each instance. Breach of the terms of this paragraph shall be deemed to be a material default under this Lease. Notwithstanding any other rights or remedies that may exist in law, Landlord shall be entitled to enforce the provisions of this paragraph by injunctive or other form of equitable relief. Tenant’s obligations and Landlord’s rights under this paragraph shall survive the expiration or sooner termination of the term hereof. Landlord hereby consents to Tenant’s use of only the name Empire State Building on Tenant’s business stationery solely to identify its address, for only so long as Tenant is a tenant in the building and not in default of any material obligation on its part to be performed hereunder, beyond any applicable notice and/or cure period.

50.                               APPLICABLE LAW

This Lease shall be deemed to have been made in New York County, New York, and shall be construed in accordance with the laws of New York. ALL ACTIONS OR PROCEEDINGS RELATING, DIRECTLY OR INDIRECTLY, TO THIS LEASE SHALL BE LITIGATED ONLY IN COURTS LOCATED WITHIN THE COUNTY OF NEW YORK. LANDLORD AND TENANT, ANY GUARANTOR OF THE PERFORMANCE OF TENANT’S OBLIGATIONS HEREUNDER AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, HEREBY SUBJECT THEMSELVES TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITH SUCH COUNTY. TENANT HEREBY WAIVES THE RIGHT TO RAISE ANY DEFENSE BASED UPON INCONVENIENT FORUM OR MAKE ANY PLEA OR MOTION SEEKING TO REMOVE ANY CASE TO ANOTHER VENUE.

51.                               COUNTERPARTS

This Lease may be executed in two or more counterparts and all counterparts so executed shall for all purposes constitute one agreement binding on all of the parties hereto, notwithstanding that all parties shall not have executed the same counterparts. Facsimile, digital and photocopy signatures on this Lease shall have the same force and effect as originals.

52.                               CONFIDENTIALITY

A.                                 Except as may be required in connection with the performance of its obligations, the enforcement of its rights or the exercise of any of its right or options hereunder (including, by way of example only and without limitation, engagement of brokers, or in connection with any effort to sublet or assign, or performing Alterations), the defense of any claims brought against it by any other party and/or the compliance with any regulatory obligation imposed upon Tenant, which activities may entail providing Confidential Information to third parties, or to lenders, attorneys, accountants, architects, engineers or other professionals or consultants engaged by Tenant, Tenant acknowledges and agrees that: (i) the terms and conditions of this Lease; (ii) any confidential information disclosed to Tenant in connection with this Lease; and (iii) any discussions held between the parties prior to the execution of this Lease (collectively, the “Confidential Information”), are to remain confidential for Landlord’s benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord’s prior written consent in each instance. The consent by Landlord to any particular disclosure shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure. Any such Confidential Information provided by Tenant to third parties, as a fore described, shall be done so on a confidential, “need to know” basis only.

B.                                    If Tenant discloses, or attempts to disclose, any Confidential Information in contravention of this Agreement, then in addition to other available remedies, Landlord shall have the right to seek injunctive relief enjoining any such action, it being acknowledged by Tenant that legal remedies are inadequate.

C.                                    The provisions if this Article shall survive the expiration or sooner termination of this Lease.

53.                               EMERGENCY GENERATOR

Landlord agrees that, subject to the provisions of this Article any the requirements of any applicable laws, rules or regulations, Tenant may install, operate and maintain a diesel powered emergency generator in and for the Demised Premises (the “Emergency Generator”). The specific type and model of Emergency Generator to be installed by Tenant, its location within the Demised Premises, and the manner in which it is installed, shall be subject to Landlord’s prior approval, which shall not be unreasonably withheld, conditioned or delayed. The Emergency Generator shall be installed in a soundproof enclosure, in compliance with the provisions of Article 8 and all other applicable provisions of this Lease regarding Alterations. Prior to installing the Emergency Generator, Tenant shall obtain and deliver to Landlord (a) a report from a reputable structural engineer indicating that such installation shall have no adverse impact (other than to a de minimis extent) on the Building or its systems, and (b) a report from a reputable acoustical engineer indicating that such installation shall have no adverse impact (other than to a de minimis extent) on any other tenant or occupant of the Building. Licensee shall (i) maintain the Emergency Generator in a safe condition, in accordance with all governmental regulations pertaining thereto and insurance requirements, and (ii) operate the Emergency Generator in accordance with all technical specifications relating thereto so that the same shall operate within accepted margins of performance criteria. Any fuel stored for the Emergency Generator shall be stored by Tenant in accordance with all environmental regulations and other codes, ordinances and statutes pertaining thereto and shall be subject to approval of Licensor with respect to location and means and method of storage, which approval shall not be unreasonably withheld or delayed. Tenant shall be responsible for the cost of any electricity or other utilities required by Tenant in connection with the operation of the Emergency Generator, which electricity shall be redistributed to Tenant on a submetering basis in accordance with the provisions of Article 3 of this Lease. Tenant shall maintain and operate the Emergency Generator (including any testing of same) in compliance with all applicable laws, rules and regulations, and in a manner that does not interfere with any other tenant or occupant of the Building. Any testing of the Emergency Generator shall be done only after Business Hours at times that are reasonably approved in advance by Landlord. Upon the expiration or sooner termination of the term of this Lease, unless Landlord elects otherwise in writing, Tenant shall remove the Emergency Generator and any associated equipment and shall repair any damage caused thereby, which restoration and repair work shall be effected in accordance with Article 8 and all other applicable provisions of this Lease regarding Alterations.

54.                               TWENTIETH FLOOR MUST TAKE PREMISES

A.                                    (i)                                     Reference is hereby made to certain space on the 20th floor of the Building, designated as Suite 20F, which is approximately as shown on the space diagram attached hereto and made a part hereof as Exhibit G (“Twentieth Floor Must Take Premises”). Tenant acknowledges that it has been advised that the Twentieth Floor Must Take Premises are currently vacant, but that Landlord requires possession of such space in connection with certain infrastructure work being performed by Landlord in the Building. It is hereby agreed that, upon ninety (90) days’ prior notice to Tenant given at any time on or before the last day of the second Lease Year, the Twentieth Floor Must Take Premises shall be deemed to be, and hereby are, added to the Demised Premises under this Lease, for a term commencing on the Twentieth Floor Must Take Commencement Date (as such term is hereinafter defined) and ending on the Expiration Date, unless such term shall sooner terminate as in this Lease provided. However, if Landlord shall not give Tenant such notice on or before the last day of the second Lease Year, then the

Twentieth Floor Must Take Premises shall still be deemed added to the Demised Premises under this Lease for a term commencing on the Twentieth Floor Must Take Commencement Date and ending on the Expiration Date (unless such term shall sooner terminate as provided in this Lease), except that in such event, for purposes of determining the Twentieth Floor Must Take Commencement Date under subparagraph (ii) below, Landlord shall be deemed to have given such ninety (90) day notice to Tenant as of the last day of the second Lease Year. It is further acknowledged and agreed that, for all purposes under this Lease, the rentable square foot area of the Twentieth Floor Must Take Premises shall be deemed to be 2,217 rentable square feet.

(ii)                                           The term “Twentieth Floor Must Take Commencement Date” when used herein shall mean the later to occur of (a) the date that Landlord makes possession of the Twentieth Floor Must Take Premises available to Tenant with the Twentieth Floor Must Take Building Work (as such term is hereinafter provided) substantially completed, or (b) the last day of the ninety (90) day notice period described in subparagraph (i) above.

(iii)                               The Twentieth Floor Must Take Premises Building Work shall be deemed to have been substantially completed despite the fact that minor insubstantial details of construction and mechanical adjustments (i.e., “punch list items”) remain to be completed, provided the Twentieth Floor Must Take Premises are accessible, reasonably usable by Tenant for the purpose of effecting Tenant’s Twentieth Floor Must Take Initial Installation (as such term is defined in subparagraph B(v) of this Article), and in a condition that is suitable for the issuance of any governmental permit or approval that is required in connection with such work . Landlord shall nevertheless seek to complete such punch list items with reasonable diligence, but in any event within a period of thirty (30) days after such the Twentieth Floor Must Take Commencement Date.

(iv)                              Landlord shall, in accordance with the foregoing, fix the Twentieth Floor Must Take Commencement Date and notify Tenant of the date so fixed. When the Twentieth Floor Must Take Commencement Date has so been determined, the parties hereto shall, within thirty (30) days thereafter, at Landlord’s request, execute a written agreement confirming such date as the Twentieth Floor Must Take Commencement Date. Any failure of the parties to execute such written agreement shall not affect the validity of the Twentieth Floor Must Take Commencement Date as fixed and determined by Landlord, as aforesaid.

(v)                                 Tenant by entering into occupancy of the Twentieth Floor Must Take Premises shall be conclusively deemed to have agreed that Landlord up to the time of such occupancy had performed all of its obligations hereunder and that the Twentieth Floor Must Take Premises were in satisfactory condition as of the date of such occupancy, unless within twenty (20) days after such date Tenant shall give written notice (hereinafter called the “Twentieth Floor Must Take Punch List Notice”) to Landlord specifying the respects in which the same were not in satisfactory condition, in which event the Twentieth Floor Must Take Premises shall be conclusively deemed to be in satisfactory condition except for the items set forth in the Twentieth Floor Must Take Punch List Notice and any latent defects which are not readily discoverable upon a reasonable inspection of the Twentieth Floor Must Take Premises, which latent defects shall be promptly corrected by Landlord, at its sole cost and expense, provided Tenant notifies Landlord within sixty (60) days after Tenant discovers same. The giving of the Twentieth Floor Must Take Punch List Notice shall have no effect whatsoever upon the Twentieth Floor Must Take Commencement Date.

B.                                    The Twentieth Floor Must Take Premises shall be leased to Tenant pursuant to all of the same terms, covenants and conditions of the Lease as are applicable to the Demised Premises, except as follows:

(i)                                     Commencing on the date which is twelve (12) months after the Twentieth Floor Must Take Commencement Date, Tenant shall pay Landlord fixed annual rent for the Twentieth Floor Must Take Premises at the following rates: $104,199.00 per annum ($8,683.25 per month) from the Twentieth Floor Must Take Rent Commencement Date through the last day of the Sixth Lease Year; and $115,284.00 per annum ($9,607.00 per month) from the first day of the seventh Lease Year through the Expiration Date. The rent credits set forth in Article 2B shall not be applicable to the Twentieth Floor Must Take Premises.

(ii)                                  Tenant shall pay Landlord operating expense escalation additional rent for the Twentieth Floor Must Take Premises, in accordance with Article 2C of this Lease, except that “The Percentage” shall be .0884 percent (.0884%).

(iii)                               Tenant shall pay Landlord real estate tax escalation additional rent for the Twentieth Floor Must Take Premises, in accordance with Article 26 of this Lease, except that “The Percentage” shall be .0806 percent (.0806%).

(iv)                              Landlord shall redistribute and furnish electricity to Tenant for the Twentieth Floor Must Take Premises, on a submetering basis, in accordance with the applicable provisions of Article 3 of this Lease, except that Landlord shall have no obligation to perform any of the work described in subparagraph B(iii) of said Article 3 in the Twentieth Floor Must Take Premises (it being understood and agreed that Landlord shall not be obligated to install a separate submeter for such space, and that Tenant shall effect all work necessary to connect Tenant’s local electrical distribution in such space to the electrical panels on the 20th floor). The Required Electrical Capacity shall be applicable to the Twentieth Floor Must Take Premises.

(v)                                 Tenant expressly acknowledges that it has inspected the Twentieth Floor Must Take Premises and agrees to accept the Twentieth Floor Must Take Premises broom clean but otherwise in their “as is” condition as of the date hereof, subject to reasonable wear and tear, damage by fire or other casualty, Landlord’s obligation to perform the Twentieth Floor Must Take Building Work pursuant to the terms hereof and to correction of any latent defects as described above. Tenant acknowledges that Landlord (a) has made no representation respecting the physical condition of the Twentieth Floor Must Take Premises and (b) shall have no obligation to do any work in and to the Twentieth Floor Must Take Premises in order to make them suitable and ready for occupancy and use by Tenant, except as otherwise specifically provided in this Article. Landlord, at its expense, shall effect the following work (the “Twentieth Floor Must Take Building Work”) in and to the Twentieth Floor Must Take Premises: all items of the Building Work which are set forth in Article 22C hereof, except items (iii), (iv), (x) and (xi), which items Landlord shall perform in the Twentieth Floor Must Take Premises in accordance with the applicable provisions of said Article 22. Additionally, Landlord agrees that, by or before the Twentieth Floor Must Take Commencement Date, it shall remove all asbestos and other Hazardous Substances (as such term is defined in Article 43 of this Lease) from the Twentieth Floor Must Take Premises, except for such trace amounts as are within acceptable limits under any applicable laws, rules or regulations. Tenant, at its expense (except as hereinafter provided) shall effect all other work which is necessary to make the Twentieth Floor Must Take Premises suitable and ready for Tenant’s occupancy and use (“Tenant’s Twentieth Floor Must Take Initial Installation”). Tenant shall perform Tenant’s Twentieth Floor Must Take Initial Installation in accordance with the provisions of paragraphs C, E, F and G of Article 22 of this Lease, except that the amount of Landlord’s Contribution with respect to such work (for purposes of subparagraph C (iii) of said Article 22) shall be $133,020.00, of which $19,953.00 may be applied to architectural and engineering fees and other soft costs. The provisions of Article 22D shall not be applicable to the Twentieth Floor Must Take Premises (except that Tenant shall be responsible for effecting any and all work necessary to distribute air-conditioning service throughout the Twentieth Floor Must Take Premises from the A/C Units). Landlord hereby reserves a right of access through the 20th Floor Portion for purposes of obtaining access to the Twentieth Floor Must Take Premises and the electric switchboard room located on the northeast side of the 20th floor of the Building, and performing work in such space (as well as in the 20th Floor Portion, as necessary). Landlord shall use commercially reasonable efforts to exercise such right of access in a manner that minimizes any interference with Tenant’s use and occupancy of the 20th Floor Portion; it being understood and agreed, however, that Landlord may exercises such right of access on Business Days during Business Hours. Landlord shall use due care with respect to Tenant’s property and personnel when exercising such right of access. Landlord shall also use commercially reasonable efforts to give Tenant oral notice of the exercise of such access right and to have a representative of Landlord present when work is being performed.

(vi)                              On or before the Twentieth Floor Must Take Commencement Date, Tenant shall deposit the sum of $52,099.50 with Landlord, which shall be held as additional security under the provisions of Article 30 of this Lease. Such additional security shall be in the form of an increase in the amount of the letter of credit then being held by Landlord as the security deposit under this Lease, which increase may be effected by modifying such letter of credit (reflecting an increase by such additional sum) or by delivering a new letter of credit (for the full amount of the security deposit, including such additional sum). Such additional security shall be subject to reduction pursuant to the provisions of Article 30G of this Lease (provided all conditions to each such reduction have been satisfied), except that effective as of the first day of the fifth Lease Year, such $52,099.50 shall be reduced to $34,733.00, and effective as of the first day of the seventh Lease Year, such $34,733.00 shall be further reduced to $26,049.75.

C.                                    Upon notice to Tenant given at any time prior to the Twentieth Floor Must Take Commencement Date, Landlord shall have the right to reduce the square foot area of the Twentieth Floor Must Take Premises if Landlord, in its reasonable discretion, determines that it is necessary to increase the size of the electric switchboard room described above. In the event that Landlord exercises such option, it shall provide Tenant with a space diagram showing the Twentieth Floor Must Take Premises as so reduced by Landlord, and the rent and other terms affecting the Twentieth Floor Must Take Premises, as set forth above, shall be appropriately and proportionately reduced (and upon the request of either party hereto, Landlord and Tenant shall execute an agreement confirming the foregoing).

55.                               RENEWAL OPTION

A.                                    Tenant shall have the option to extend and renew the term of this Lease with respect to the then existing Demised Premises thereunder, in their then “as is” condition, for one (1) additional period of five (5) years, commencing on the first day of the twelfth Lease Year and ending on the last day of the sixteenth Lease Year (the “Renewal Term”), upon the same terms and conditions as contained in this Lease (unless changed or modified by mutual agreement) except that (i) the fixed annual rental rate (subject to operating expense and real estate tax escalation additional rents pursuant to paragraphs C and D of Article 2 hereof, respectively) for the Renewal Term shall be a sum equal to one hundred percent (100%) of the fair and reasonable annual market rental rate for the Demised Premises as of the first day of the Renewal Term, taking into account the rentals at which leases are being concluded for comparable space in the Building and in comparable buildings in the same rental area as the Building; (ii) for the Renewal Term: under paragraph C of Article 2, the term “Base Year” shall mean the Expenses for the Building project for the calendar year during which the commencement date of the Renewal Term occurs(except if such commencement date occurs on or after October 1, in which case the “Base Year shall mean the calendar year immediately following the calendar year in which the commencement date of the Renewal Term occurs); and the first “comparative year” under said paragraph C of Article 2 shall be the calendar year immediately following such Base Year; (iii) for the Renewal Term: under paragraph D of Article 2, the term “base tax year” shall mean the real estate taxes assessed against the Building project for the New York City real estate tax year during which the commencement date of the Renewal Term occurs(except if such commencement date occurs on or after April 1, in which case the “base tax year” shall mean the New York City real estate tax year immediately following the New York City real estate tax year in which the commencement date of the Renewal Term occurs); and the first “comparative year” under said paragraph C of Article 2 shall be the July 1 — June 30 New York City real estate tax year immediately following such base tax year; and (iv) this Lease, as extended for the Renewal Term, shall contain no renewal option. The exercise of such option shall only be effective upon, and in strict compliance with, the following terms and conditions:

(i)                                     Written notice of the exercise of such option shall be given by Tenant to Landlord not later than twelve (12) months prior to the Expiration Date of the initial term of this Lease (the “Initial Term”). Time shall be of the essence in connection with any exercise of such option by Tenant hereunder.

(ii)                                  (a)                                 The fair and reasonable annual market rental rate for the Demised Premises effective as of the commencement of the Renewal Term shall take into account, also, the five (5) year term of the renewal, and it shall be determined, as aforesaid, during the last twelve (12) months of the Initial Term. Landlord and Tenant shall seek to agree as to the amount of such fair and reasonable annual market rental rate for the Demised Premises. If they shall not agree as to such rate by the start of the last eleven (11) months of the Initial Term, then and in such event said fair and reasonable annual market rental rate shall be determined by appraisal as hereinafter in this Article provided.

(b)                                 If at the commencement date of the Extended Term, the amount of the fixed annual rental rate payable during said term in accordance with the foregoing paragraphs of this Article shall not have been determined, then, pending such determination, Tenant shall pay fixed annual rent at a rate equal to 105% of (x) the fixed annual rental rate payable hereunder as of the last month of the Initial Term, plus (y) the sum of the operating expense and real estate tax escalation additional rent payable under paragraphs B and C of Article 2 hereof, respectively, for the last twelve (12) months of the Initial Term (the “Temporary Rate”). After the determination by appraisal of the fair and reasonable annual market rental rate for the Demised Premises, if the fixed annual rental rate payable pursuant to this Article is greater than the Temporary Rate, Tenant shall promptly pay to

Landlord the difference between the rent theretofore paid at the Temporary Rate and the greater rental rate determined after the appraisal; and the greater fixed annual rental rate so determined after the appraisal shall be payable during the Renewal Term; however, if the fixed annual rental rate payable pursuant to this Article is less than the Temporary Rate, Landlord shall promptly pay to Tenant the difference between the rent theretofore paid at the Temporary Rate and the lesser rental rate determined after the appraisal; and the lesser fixed annual rental rate so determined after the appraisal shall be payable during the Extended Term.

(iii)                               Upon determination of the fixed annual rent for the Renewal Term, Landlord and Tenant shall execute, acknowledge and deliver to each other an agreement specifying the amount of the fixed annual rental rate for the Renewal Term (but any failure to execute such an agreement shall not affect Tenant’s obligation to pay and Landlord’s right to receive such fixed annual rent).

(iv)                              Tenant shall not be in default beyond any grace period under any of the terms, covenants and conditions of this Lease (a) at the time Tenant gives written notice to Landlord of its election to extend the term of this Lease; or (b) at the commencement date of the Extended Term.

(v)                                 If Landlord and Tenant shall be unable to agree as to the fair and reasonable annual market rental rate by the date hereinabove set forth, then and in such event said fair and reasonable annual market rental rent for the Demised Premises shall be determined as follows:

(a)                                 Either party shall give a notice to the other, stating the name and address of an impartial person to act as appraiser hereunder, and within thirty (30) days after the receipt of such notice, the other party shall give notice to the sender of the first-mentioned notice, likewise, stating the name and address of an impartial person to act as appraiser hereunder.

(b)                                 The appraisers so specified in such notices shall be licensed real estate brokers doing business in Manhattan, each having not less than fifteen (15) years active experience as real estate brokers specializing in the leasing of office space in said Borough.

(c)                                  In making their determinations, the appraisers shall consider and follow the directions set forth in this Article.

(d)                                 Before proceeding to determine the fair and reasonable annual market rental rate for the demised premises (the “rate”), as a fore described, the appraisers so appointed shall subscribe and swear to an oath fairly and impartially to determine such rate. If, within thirty (30) days following the appointment of the latter of said appraisers, said two appraisers shall be unable to agree upon the said rate, the said appraisers shall appoint, by an instrument in writing, as third appraiser, an impartial person, similarly qualified, who upon taking a similar oath, shall proceed with the two appraisers first appointed to determine the said rate. The written decision of any two of the appraisers so appointed, fixing such rate, shall be binding and conclusive on the parties.

(e)                                  If, within forty-five (45) days following the appointment of the third appraiser, any two of the appraisers have not by written decision fixed such rate, then the third appraiser shall find as correct the rate that was determined by either the appraiser specified by Landlord or the appraiser specified by Tenant and render a written decision fixing such rate as the fair and reasonable annual market rental rate for the Demised Premises, which written decision shall be binding and conclusive on the parties.

(f)                                   If, after notice of the appointment of an appraiser, the other party shall fail, within the above specified period of thirty (30) days, to appoint an appraiser, such appointment of a similarly qualified appraiser may be made, upon application without notice by the person who shall have been appointed an appraiser, by the then President of the Real Estate Board of New York, Inc., or such successor body hereafter constituted exercising similar functions (or if there be no Real Estate Board or its successor, or if its President will not so act, then such appointment shall be made by a Justice of the Supreme Court, New York County, then presiding in Special Term, Part II thereof, or the equivalent of said Part II). If the two appraisers aforesaid shall be unable to agree, within thirty (30) days following the appointment of the latter of said appraisers, upon such rate and shall fail to appoint in writing a third appraiser within fifteen (15) days thereafter, the necessary appraiser shall be appointed by said President (or by said Justice). If any appraiser appointed as aforesaid by either of the parties, by said President, by said Justice, or by the two appraisers so appointed, shall die, be disqualified or incapacitated or shall fail or refuse to act, before such rate shall have been determined, the necessary appraiser shall be promptly appointed by the person or persons who appointed the appraiser who shall have died, become disqualified or incapacitated, or who shall have failed or refused to act, as aforesaid.

(g)                                  Landlord and Tenant shall each pay the fees of the person acting as appraiser hereunder for Landlord and Tenant, respectively, and Landlord and Tenant shall each pay one-half (1/2) of the fees of any third appraiser appointed pursuant to the above provisions.

B.                                    The provisions of this Article are intended to be personal to the named Tenant hereunder (i.e., Shutter stock, Inc.), and to any Affiliate of such named Tenant or a Successor Entity, and may only be exercised by said named Tenant, Affiliate or Successor Entity, as the case may be, if and so long as it is the tenant under this Lease and is in occupancy of the entire Demised Premises.

56.                               OBSERVATORY PASS

If and so long as Tenant is not in default under this Lease beyond any applicable notice and/or cure period, Landlord shall provide Tenant with one (1) Executive Pass (which may be used by the bearer and up to five (5) guests) to the Empire State Building Observatory (“Observatory”) on the 86th floor of the Building, each calendar year during the term hereof, at no additional charge to Tenant.

57.                               TWENTY-SECOND FLOOR; RIGHT OF FIRST OFFER; ETC.

A.                                    Reference is hereby made to the entire twenty-second floor of the Building, which is currently vacant and is not subject to any lease or other occupancy agreement (the “Twenty-Second Floor”). If, at any time during the term of this Lease after the initial leasing of the Twenty-Second Floor by another tenant or tenants, the Twenty-Second Floor becomes vacant and available for leasing by Landlord (i.e., not then subject to the option of another tenant granted prior to the date of this Lease; and subject to the right or privilege of any then existing tenant, subtenant or other occupant to renew and extend its occupancy of such space, whether pursuant to an express provision set forth in its lease or otherwise), then Landlord shall notify Tenant of such fact, which notice (“Landlord’s Twenty-Second Floor Availability Notice”) shall include (i) a description of the layout, configuration and rentable square foot area of such space, (ii) Landlord’s determination of the fair and reasonable annual market rental rate for the Twenty-Second Floor (the “Fair Offer Rental”), which shall constitute the maximum amount thereof that Landlord may claim as the Fair Offer Rental for such Twenty-Second Floor in any arbitration thereof, and (iii) the term that Landlord is willing to lease such space (which shall be no less than ten (10) years), the anticipated term commencement date, the rent commencement date, and the condition in which Landlord is willing to lease such space, including, without limitation, any base building work which Landlord is willing to perform and/or work allowance or contribution which Landlord is willing to make towards the cost of Tenant’s initial installation in such space. If and so long as Tenant is not in default under this Lease beyond any grace period, Tenant shall have the one-time option, exercisable by notice to Landlord (the “Acceptance Notice”) given within fifteen (15) Business Days after the date Landlord’s Twenty-Second Floor Availability Notice is given (time being of the essence), to add to the then existing Demised Premises all but not part of the Twenty-Second Floor. Tenant shall notify Landlord in the Acceptance Notice whether Tenant accepts or disputes Landlord’s Maximum Offer Determination, and if Tenant disputes Landlord’s Maximum Offer Determination, the Acceptance Notice shall set forth Tenant’s good faith determination of the Fair Offer Rental for the Twenty-Second Floor, which shall constitute the minimum that Tenant can claim as the Fair Offer Rental for the Twenty-Second Floor in any arbitration thereof (“Tenant’s Minimum Offer Determination”). If Tenant fails to object to Landlord’s Maximum Offer Determination in the Acceptance Notice and to set forth therein Tenant’s Minimum Offer Determination, then Tenant shall be deemed to have accepted Landlord’s Maximum Offer Determination as the Fair Offer Rental for the Twenty-Second Floor and Landlord and Tenant shall promptly enter into an amendment of this lease confirming (a) the inclusion of the Twenty-Second Floor in the Demised Premises, (b) the term of the leasing of the Twenty-Second Floor (including, without limitation, the commencement date, the rent commencement date and the expiration date), which shall be no less than ten (10) years, (c) the fixed annual rents and additional rents payable for the Twenty-Second Floor, (d) the condition in which such space is being leased, including without limitation, the base building work which Landlord will perform (if any), and the work allowance or contribution which Landlord will make towards the cost of Tenant’s initial installation in such space (if any), all as set forth in Landlord’s Twenty-Second Floor

Availability Notice, and (e) that the Twenty-Second Floor shall otherwise be leased to Tenant pursuant to all of the terms, covenants and conditions of this Lease, including, without limitation, the provisions of Article 2 regarding real estate tax escalation additional rent and operating expense escalation additional rent (except that (x) the base tax year for the Twenty-Second Floor shall be the New York City real estate tax year during which the commencement date of the term of the leasing of the Twenty-Second Floor occurs (except that if such commencement date occurs on or after April 1, then the base tax year for the Twenty-Second Floor shall be the New York City real estate tax year immediately following the New York City real estate tax year during which the commencement date of term of the leasing of the Twenty-Second Floor occurs), (y) the Base Year for the Twenty-Second Floor shall be the calendar year during which the commencement date of the term of the leasing of the Twenty-Second Floor occurs(except that if such commencement date occurs on or after October 1, then the Base Year for the Twenty-Second Floor shall be the calendar year immediately following the calendar year during which the commencement date of term of the leasing of the Twenty-Second Floor occurs), and (y) “The Percentage” for the Twenty-Second Floor shall be determined in the same manner “The Percentage” was determined for the original Demised Premises hereunder, i.e., by a fraction, the numerator of which is the rentable square foot area of the ROFO Space, and the denominator of which is 2,509,022 with respect to operating expense escalation and 2,749,931 with respect to real estate tax escalation), and the provisions of Article 3 regarding electricity. In all other respects, the terms and conditions contained in this lease shall remain unmodified. Any such amendment of this Lease shall be in a form reasonably acceptable to Landlord and Tenant. Any failure of the parties to execute any such amendment shall not affect Tenant’s or Landlord’s obligation to lease such space on the terms elected. In the event that Tenant (1) gives Landlord an Acceptance Notice within such ten (10) Business Day period, (2) objects to Landlord’s Maximum Offer Determination in the Acceptance Notice and (3) sets forth therein Tenant’s Minimum Offer Determination, then the Fair Offer Rental for such ROFO Space shall be determined by appraisal pursuant to the provisions of Article 55A(v) of this Lease, except that the appraisers shall determine the Fair Offer Rental for such Twenty Second Floor and not for the demised premises (and upon such determination of the Fair Offer Rental by appraisal for such Twenty-Second Floor, the parties shall promptly enter into an amendment of this Lease, as afore-described, except that the Fair Offer Rental shall be as determined in such appraisal). In the event of any such appraisal, Tenant shall pay Landlord fixed annual rent based on Landlord’s Maximum Offer Determination for the period, if any, from the commencement date of the term of the leasing of the Twenty-Second Floor, until such appraisal has been completed, whereupon Landlord shall promptly refund to Tenant the amount, if any, by which Landlord’s Maximum Offer Determination exceeds the Fair Offer Rental determined by such appraisal. In the event that Tenant fails to give Landlord an Acceptance Notice within such fifteen (15) Business Day period, Tenant shall be deemed to have waived its right under this Article with respect to the leasing of the Twenty-Second Floor pursuant to this Article (and Landlord shall be free to lease such space to whomever Landlord wishes and on whatever terms Landlord desires.

B.                                    The foregoing provisions are intended to reflect the intention of the parties that this Tenant shall have no other rights with respect to Landlord’s renting of the above described space or any other space in the Building, except to the extent specifically set forth herein.

C.                                    The provisions of this Article are intended to be personal to the named Tenant hereunder (i.e., Shutterstock, Inc.), and to any Affiliate of such named Tenant or a Successor Entity, and may only be exercised by said named Tenant, Affiliate or Successor Entity, as the case may be, if and so long as it is the tenant under this Lease and is in occupancy of the entire Demised Premises.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:
EMPIRE STATE BUILDING COMPANY L.L.C.
By: Newmark& Company Real Estate, Inc., d/b/a Newmark
Grubb Knight Frank, as Agent

By:	/s/ William G. Cohen
William G. Cohen, Executive Vice President

TENANT:
SHUTTERSTOCK, INC.

By:	[ILLEGIBLE]
Print Name:	[ILLEGIBLE]
Print Title:	VP/General Counsel

EXHIBIT A

to Lease

between

Empire State Building Company L.L.C., Landlord

and

Shutterstock, Inc., Tenant

Diagram of Demised Premises

Demised Premises
WOMEN
MEN
34th STREET
33rd STREET
FIFTH AVENUE

EMPIRE STATE BUILDING

Newmark Knight Frank
LEASING AGENT

350 FIFTH AVENUE
NEW YORK, N.Y. 10118
(212) 736-3100
FAX (212) 967-6167

The Empire State Building
New York, NY 10118

20th Floor

NORTH

3/20/2013

LINK SYSTEMS

212 East 47th Street
Suite 6D
New York, NY 10017
Ph 877 221-0229

34th STREET
FIFTH AVENUE
20TH FL. ROOF
FREIGHT
MEN
WOMEN
TANK ROOM
MACHINE ROOM
20TH FL. ROOF
33rd STREET

EMPIRE STATE BUILDING

Newmark Knight Frank
LEASING AGENT

350 FIFTH AVENUE
NEW YORK, N.Y. 10118
(212) 736-3100
FAX (212) 967-6187

The Empire State Building
New York, NY 10118

21st Floor

NORTH

3/12/2013

LINK SYSTEMS

212 East 47th Street
Suite 6D
New York, NY 10017
Ph. 877 221-0229

EXHIBIT B

to Lease

between

Empire State Building Company L.L.C., Landlord

and

Shutterstock, Inc., Tenant

Cleaning Schedule

1. General

All flooring swept nightly.

All carpeted areas and rugs carpet-swept nightly and vacuum cleaned weekly.

Wastepaper baskets and ashtrays emptied nightly (excluding kitchen and kitchenette areas and all so-called

“wet” garbage) and damp dusted when necessary.

All baseboards, chair rails and trim dusted nightly.

All water fountains washed clean nightly.

Slopsink rooms cleaned nightly.

2. High Dusting - Office Area

Perform high dusting, to the extent within arm’s reach, approximately once a month, including the following:

Dust all pictures, frames, charts, graphs and panel wall hangings not reached in nightly cleaning.

Dust all vertical surfaces such as walls, partitions, ventilating louvres and other surfaces not reached in nightly cleaning.

Dust all lighting fixtures (exterior only).

3. Periodic Cleaning - Office Area

Damp wipe all interior metal as necessary.

Dust all door louvres and other ventilating louvres within reach weekly.

4. Periodic Cleaning - Lavatories (other than Tenant’s private and executive lavatories)

Machine-scrub flooring when necessary.

Wash all partitions, tile walls and enamel surfaces monthly with proper disinfectant when necessary.

Dust exterior of lighting fixtures monthly.

5. Windows

Clean outside windows, when necessary, approximately 2 times a year, weather and scaffold conditions permitting.

EXHIBIT C-1

to Lease

between

Empire State Building Company L.L.C., Landlord

and

Shutterstock, Inc., Tenant

Subordination, Non-Disturbance and Attornment Agreement with

Empire State Building Associates L.L.C.

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT dated          , 2011, between EMPIRE STATE BUILDING ASSOCIATES L.L.C. (“Master Lessee”), a New York limited liability company with an office c/o Malkin Holdings LLC, 60 East 42nd Street, New York, New York 10165; and SHUTTERSTOCK, INC. (“Subtenant”), a Delaware corporation with an office at 60 Broad Street, 30th Floor, New York, New York 10004.

WITNESSETH:

Master Lessee is the lessee by mesne assignments under that certain Indenture of Ground Lease more particularly described in Exhibit 1 annexed hereto and made part hereof (the “Master Lease”) pursuant to which it leases the land described on Schedule A annexed hereto and made part hereof (the “Land”) and the building (the “Building”) known as The Empire State Building, 350 Fifth Avenue, New York, New from Empire State Land Associates L.L.C. In turn, Master Lessee sublets the Land and Building to Empire State Building Company L.L.C. (“Sublandlord”) pursuant to that certain Agreement of Sublease more particularly described in Exhibit 2 annexed hereto and made part hereof (the “Operating Sublease”).

Sublandlord and Subtenant entered into a Sublease, dated as of March , 2013, with (the “Sublease”) pursuant to which Subtenant subleases certain space in the Building consisting of the a portion of the 20th floor and the entire rentable area of the 21st floor of the Building (the “Subleased Premises”).

Subtenant desires to be assured of the continued use and occupancy of the Subleased Premises under the terms of the Sublease if the term of the Operating Sublease is terminated or expires prior to the last day of the term of the Sublease.

Master Lessee agrees to such continued use and occupancy by Subtenant, provided that Subtenant agrees to recognize and attorn to Master Lessee.

NOW, THEREFORE, in consideration of the premises and covenants herein contained, it is agreed:

1.                                      The Sublease and all of the rights under the Sublease are and shall remain subject and subordinate to the Master Lease and to all of the terms thereof and the Master Lessee’s rights thereunder.

2.                                      If the term of the Operating Sublease is terminated or expires prior to the expiration of the term of the Sublease, then (a) the Sublease shall not be terminated, (b) Master Lessee shall not name or join Subtenant in summary or other proceedings to obtain possession of the Subleased Premises or to terminate the Sublease and (c) Master Lessee shall not disturb the use and occupancy of Subtenant under the Sublease so long as, with respect to each of clauses (a), (b) and (c), Subtenant is not in default of any term, covenant or condition of the Sublease to be performed or satisfied by Subtenant.

3.                                      If the term of the Operating Sublease is terminated or expires prior to the expiration of the term of the Sublease, Subtenant shall attorn to Master Lessee as the sublandlord under the Sublease. All rights and obligations under the Sublease shall continue as though such termination or expiration of the term of the Operating Sublease had not occurred. The provisions of the foregoing two sentences are intended to be effected automatically and be self-operative without the need for further documentation to effect. Notwithstanding the foregoing, to confirm the foregoing terms, Subtenant agrees to execute and deliver to Master Lessee such further documents that Master Lessee may reasonably request, including, without limitation, a new lease upon the executory terms and conditions of the Sublease. Subtenant waives the provisions of any statute or rule of law now or hereafter in effect that may give or purport to give Subtenant any right or election to terminate or otherwise adversely affect the Sublease and the obligations of Subtenant thereunder by reason of any such termination or expiration of the term of the Lease.

1

4.                                      Notwithstanding anything in this Agreement set forth to the contrary, Master Lessee shall not in any event (a) be liable for any previous act, omission, default, misrepresentation or breach of any warranty of Sublandlord, except that Master Lessee shall cure any existing continuing defaults in performing repairs required by the Sublease, (b) be subject to any offsets, credits, claims, counterclaims or defenses that Subtenant may be entitled to assert against Sublandlord, except for offsets and abatements, if any, expressly provided for under the Sublease, (c) be bound by any amendment to or modification of the Sublease made without the prior written consent of Master Lessee, (d) be bound by any payment by Subtenant of any rent in advance beyond one month’s rent paid in accordance with the terms of the Sublease, except as expressly provided in the Sublease, (e) be obligated to cure any default of Sublandlord that occurred prior to the time that Master Lessee succeeded to the interest of Sublandlord under the Sublease, except to the extent such default continues past the date of such succession and would then be the obligation of the then current Landlord to cure, (f) intentionally omitted, or (g) be responsible for or with respect to the retention, application and/or return to Subtenant of any security deposit paid to Sublandlord, whether or not still held by Sublandlord, unless and until Master Lessee has actually received the full amount of such security deposit. It is expressly understood and agreed that the liability of Master Lessee under the Sublease shall be limited to Sublandlord’s covenants therein set forth as shall be applicable and required to be performed after Subtenant’s attornment to Master Lessee and Master Lessee shall not be liable in damages for any default by Sublandlord with respect to any on-going obligation that is to be performed both before and after Master Lessee shall have succeeded to Sublandlord’s position under the Sublease.

5.                                      If any default (which includes any act or failure to act) shall occur that shall permit Subtenant to terminate the term of the Sublease or cancel such Sublease (whether immediately or after the lapse of time) (a “Termination Right”), Subtenant shall promptly give Master Lessee notice of such event and a reasonable opportunity to remedy such event (but not less than (a) fifteen (15) days after such notice in the case of a monetary default and (b) thirty (30) days in all other circumstances). If Master Lessee shall have cured any monetary default within the aforesaid time period or have commenced to effect such a cure within the relevant time period in all other cases, then Tenant shall not effect such a termination and the Sublease shall continue in effect pursuant to its terms. Tenant shall not effect such a termination, the Sublease shall continue in effect pursuant to its terms and Master Lessee shall be entitled to additional time to cure such default (not to exceed ninety (90) days) if (x) Master Lessee shall require more than thirty (30) business days following such notice to remedy the default (other than a monetary default) giving rise to the Termination Right, (y) Master Lessee shall have given notice of its intention to remedy the event within the applicable time period and (z) thereafter promptly takes and diligently pursues commercially reasonable steps to effect such remedy.

6.                                      In all events, the liability of Master Lessee to Subtenant whether under this Agreement or the Sublease and Subtenant’s right to be made whole for any damage, injury or loss it may sustain shall be limited and restricted to Master Lessee’s estate in the Subleased Premises and any proceeds thereof and shall in no event exceed such interest or proceeds. In no event shall Subtenant name or seek to name any member, agent, employee or affiliate of Master Lessee in any action, proceeding, arbitration or other form of litigation, whether to collect any deficiency or otherwise, in connection with any claim arising out of or in connection with the Sublease or this Agreement (whether before or after the expiration or earlier termination of the term of the Lease).

7.                                      Any notice required or desired to be given in connection with this Agreement shall be in writing and shall be given to the parties hereto at the addresses set forth below by (a) personal delivery to the person to whom notices are designated to be given hereunder or (b) by facsimile transmittal, provided that such transmittal is electronically confirmed to have been successfully sent and an original, executed copy of such notice is delivered personally within one (1) business day to the designated recipient of such notice. Notices shall be deemed effective upon receipt by the designated person but the failure of any such person to accept any notice or the failure to deliver any such notice because any designated recipient is not available to receive the same shall not be deemed to invalidate the effectiveness of such notice. Notices shall be addressed as follows:

To Master Lessee:
Empire State Building Associates L.L.C.
c/o Malkin Holdings LLC
60 East 42nd Street
New York, New York10165
Attention: Senior Asset Manager

2

Facsimile Number: (212) 850-2796

To Subtenant:	Shutterstock, Inc.
60 Broad Street, 30th Floor
New York, New York 10004
Attention:
Facsimile Number:

Each party hereto may designate a different person and address for the receipt of notices by notice given in the aforesaid manner.

8.                                      A “business day” is deemed to be any day, except Saturday, Sunday and any day that a majority of the commercial banks chartered by the State of New York having branches in the Borough of Manhattan are closed for the purpose of accepting deposits (other than by automatic teller machine or similar devices or by electronic transfer of funds).

9.                                      The provisions of this Agreement are binding upon and shall inure to the benefit of the successors and assigns of the parties hereto.

10.                               If there is any conflict or ambiguity between any term of this Agreement and any term of the Sublease, the term of this Agreement shall control.

11.                               This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York without giving effect to any choice or conflicts of law doctrine or policy. Any legal proceeding respecting any cause of action or claim arising hereunder shall be brought in the courts of the State of New York sitting in the County of New York.

12.                               Master Lessee and Subtenant waive trial by jury in any action or proceeding or counterclaim arising out of this Agreement brought or made by either of them.

13.                               This Agreement may not be amended or terminated orally.

14.                               This Agreement constitutes the sole agreement between the parties with respect to the subject matter hereof and supersedes any prior agreement (written or oral) between them with respect to such subject matter.

IN WITNESS WHEREOF, the parties hereto have executed these presents the day and year first above written.

EMPIRE STATE BUILDING ASSOCIATES L.L.C.

By:
Peter L. Malkin, Member

SHUTTERSTOCK, INC.

By:
Name:
Title:

3

SCHEDULE A

The Land

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the southerly side of 34th Street with the westerly side of 5th Avenue;

THENCE southerly along the westerly side of 5th Avenue 197 feet 6 inches to the northerly side of 33rd Street;

THENCE westerly along the northerly side of 33rd Street 500 feet;

THENCE northerly and parallel with the westerly side of 5th Avenue 98 feet 9 inches to the middle line of the block;

THENCE easterly and parallel with the northerly side of 33rd Street, 75 feet;

THENCE again northerly and parallel with the westerly side of 5th Avenue and part of the distance through a party wall 98 feet 9 inches to the southerly side of 34th Street;

THENCE easterly along the southerly side of 34th Street 425 feet to the corner aforesaid, the point or place of BEGINNING.

EXHIBIT 1

Master Lease

Indenture of Ground Lease dated 12-21-51 by and between The Prudential Insurance Company of America, as landlord and Alglan Realty Corporation, Rostev Realty Corporation and Bentob Realty Corporation as tenants, and recorded 12-21-51 in Liber 4759 Page 534, as assigned and/or modified pursuant to:

Modification of Indenture of Lease between The Prudential Insurance Company of America and Empire State Building Associates, dated 12-27-61, and recorded 12-27-61 in Liber 5173 Page 49;

Second Modification of Indenture of Lease between The Prudential Insurance Company of America and Empire State Building Associates, dated 2-15-65, and recorded 2-15-65 in Liber 5314 Page 479;

Agreement and Declaration by and between The Prudential Insurance Company of America and Empire State Building Associates, dated 12-6-65, and recorded 12-10-65 in Liber 5353 Page 260.

EXHIBIT 2

Operating Sublease

Terms, Covenants, Conditions, Provisions, and Agreements of the Agreement of Sublease dated 12/27/61 and recorded on 12/27/61 in Liber 5173 Page 155 made by Empire State Building Associates, as sub-landlord, to Lawrence A. Wien, Harry B. Helmsley, Martin Weiner Realty Corporation and Parempco Inc., Joint Venturers, associated under the name of Empire State Building Company, as sub-tenant., and with respect thereto:

Terms, Covenants, Conditions and Provisions of First Modification of Sublease between Empire State Building Associates, as sublandlord, and Lawrence A. Wien, Harry B. Helmsley, Wico Trading Corporation and Martin Weiner Realty Corporation, Joint Venturers associated under the name of Empire State Building Company, subtenants, (with consent from The Prudential Insurance Company of America) dated 2/15/65 and recorded on 2/15/65 in Liber 5315 Page 1.

STATE OF NEW YORK	)
	:	ss.
COUNTY OF NEW YORK	)

On the         day of               , 2013, before me, the undersigned, personally appeared Peter L. Malkin personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person(s) on behalf of which the individual(s) acted, executed the instrument.

Notary Public

STATE OF )
:	ss.
COUNTY OF )

On the         day of               , 2013, before me, the undersigned, personally appeared                     personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person(s) on behalf of which the individual(s) acted, executed the instrument.

Notary Public

EXHIBIT C-2

to Lease

between

Empire State Building Company L.L.C., Landlord

and

Shutterstock, Inc., Tenant

Non-Disturbance Agreement with

Empire State Land Associates L.L.C.

NON-DISTURBANCE AND ATTORNMENT AGREEMENT

NON-DISTURBANCE AND ATTORNMENT AGREEMENT dated                  , 2011, between EMPIRE STATE LAND ASSOCIATES L.L.C. (“Owner”), a limited liability company organized and existing under the laws of the State of New York, having its principal place of business c/o Malkin Holdings LLC, 60 East 42nd Street, New York, New York 10165; and SHUTTERSTOCK, INC. (“Subtenant”), a Delaware corporation with an office at 60 Broad Street, 30th Floor, New York, New York 10004.

WITNESSETH:

Owner owns the fee title to the land described on Schedule A annexed hereto and made part hereof (the “Land”) and the building (the “Building”) known as The Empire State Building, 350 Fifth Avenue, New York, New York. Owner leases the Land and Building to Empire State Building Associates L.L.C. (the “Master Lessee”) pursuant to the Ground Lease described on Exhibit 1 annexed hereto and made part hereof (the “Master Lease”). In turn, Master Lessee sublets the Land and Building to Empire State Building Company L.L.C. (“Sublandlord”) pursuant to that certain Agreement of Sublease more particularly described in Exhibit 2 annexed hereto and made part hereof (the “Operating Sublease”).

Sublandlord and Subtenant entered into a Sublease, dated as of March     , 2013, with (the “Sublease”) pursuant to which Subtenant subleases certain space in the Building designated as a portion of the 20th floor and the entire rentable area of the 21st floor of the Building (the “Subleased Premises”).

Subtenant desires to be assured of the continued use and occupancy of the Subleased Premises under the terms of the Sublease if the terms of the Master Lease and the Operating Sublease are terminated or expire prior to the last day of the term of the Sublease.

Owner agrees to such continued use and occupancy by Subtenant, provided that Subtenant agrees to recognize and attorn to Owner.

NOW, THEREFORE, in consideration of the premises and covenants herein contained, it is agreed:

1.                                      If the terms of the Master Lease and Operating Sublease are terminated or expire prior to the expiration of the term of the Sublease, then (a) the Sublease shall not be terminated, (b) Owner shall not name or join Subtenant in summary or other proceedings to obtain possession of the Subleased Premises or to terminate the Sublease and (c) Owner shall not disturb the use and occupancy of Subtenant under the Sublease so long as, with respect to each of clauses (a), (b) and (c), Subtenant is not in default, beyond any applicable notice and/or cure period, of any term, covenant or condition of the Sublease to be performed or satisfied by Subtenant.

2.                                      If the terms of the Master Lease and Operating Sublease are terminated or expire prior to the expiration of the term of the Sublease, Subtenant shall attorn to Owner as the sublandlord under the Sublease. All rights and obligations under the Sublease shall continue as though such termination or expiration of the terms of each of the Master Lease and Operating Sublease had not occurred. The provisions of the foregoing two sentences are intended to be effected automatically and be self-operative without the need for further documentation to effect. Notwithstanding the foregoing, to confirm the foregoing terms, Subtenant agrees to execute and deliver to Owner such further documents that Owner may reasonably request, including, without limitation, a new lease upon the executory terms and conditions of the Sublease. Subtenant waives the provisions of any statute or rule of law now or hereafter in effect that may give or purport to give Subtenant any right or election to terminate or otherwise adversely affect the Sublease and the obligations of Subtenant thereunder by reason of any such termination or expiration of the term of the Master Lease or of the Operating Sublease.

3.                                      Notwithstanding anything in this Agreement set forth to the contrary, Owner shall not in any event (a) be liable for any previous act, omission, default, misrepresentation or breach of any warranty of Sublandlord, except that Owner shall cure any existing continuing defaults in the performance of repairs required by the Sublease, (b) be subject to any offsets, credits, claims, counterclaims or defenses that Subtenant may be entitled to assert against Sublandlord, except for offsets and abatements in rent, if any, expressly provided for under the Sublease, (c) be bound by any amendment to or modification of the Sublease made without the prior written consent of Owner, (d) be bound by any payment by Subtenant of any rent in advance beyond one month’s rent paid in accordance with the terms of the Sublease, except as expressly provided in the Sublease, (e) be obligated to cure any default of Sublandlord that occurred prior to the time that Owner succeeded to the interest of Sublandlord under the Sublease, except to the extent such default continues past the date of such succession and would then be the obligation of the then current Landlord to cure, (f) intentionally omitted, or (g) be responsible for or with respect to the retention, application and/or return to Subtenant of any security deposit paid to Sublandlord, whether or not still held by Sublandlord, unless and until Owner has actually received the full amount of such security deposit. It is agreed, however, that after the date of Subtenant’s attornment to Owner and Owner’s succession to the interest of Sublandlord under the Sublease (the “Succession Date”), nothing herein shall be deemed to relieve Owner from performing, in accordance with the terms of the Sublease, the obligations of the Sublandlord under the Sublease if the same have not been performed as of the Succession Date and any other obligation that may accrue thereafter. If any obligation of Sublandlord shall not have been performed prior to the Succession Date and Owner is required to perform the same after the Succession Date pursuant to the terms of the Sublease, if Owner shall default in its obligation to perform the same, Subtenant’s remedies for such non-performance shall be as prescribed in the Sublease or as may exist at law. Notwithstanding anything herein set forth to the contrary, Owner shall not be liable for monetary damages or be subject to any set off or deduction from rent by reason of its failure to perform any obligation to have been performed prior to the Succession Date.

4.                                      If any default (which includes any act or failure to act) shall occur that shall permit Subtenant to terminate the term of the Sublease or cancel such Sublease (whether immediately or after the lapse of time) (a “Termination Right”), Subtenant shall promptly give Owner notice of such event and a reasonable opportunity to remedy such event (but not less than (a) fifteen (15) days after such notice in the case of a monetary default and (b) thirty (30) days in all other circumstances). If Owner shall have cured any monetary default within the aforesaid time period or have commenced to effect such a cure within the relevant time period in all other cases (and continue to act diligently to prosecute such cure to completion), then Tenant shall not effect such a termination and the Sublease shall continue in effect pursuant to its terms. Owner shall be entitled to additional time to cure such default (not to exceed ninety (90) days) if (x) Owner shall require more than thirty (30) business days following such notice to remedy the default (other than a monetary default) giving rise to the Termination Right, (y) Owner shall have given notice of its intention to remedy the event within the applicable time period and (z) Owner promptly takes and diligently pursues commercially reasonable steps to effect such remedy.

5.                                      In all events, the liability of Owner to Subtenant whether under this Agreement or the Sublease and Subtenant’s right to be made whole for any damage, injury or loss it may sustain shall be limited and restricted to Owner’s estate in the Subleased Premises and any proceeds thereof and shall in no event exceed such interest or proceeds. In no event shall Subtenant name or seek to name any member, agent, employee or affiliate of Owner in any action, proceeding, arbitration or other form of litigation, whether to collect any deficiency or otherwise, in connection with any claim arising out of or in connection with the Sublease or this Agreement (whether before or after the expiration or earlier termination of the term of the Lease).

6.                                      Any notice required or desired to be given in connection with this Agreement shall be in writing and shall be given to the parties hereto at the addresses set forth below by (a) personal delivery to the person to whom notices are designated to be given hereunder or (b) by facsimile transmittal, provided that such transmittal is electronically confirmed to have been successfully sent and an original, executed copy of such notice is delivered personally within one (1) business day to the designated recipient of such notice. Notices shall be deemed effective upon receipt by the designated person but the failure of any such person to accept any notice or the failure to deliver any such notice because any designated recipient is not available to receive the same shall not be deemed to invalidate the effectiveness of such notice. Notices shall be addressed as follows:

To Owner:
Empire State Land Associates L.L.C.
c/o Malkin Holdings LLC
60 East 42nd Street
New York, New York10165
Attention: Senior Asset Manager

2

Facsimile Number: (212) 850-2796

To Subtenant:	Shutterstock, Inc.
60 Broad Street, 30th Floor
New York, New York 10004
Attention:
Facsimile No.:

Each party hereto may designate a different person and address for the receipt of notices by notice given in the aforesaid manner.

7.                                      A “business day” is deemed to be any day, except Saturday, Sunday and any day that a majority of the commercial banks chartered by the State of New York having branches in the Borough of Manhattan are closed for the purpose of accepting deposits (other than by automatic teller machine or similar devices or by electronic transfer of funds).

8.                                      The provisions of this Agreement are binding upon and shall inure to the benefit of the successors and assigns of the parties hereto.

9.                                      If there is any conflict or ambiguity between any term of this Agreement and any term of the Sublease, the term of this Agreement shall control.

10.                               This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York without giving effect to any choice or conflicts of law doctrine or policy. Any legal proceeding respecting any cause of action or claim arising hereunder shall be brought in the courts of the State of New York sitting in the County of New York.

11.                               Owner and Subtenant waive trial by jury in any action or proceeding or counterclaim arising out of this Agreement brought or made by either of them.

12.                               This Agreement may not be amended or terminated orally.

13. This Agreement constitutes the sole agreement between the parties with respect to the subject matter hereof and supersedes any prior agreement (written or oral) between them with respect to such subject matter.

IN WITNESS WHEREOF, the parties hereto have executed these presents the day and year first above written.

EMPIRE STATE LAND ASSOCIATES L.L.C.
By: Empire State Building Associates L.L.C., Member

By:
Peter L. Malkin, Member

SHUTTERSTOCK, INC.

By:
Name:
Title:

3

SCHEDULE A

The Land

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the southerly side of 34th Street with the westerly side of 5th Avenue;

THENCE southerly along the westerly side of 5th Avenue 197 feet 6 inches to the northerly side of 33rd Street;

THENCE westerly along the northerly side of 33rd Street 500 feet;

THENCE northerly and parallel with the westerly side of 5th Avenue 98 feet 9 inches to the middle line of the block;

THENCE easterly and parallel with the northerly side of 33rd Street, 75 feet;

THENCE again northerly and parallel with the westerly side of 5th Avenue and part of the distance through a party wall 98 feet 9 inches to the southerly side of 34th Street;

THENCE easterly along the southerly side of 34th Street 425 feet to the corner aforesaid, the point or place of BEGINNING.

EXHIBIT 1

Master Lease

Indenture of Ground Lease dated 12-21-51 by and between The Prudential Insurance Company of America, as landlord and Alglan Realty Corporation, Rostev Realty Corporation and Bentob Realty Corporation as tenants, and recorded 12-21-51 in Liber 4759 Page 534, as assigned and/or modified pursuant to:

Modification of Indenture of Lease between The Prudential Insurance Company of America and Empire State Building Associates, dated 12-27-61, and recorded 12-27-61 in Liber 5173 Page 49;

Second Modification of Indenture of Lease between The Prudential Insurance Company of America and Empire State Building Associates, dated 2-15-65, and recorded 2-15-65 in Liber 5314 Page 479;

Agreement and Declaration by and between The Prudential Insurance Company of America and Empire State Building Associates, dated 12-6-65, and recorded 12-10-65 in Liber 5353 Page 260.

EXHIBIT 2

Operating Sublease

Terms, Covenants, Conditions, Provisions, and Agreements of the Agreement of Sublease dated 12/27/61 and recorded on 12/27/61 in Liber 5173 Page 155 made by Empire State Building Associates, as sub-landlord, to Lawrence A. Wien, Harry B. Helmsley, Martin Weiner Realty Corporation and Parempco Inc., Joint Venturers, associated under the name of Empire State Building Company, as sub-tenant., and with respect thereto:

Terms, Covenants, Conditions and Provisions of First Modification of Sublease between Empire State Building Associates, as sublandlord, and Lawrence A. Wien, Harry B. Helmsley, Wico Trading Corporation and Martin Weiner Realty Corporation, Joint Venturers associated under the name of Empire State Building Company, subtenants, (with consent from The Prudential Insurance Company of America) dated 2/15/65 and recorded on 2/15/65 in Liber 5315 Page 1.

STATE OF NEW YORK	)
	:	ss.
COUNTY OF NEW YORK	)

On the          day of             , 2013, before me, the undersigned, personally appeared Peter L. Malkin personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person(s) on behalf of which the individual(s) acted, executed the instrument.

Notary Public

STATE OF CALIFORNIA)
:	ss.
COUNTY OF SANTA CLARA)

On the         day of              , 2013 before me, the undersigned, personally appeared personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument.

Notary Public

EXHIBIT D

to lease

between

Empire State Building Company L.L.C., Landlord

and

Shutterstock, Inc., Tenant

Entrance Door and Signage Specifications

DOOR TYPES VARIES V.I.F. PROVIDE NEW 1-1/2 HR. FIRE RATED SOLID CORE WOOD DOOR IN AN EXISTING HOLLOW METAL FLUSH FRAME. PROVIDE ESB STANDARD REVEAL ON CORRIDOR FACE OF EACH DOOR. PROVIDE MAIL SLOT IF REQUIRED BY HARDWARE TYPE. 8” HIGH KICK PLATE TO FIT TO DOOR WIDTH. FULL HT. VERIFY INFIELD TO EXISTING FRAME MATCH EXISTING A SINGLE FLUSH DOOR SCALE: 3/8” = 1’-0” (EXISTING FRAME) MATCH PREVIOUS INACTIVE LEAF SIZE MATCH PREVIOUS ACTIVE LEAF SIZE SEE THE CONSTRUCTION PLAN FOR LOCATION OF ACTIVE AND IN-ACTIVE LEAF PROVIDE NEW 1-1/2 HR. FIRE RATED ONE AND A HALF PAIR OF SOLID CORE WOOD DOORS IN AN EXISTING HOLLOW METAL FLUSH FRAME. PROVIDE BUILDING STANDARD ASTRAGAL SECURED TO INACTIVE LEAF TO MATCH WOOD TYPE AND FINISH ON DOOR. PROVIDE ESB STANDARD REVEAL ON CORRIDOR FACE OF EACH DOOR. PROVIDE MAIL SLOT IF REQUIRED BY HARDWARE TYPE. FULL HT. VERIFY INFIELD TO EXISTING FRAME MATCH EXISTING 8” HIGH KICK PLATES TO FIT TO DOOR WIDTH. B ONE AND HALF FLUSH PAIR OF DOORS SCALE: 3/8” = 1’-0” (EXISTING FRAME) VERIFY IN FIELD EQ. EQ. SEE THE CONSTRUCTION PLAN FOR LOCATION OF ACTIVE AND IN-ACTIVE LEAF. PROVIDE NEW 1-1/2 HR. FIRE RATED EQUAL PAIR OF SOLID CORE WOOD DOORS IN AN EXISTING HOLLOW METAL FLUSH FRAME. PROVIDE BUILDING STANDARD ASTRAGAL SECURED TO INACTIVE LEAF TO MATCH WOOD TYPE AND FINISH ON DOOR. PROVIDE ESB STANDARD REVEAL ON CORRIDOR FACE OF EACH DOOR. MATCH EXISTING BUILDING STANDARD INSTALLATION HEIGHT. PROVIDE MAIL SLOT IF REQUIRED BY HARDWARE TYPE. 8” HIGH KICK PLATES TO FIT TO DOOR WIDTH. FULL HT.VERIFY INFIELD TO EXISTING FRAME C Flush double doors Scale: 3/8” = 1’-0” D Single Flush Door Scale: 3/8” = 1’-0” PROVIDE NEW 1-1/2 HR. FIRE RATED SOLID CORE WOOD DOOR IN A NEW 1-1/2 HR. FIRE RATED HOLLOW METAL FRAME. PROVIDE ESB STANDARD REVEAL ON CORRIDOR FACE OF EACH DOOR. PROVIDE MAIL SLOT IF REQUIRED BY HARDWARE TYPE. 8” HIGH KICK PLATES TO FIT TO DOOR WIDTH. 7’-0” MATCH EXISTING 3’-2” E one and a half flush pair of doors Scale: 3/8” = 1’-0” SEE THE CONSTRUCTION PLAN FOR LOCATION OF ACTIVE AND IN-ACTIVE LEAF. PROVIDE NEW ONE AND A HALF PAIR OF 1-1/2 HOUR FIRE RATED INACTIVE 2’-6” WIDE AND ACTIVE 3’-0” WIDE X 7’-0” HIGH X 1-3/4” THK. SOLID CORE WOOD DOORS IN A NEW 1-1/2 HOUR FIRE RATED FLUSH HOLLOW METAL FRAME. PROVIDE BUILDING STANDARD ASTRAGAL SECURED TO INACTIVE LEAF TO MATCH WOOD TYPE AND FINISH ON DOOR. PROVIDE ESB STANDARD REVEAL ON CORRIDOR FACE OF EACH DOOR. PROVIDE MAIL SLOT IF REQUIRED BY HARDWARE TYPE. 8” HIGH KICK PLATES TO FIT TO DOOR WIDTH. MATCH PREVIOUS INACTIVE LEAF SIZE MATCH PREVIOUS INACTIVE LEAF SIZE 7’-0” MATCH EXISTING 3’-2” F Flush Double Doors Scale: 3/8” = 1’-0” SEE THE CONSTRUCTION PLAN FOR LOCATION OF ACTIVE AND IN-ACTIVE LEAF. PROVIDE NEW 1-1/2 HOUR FIRE RATED EQUAL PAIR X 7’-0” HIGH X 1-3/4” THK. SOLID CORE WOOD DOORS IN A NEW 6’-0” WIDE 1-1/2 HOUR FIRE RATED FLUSH HOLLOW METAL FLUSH FRAME. PROVIDE BUILDING STANDARD ASTRAGAL SECURED TO INACTIVE LEAF TO MATCH WOOD TYPE AND FINISH ON DOOR. PROVIDE ESB STANDARD REVEAL ON CORRIDOR FACE OF EACH DOOR. PROVIDE MAIL SLOTT IF REQUIRED BY HARDWARE TYPE. MATCH EXISTING BUILDING STANDARD INSTALLATION HEIGHT. 8” HIGH KICK PLATES TO FIT TO DOOR WIDTH. G-ONE AND A HALF FLUSH PAIR OF DOORS- SCALE: 3/8” = 1’ -0”  PROVIDE NEW ONE AND A HALF PAIR OF 1-1/2 HOUR FIRE RATED INACTIVE 2”-6” WIDE AND ACTIVE 3”-0” WIDE X 7”-0” HIGH X 1-3/4 THK. SOLID CORE WOOD DOORS IN A NEW 1-1/2 HOUR FIRE RATED FLUSH HOLLOW METAL FRAME. PROVIDE BUILDING STANDARD ASTRAGAL SECURED TO INACTIVE LEAF TO MATCH WOOD TYPE AND FINISH ON DOOR. PROVIDE ESB STANDARD REVEAL ON CORRIDOR FACE OF EACH DOOR. PROVIDE MAIL SLOT IF REUIRED BY HARDWARE TYPE. MATCH EXISTING BUILDING STANDARD INSTALLATION HEIGHT. 8” HIGH KICK PLATES TO FIT TO DOOR WIDTH. Empire state building door symbols and notes DOOR NUMBER EXISTING DOOR, FRAME & HARDWARE TO REMAIN, UNLESS OTHERWISE NOTED ON CONSTRUCTION NOTE #4 FOR REQUIRED WORK RELATED TO NEW “SIEDLE” SYSTEM. DOOR NUMBER PROVIDE NEW HARDWARE TYPE. EXISTING DOOR & FRAME TO REMAIN. DOOR NUMBER NEW HARDWARE TYPE NEW DOOR TYPE DOOR SHOWN AT A 45° DEGREE ANGLE SHALL REPRESENT AN IN-ACTIVE DOOR LEAF. DOOR SHOWN AT A 90° DEGREE OPEN ANGLE SHALL REPRESENT AN ACTIVE DOOR LEAF. NOTES: 1. SPECIFIED LOCKSETS ARE TO BE TIED INTO BUILDING’S MASTER KEY, AND BUILDING IS TO BE FURNISH WITH A MINIMUM OF (2) KEYS PER LOCK SET LABELED BY DOOR AND ROOM TYPE. 2. CONTRACTOR TO PROVIDE ALL WOODWORK, FRAMING AND BLOCKING AS REQUIRED FOR PROPER DOOR & HARDWARE FUNCTION. 3. HOLLOW METAL DOORS AND FRAMES IN PUBLIC CORRIDORS ARE TO BE PAINTED “P3” ON THE FINISH LEGEND. 4. NEW WOOD DOORS SHALL BE 90 MIN./B LABEL FIRE RATED PRE-FINISHED CHERRY VENEER WOOD DOORS TO MATCH EMPIRE STATE BUILDING CONTROL SAMPLE - 90 MINUTE MINERAL CORE WITH TOP RAIL BLOCKING FOR CLOSER HARDWARE WITH CONTINUOUS REVEAL ON EXTERIOR PUBLIC CORRIDOR SIDE OF DOOR. DOORS INDICATED SHALL BE PRE-CUT TO RECEIVE SPECIFIED HARDWARE & MAIL SLOT. 5. NEW WOOD DOORS TO RECEIVE A 3/8” UNDERCUT ABOVE FLOOR SADDLES. 6. SEE TYPICAL DOOR FRAME DETAIL “J1”, THIS SHEET FOR NEW HOLLOW METAL FRAME TYPE, SADDLE INSTALLATION AND ADDITIONAL WORK REQUIRED. ALSO SEE ADDITIONAL FINISH WORK REQUIRED ON THE TENANT SPACE SIDE ON THE FINISH LEGEND, SHEET “ML-1”. 2. DRAWINGS ISSUED FOR PRICING, CONSTRUCTION & FILING. 11/21/08 CISCO 1. DRAWINGS ISSUED FOR BID AND PERMIT. 1/14/09 CISCO NO. Revision Date By ALL DRAWINGS AND WRITTEN MATERIAL APPEARING HEREIN CONSTITUTE ORIGINAL AND UNPUBLISHED WORK OF THE ARCHITECT AND MAY NOT BE DUPLICATED, USED OR DISCLOSED WITHOUT WRITTEN CONSENT OF THE ARCHITECT. Project PUBLIC CORRIDOR RENOVATION EMPIRE STATE BUILDING 350 FIFTH AVENUE, NEW YORK, NY Drawing Title DOOR & HARDWARE SCHEDULE Project No. Scale TPG Architecture, LLP 1008229-00 AS NOTED 360 Park Avenue South Drawn By Date New York, NY 10010 CISCO 8/4/08 212 768 0800 Fax 212 768 1597 www.tpgarchitecture.com Seal Floors VARY Drawing No. A-601

DOOR HARWDARE TYPES: TENANT DOORS 1. LOCKSET: NEW OFFICE ENTRY LOCKSET ON ACTIVE LEAF BY “CORBIN RUSSWIN” ML2051, WITH “ARMSTRONG” LEVER HANDLE, FINISH BHMA 626 SATIN CHROMIUM. ENTRY SYSTEM: EXTERIOR SURFACE MOUNTED ENTRY COMMUNICATION SYSTEM (ADJACENT TO DOOR) BY “SIEDLE” VARIO WITH INTEGRATED DOOR BELL. SEE CONSTRUCTION NOTE #4 ON THE MASTER LEGEND AND SYMBOL “SDL” ON THE CONSTRUCTION PLAN. CLOSER: “LCN” 4040 SERIES SURFACE MOUNTED DOOR CLOSER ON PUSH SIDE OF ACTIVE DOOR. FLUSH BOLTS: TOP & BOTTOM FULLY CONCEALED FLUSH BOLTS ON INACTIVE LEAF BY “IVES” FB457UL, FINISH US26D. BUTT HINGES: (6) BUTT HINGES BY “STANLEY” FBB179, 4–1/2” X 4–1/2”, FINISH US26D. DOME STOP: FLOOR MOUNTED DOME STOP BY “IVES” MODEL#FS17, FINISH US26D (PER LEAF). SILENCERS: (3) “IVES” SILENCERS, M0DEL#SR64. SADDLE: MILL FINISHED ALUMINUM SADDLE BY “PEMKO” MODEL #171A. KICK PLATE: 8” HIGH KICK PLATE PER DOOR BY “DON–JO”, KP–SERIES, TO FIT ACCORDINLY TO DOOR LEAF SIZES, V.I.F. IN 626 SATIN CHROMIUM FINISH. MAIL SLOT: “IVES” MAGAZINE SIZE LETTER BOX PLATE (MAIL SLOT) ON INACTIVE LEAF MODEL #620 SPRING LOADED FRONT PLATE/OPEN BACK WITH #601 SLEEVE, FINISH US26D. 2. LOCKSET: NEW OFFICE ENTRY LOCKSET ON ACTIVE LEAF BY “CORBIN RUSSWIN” ML2051, WITH “ARMSTRONG” LEVER HANDLE, FINISH BHMA 626 SATIN CHROMIUM. DOOR STRIKE: NEW ELECTRIC STRIKE BY “VON DUPRIN” 5100 TO BE TIED INTO NEW CARD READER ON “SIEDLE” ENTRY SYSTEM AT EXTERIOR PUBLIC CORRIDOR SIDE. ENTRY SYSTEM: EXTERIOR SURFACE MOUNTED ENTRY COMMUNICATION SYSTEM (ADJACENT TO DOOR) BY “SIEDLE” VARIO WITH INTEGRATED DOOR BELL. SEE CONSTRUCTION NOTE #4 ON THE MASTER LEGEND AND SYMBOL “SDL” ON THE CONSTRUCTION PLAN. CLOSER: “LCN” 4040 SERIES SURFACE MOUNTED DOOR CLOSER ON PUSH SIDE OF DOOR. BUTT HINGES: (3) BUTT HINGES BY “STANLEY” FBB179, 4–1/2” X 4–1/2”, FINISH US26D. DOME STOP: FLOOR MOUNTED DOME STOP BY “IVES” MODEL#FS17, FINISH US26D. SILENCERS: (3) “IVES” SILENCERS, MODEL#SR64. SADDLE: MILL FINISHED ALUMINUM SADDLE BY “PEMKO” MODEL #171A. KICK PLATE: (1) 8” HIGH KICK PLATE PER DOOR BY “DON–JO”, KP–SERIES, TO FIT ACCORDINLY TO DOOR LEAF SIZE, V.I.F. IN 626 SATIN CHROMIUM FINISH. MAIL SLOT: “IVES” MAGAZINE SIZE LETTER BOX PLATE (MAIL SLOT) ON INACTIVE LEAF MODEL #620 SPRING LOADED FRONT PLATE/OPEN BACK WITH #601 SLEEVE, FINISH US26D. 3. LOCKSET: NEW OFFICE ENTRY LOCKSET BY “CORBIN RUSSWIN” ML2051, WITH “ARMSTRONG” LEVER HANDLE, FINISH BHMA 626 SATIN CHROMIUM. ENTRY SYSTEM: EXTERIOR SURFACE MOUNTED ENTRY COMMUNICATION SYSTEM (ADJACENT TO DOOR) BY “SIEDLE” VARIO WITH INTEGRATED DOOR BELL. SEE CONSTRUCTION NOTE #4 ON THE MASTER LEGEND AND SYMBOL “SDL” ON THE CONSTRUCTION PLAN. CLOSER: SURFACE MOUNTED DOOR CLOSER ON INTERIOR TENANT SIDE BY “LCN” 4040 SERIES. BUTT HINGES: (3) BUTT HINGES BY “STANLEY” FBB179, 4–1/2” X 4–1/2”, FINISH US26D. DOME STOP: FLOOR MOUNTED DOME STOP BY “IVES” MODEL#FS17, FINISH US26D. SILENCERS: (3) “IVES” SILENCERS, MODEL#SR64. SADDLE: MILL FINISHED ALUMINUM SADDLE BY “PEMKO” MODEL #171A. KICK PLATE: (1) 8” HIGH KICK PLATE BY “DON–JO”, KP–SERIES, TO FIT ACCORDINLY TO DOOR LEAF SIZE, V.I.F. IN 626 SATIN CHROMIUM FINISH. MAIL SLOT: “IVES” MAGAZINE SIZE LETTER BOX PLATE (MAIL SLOT) MODEL #620 SPRING LOADED FRONT PLATE/OPEN BACK WITH #601 SLEEVE, FINISH US26D. 4. LOCKSET: NEW OFFICE ENTRY LOCKSET ON ACTIVE LEAF BY “CORBIN RUSSWIN” ML2051, WITH “ARMSTRONG” LEVER HANDLE, FINISH BHMA 626 SATIN CHROMIUM. DOOR STRIKE: NEW ELECTRIC STRIKE BY “VON DUPRIN” 5100 TO BE TIED INTO NEW CARD READER ON “SIEDLE” ENTRY SYSTEM AT EXTERIOR PUBLIC CORRIDOR SIDE. ENTRY SYSTEM: EXTERIOR SURFACE MOUNTED ENTRY COMMUNICATION SYSTEM (ADJACENT TO DOOR) BY “SIEDLE” VARIO WITH INTEGRATED DOOR BELL. SEE CONSTRUCTION NOTE #4 ON THE MASTER LEGEND AND SYMBOL “SDL” ON THE CONSTRUCTION PLAN. CLOSER: “LCN” 4040 SERIES SURFACE MOUNTED DOOR CLOSER ON PUSH SIDE OF ACTIVE DOOR. FLUSH BOLTS: TOP & BOTTOM FULLY CONCEALED FLUSH BOLTS ON INACTIVE LEAF BY “IVES” FB457UL, FINISH US26D. BUTT HINGES: (5) BUTT HINGES BY “STANLEY” FBB179, 4–1/2” X 4–1/2”, FINISH US26D. ELECTRIFIED HINGE: PROVIDE ELECTRIFIED HINGE ON IN–ACTIVE LEAF, FINISH US26D TO MATCH STANLEY HINGE SIZE. DOME STOP: FLOOR MOUNTED DOME STOP BY “IVES” MODEL#FS17, FINISH US26D (PER LEAF). SILENCERS: (3) “IVES” SILENCERS, MODEL#SR64. SADDLE: MILL FINISHED ALUMINUM SADDLE BY “PEMKO” MODEL #171A. KICK PLATE: 8” HIGH KICK PLATE PER DOOR BY “DON–JO”, KP–SERIES, TO FIT ACCORDINLY TO DOOR LEAF SIZES, V.I.F. IN 626 SATIN CHROMIUM FINISH. MAIL SLOT: “IVES” MAGAZINE SIZE LETTER BOX PLATE (MAIL SLOT) ON INACTIVE LEAF MODEL #620 SPRING LOADED FRONT PLATE/OPEN BACK WITH #601 SLEEVE, FINISH US26D. CORE DOORS 20. LOCKSET: NEW OFFICE ENTRY LOCKSET BY “CORBIN RUSSWIN” ML2051, WITH “ARMSTRONG” LEVER HANDLE AND STRIKE PLATE, FINISH BHMA 626 SATIN CHROMIUM. CLOSER: “LCN” 4040 SERIES SURFACE MOUNTED DOOR CLOSER ON PUSH SIDE OF DOOR. BUTT HINGES: (3) NON–REMOVABLE BUTT HINGES BY “STANLEY” FBB179, 4–1/2” X 4–1/2”, FINISH US26D. DOME STOP: FLOOR MOUNTED DOME STOP BY “IVES” MODEL#FS17, FINISH US26D. SILENCERS: (3) “IVES” SILENCERS, MODEL#SR64. SADDLE: MILL FINISHED ALUMINUM SADDLE BY “PEMKO” MODEL #171A. 21. LOCKSET: NEW OFFICE ENTRY LOCKSET BY “CORBIN RUSSWIN” ML2042, WITH “ARMSTRONG” LEVER HANDLE AND STRIKE PLATE, FINISH BHMA 626 SATIN CHROMIUM. CLOSER: “LCN” 4040 SERIES SURFACE MOUNTED DOOR CLOSER ON PUSH SIDE OF DOOR. BUTT HINGES: (3) BUTT HINGES BY “STANLEY” FBB179, 4–1/2” X 4–1/2”, FINISH US26D. DOME STOP: FLOOR MOUNTED DOME STOP BY “IVES” MODEL#FS17, FINISH US26D. SILENCERS: (3) “IVES” SILENCERS, MODEL#SR64. SADDLE: MILL FINISHED ALUMINUM SADDLE BY “PEMKO” MODEL #171A. 22. LOCKSET FOR MEN’S & WOMENS RESTROOMS: TO BE DETERMINED 23. LOCKSET: NEW STOREROOM LOCKSET BY “CORBIN RUSSWIN” ML2057, WITH “ARMSTRONG” LEVER HANDLE AND STRIKE PLATE, FINISH BHMA 626 SATIN CHROMIUM. BUTT HINGES: (3) NON–REMOVABLE BUTT HINGES BY “STANLEY” FBB179, 4–1/2” X 4–1/2”, FINISH US26D. DOME STOP: FLOOR MOUNTED DOME STOP BY “IVES” MODEL#FS17, FINISH US26D. SILENCERS: (3) “IVES” SILENCERS, MODEL#SR64.

M2 EDS WITH DOOR BELL ONLY SCALE :N.T.S. (eds) ENTRY DOOR STATION BLANK MODULE FOR VIDEO CAMERA BLANK MODULE FOR INTERCOM SPEAKER PUSH BUTTON (DOOR BELL) BLANK MODULE FOR PROXIMITY CARD READER M3 EDS WITH INTERCOM, DOOR BELL SCALE :N.T.S. (eds) ENTRY DOOR STATION BLANK MODULE FOR VIDEO CAMERA SPEAKER INTERCOM PUSH BUTTON (DOOR BELL) BLANK MODULE FOR PROXIMITY CARD READER M4 EDS WITH INTERCOM, DOOR BELL & NUMREIC KEYPAD SCALE :N.T.S. (eds) ENTRY DOOR STATION BLANK MODULE FOR VIDEO CAMERA SPEAKER INTERCOM PUSH BUTTON (DOOR BELL) NUMERIC KEYPAD M5 EDS WITH INTERCOM, DOOR BELL & PROXIMITY CARD READER SCALE :N.T.S. (eds) ENTRY DOOR STATION BLANK MODULE FOR VIDEO CAMERA SPEAKER INTERCOM PUSH BUTTON (DOOR BELL) PROXIMITY CARD READER M6 EDS WITH DOOR BELL & PROXIMITY CARD READER SCALE :N.T.S. (eds) ENTRY DOOR STATION BLANK MODULE FOR VIDEO CAMERA BLANK MODULE FOR INTERCOM SPEAKER PUSH BUTTON (DOOR BELL) PROXIMITY CARD READER M7 EDS WITH DOOR BELL & KEYPAD SCALE :N.T.S. (eds) ENTRY DOOR STATION BLANK MODULE FOR VIDEO CAMERA BLANK MODULE FOR INTERCOM SPEAKER PUSH BUTTON (DOOR BELL) NUMERIC KEYPAD AKF technologies Project EMPIRE STATE BUILDING COORIDOR RENOVATIONS Title SECURITY DETAILS Project No. Y080199-002 Date 01.20.2009 Dwn By SH Sketch No. SKS-1 Scale 1/8”=1’-0” Ckh By PS Revd:

1 SIGN TYPE V1 & W1, TYPICAL ELEVATION 1/2” = 1’-0” 2 12 two twelve harakawa, inc. 902 broadway floor 20 new york, ny 10010 212 254 6670 tel EMPIRE STAtE BUILDING MASTER PLAN New york, new york CLIENT Ted Finnerty DATE: 03/19/09 SCALE: As noted PHASE: Final Tenant Signage Guidelines DRAWING TITLE: DOOR ID DRAWING: 1 [LOGO]

10 1/2"
5 1/2"
3/4"
1 1/4"
1/8"
1"
5/8"
331
XYZ Corporation
1/8" thick cut aluminum, no. 4 horizontal brush finish mounted to back panel
1/16" deep routed rule, infilled on all three sides to match MP18084
Text screened to match MP18084
1/4" photo polymer panel painted to match MP19962 mounted to 1/16" acrylic shim inset by 1/4"

331
XYZ Corporation

EMPIRE STATE BUILDING MASTER PLAN	CLIENT	DATE:	PHASE:	DRAWING TITLE:	DRAWING:
New York, New York	Ted Finnerty	03/19/09 SCALE: As noted	Final Tenant Signage Guidelines	DOOR ID	2

331 XYZ Corporation 1/8” thick cut aluminum, no. 4 horizontal brush finish mounted to back panel 1/16” deep routed rule, infilled on all three sides to match MP18084 Text screened to match MP18084 1/4” photo polymer panel painted to match MP19962 mounted to 1/16” acrylic shim inset by 1/4” 331 XYZ Corporation 1 SIGN TYPE W1 - DOOR ID, DOOR MOUNTED HALF FULL 2 12 TWO TWELVE HARAKAWA, INC. 902 BROADWAY FLOOR 20 NEW YORK, NY 10010 212 254 6670 TEL EMPIRE STATE BUILDING MASTER PLAN New York, New York CLIENT TED Finnerty DATE: 03/19/09 SCALE: as noted PHASE: Final Tenant Signage Guidelines DRAWING TITLE: DOOR ID DRAWING: 2

5 3/4"
4 3/4"
3/4"
3/4"
1/8"
1/8"
1/4"
5/8"
3/8"
331
XYZ Corporation
Raised numeral tipped to match MP18084
Rule line cut 1/16" deep infilled on all three sides to match MP18084
Raised braille to match background
Text screened to match MP18084
1/4" photopolymer painted to match MP19962 mounted to 1/16" acrylic shim inset by 1/4"

331
XYZ Corporation

EMPIRE STATE BUILDING MASTER PLAN	CLIENT	DATE:	PHASE:	DRAWING TITLE:	DRAWING:
New York, New York	Ted Finnerty	03/19/09 SCALE: As noted	Final Tenant Signage Guidelines	DOOR ID ELEVATION	3

331 XYZ Corporation Raised numeral tipped to match MP18084 Rule line cut 1/16” deep infilled on all three sides to match MP18084 Raised braille to match background Text screened to match MP18084 1/4” photopolymer painted to match MP19962 mounted to 1/16” acrylic shim inset by 1/4” 331 XYZ Corporation 1 SIGN TYPE V1 - DOOR ID, WALL MOUNTED FULL SCALE 2 12 TWO TWELVE HARAKAWA, INC. 902 BROADWAY FLOOR 20 NEW YORK, NY 10010 212 254 6670 TEL EMPIRE STATE BUILDING MASTER PLAN New York, New York CLIENT Ted Finnerty DATE: 03/19/09 SCALE: As noted PHASE: Final Tenant Signage Guidelines DRAWING TITLE: DOOR ID ELEVATION DRAWING: 3

EXHIBIT E

to Lease

between

Empire State Building Company L.L.C., Landlord

and

Shutterstock, Inc., Tenant

Letter of Credit

Letter of Credit

[Letterhead of the Bank]

                     , 200

Empire State Building Company L.L.C.

350 Fifth Avenue, Third Floor

New York, New York 10118

Irrevocable Letter of Credit No.

Gentlemen:

We hereby issue our Irrevocable Letter of Credit No. (“Letter of Credit”) in your favor, for the account of [name of Tenant] for the amount of [amount of security deposit], available from time to time on or after the date hereof and not later than the close of business on [insert a date which is not less than one year after the Commencement Date] or such later date through which this credit may be automatically extended and renewed as set forth below. Drawings under this Letter of Credit shall be by one or more sight drafts, in the form of Exhibit 1 hereto, presented at our office, bearing this Letter of Credit number and accompanied by the original of this Letter of Credit.

Partial drawings under this Letter of Credit are permitted. We shall, immediately after each presentation of this Letter of Credit, return the same to you, marking this Letter of Credit to show the amount paid by us and the date of such payment.

This Letter of Credit may be transferred or assigned one or more times without our consent and without cost to you upon presentation to us of (i) a duly completed transfer instruction in the form of Exhibit 2 to this Letter of Credit and (ii) the original of this Letter of Credit. No other documents or presentations shall be required by us in connection with any such transfer or assignment of this Letter of Credit.

WE HEREBY AGREE WITH EACH DRAWER, ENDORSER AND BONA FIDE HOLDER OF ANY DRAFT DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT THAT SUCH DRAFT SHALL BE DULY HONORED ON DUE PRESENTATION TO US.

It is a condition of this Letter of Credit that it shall automatically be extended and renewed for additional periods of one year from the then current expiration date hereof. However, this Letter of Credit shall not be automatically extended and renewed if, at least forty-five (45) days prior to any such expiration date, we notify you in writing at your address set forth above (or in any transfer instruction, if applicable), by certified mail, return receipt requested, that we elect not to so extend and renew this Letter of Credit. In the event we shall have so notified you of our election not to so extend and renew this Letter of Credit, then the entire face or principal amount of this Letter of Credit (as the same may have been reduced as set forth above) may be drawn upon at any time during the ten (10) days immediately preceding the then current expiration date of this Letter of Credit upon the presentation by you of only a sight draft bearing this Letter of Credit number and the original of this Letter of Credit. This Letter of Credit, if automatically extended and renewed, shall continue as set forth herein, except that the expiration date hereof shall be the first anniversary of the then current expiration date of this Letter of Credit.

Subject to the last paragraph of this Letter of Credit, this Letter of Credit sets forth the full terms of our undertaking, and such undertaking shall not in any way be modified, amended or amplified by reference to any document, instrument or agreement referred to in this Letter of Credit or in which this Letter of Credit is referred to or to which this Letter of Credit relates; and any such reference shall not be deemed to incorporate herein the terms of any such referenced document, instrument or agreement.

THIS LETTER OF CREDIT SHALL EXPIRE AT THE CLOSE OF BUSINESS ON [insert a date which is not less than one year and one month after the commencement date after the term of the lease] or such later date through which this Letter of Credit may be automatically extended and renewed as set forth above.

All drafts, documents, instructions and communications pertinent to this Letter of Credit must be presented to our office located at , New York, New York, Attention: Letter of Credit Department, or at any other office in New York, New York which may be designated by our written notice delivered to you.

This Letter of Credit is issued subject to the Uniform Customs and Practice for Documentary Credits (1994 revision), International Chamber of Commerce Publication No. 500, and any amendments thereof. This Letter of Credit shall be deemed to be a contract made under the laws of the State of New York and shall, as to matters not governed by said Uniform Customs and Practice for Documentary Credits, be governed by and construed in accordance with the laws of said State.

Yours very truly,

[Name of Issuing Bank]

By:
Authorized Signature

2

Exhibit 1 to Letter of Credit No.

DRAFT

Letter of Credit No.:

Date of Letter Credit:

Date of this Draft:

         , 200

To the Order of

Pay ($) Dollars at sight for value received under Letter of Credit No.

To:          [Insert name and address of Issuing Bank]

This Draft is payable only at: [Insert name and address of Issuing Bank]

Empire State Building Company L.L.C.

By:
Title:

EXHIBIT 2 To Letter of Credit No.

        , 200

INSTRUCTION TO TRANSFER IN FULL

New York, New York

Attention: Letter of Credit Division

Re:          Your Irrevocable Letter of Credit No.

Gentlemen:

The undersigned beneficially irrevocably transfers all rights of the undersigned beneficiary to draw under the above Letter of Credit to:

(Name of Transferee)

(Address of Transferee)

By this transfer all rights of the undersigned beneficiary in such Letter of Credit are transferred to the transferee.

The above Letter of Credit is returned herewith, and in accordance therewith we ask you to issue a new irrevocable Letter of Credit in favor of the above-named transferee in the amount of $ and with other provisions consistent with the above Letter of Credit.

Very truly yours,

[Bank]

By:

EXHIBIT F

to Lease

between

Empire State Building Company L.L.C., Landlord

and

Shutterstock, Inc., Tenant

Building Standard Environmental Design

and Construction Guidelines

Energy Efficiency:

Reduce lighting power density from ASHRAE/IESNA 90.1-2007 standards by at least 10% and up to or exceeding 35%. This may be achieve through efficient lighting design, use of low wattage fixtures and reflective surfaces as well as LED task lights and day-lighting optimization strategies. This measure is to be implemented if the simple payback period is demonstrated to be five years or less based on projected savings and estimated cost subject to the Landlord’s team’s review.

Implement lighting controls, including daylight dimming controls for 50% of lighting load and occupancy sensors for 75% of connected lighting load. This measure is to be implemented if the simple payback period is demonstrated to be five years or less based on projected savings and estimated cost subject to the Landlord’s team’s review.

Optimize energy performance of HVAC systems through equipment efficiency and zoning controls, VAV distribution systems, static pressure reset and right sizing equipment based on efficient lighting and plug loads.

Specify CFC-free refrigerants. If possible, also specify HCFC-free refrigerants.

Implement Demand Controlled Ventilation through the use of CO2 sensors throughout the space and in the return air stream to the Air Handling Unit serving the space and tie in to controls.

Tie in radiators to VAV box controls and BMS.

Install local instantaneous hot water heaters. This measure is to be implemented if the simple payback period is demonstrated to be five years or less based on projected savings and estimated cost subject to the Landlord’s team’s review.

Target lighting and plug load of 2.0-2.5 Watts per square foot or less of connected load.

Reduce plug loads by specifying equipment and appliances (including, without limitation, computers, monitors, printers, refrigerators, dishwashers, water coolers, copiers, and A/V and IT equipment) that meet or exceed Energy Star requirements.

Implement plug load management strategies including occupancy sensors, outlet-based controls, and/or software programs. This measure is to be implemented if the simple payback period is demonstrated to be five years or less based on projected savings and estimated cost subject to the Landlord’s team’s reasonable review and does not negatively impact Tenant’s business.

Perform commissioning of energy systems within the space (including, without limitation, lighting, HVAC and electrical) to ensure design optimizes performance and systems are constructed and function per efficient design.

Utilize the Landlord’s Tenant Energy Management System, which is provided to tenants at no cost, and provides continuous real time usage data, benchmarking data and real time feedback in the form of actionable recommendations which will incentivize and encourage tenants to reduce their energy usage.

Water Efficiency:

Specify ultra low flow or high efficiency plumbing fixtures, including, without limitation, lavatory sinks, water closets, urinals, showers and pantry sinks.

Materials and Resources:

Maintain and reuse existing non-structural interior components wherever possible.

Divert construction waste from landfills through aggressive recycling and donation programs. Include target recycling and diversion percentages in waste hauler contracts.

Reuse materials whenever possible, including construction materials.

Specify recycled content materials whenever possible, which may include, without limitation, gypsum board, acoustical tiles, carpet and carpet backing.

Specify regionally produced and extracted materials (within a 500 mile radius) whenever possible.

Specify rapidly renewable resources whenever possible, including, without limitation, bamboo, wool, linoleum and cork.

Specify and use wood products certified by the Forest Stewardship Council (FSC).

Indoor Environmental Quality:

Monitor delivery of outside air to ensure indoor air quality and outdoor airflow compliance with ASHRAE 62.1-2007 and ASHRAE 55 requirements.

Implement Construction Indoor Air Quality Management Plans during performance of work and prior to occupancy to minimize the presence and spread of air pollutants.

Specify and install low-emitting (low or no Volatile Organic Compounds) adhesives, sealants, paints, coatings, flooring systems, composite wood and agrifiber products, systems furniture and seating. Specify and install composite wood and agrifiber products and associated adhesives to contain no added urea-formaldehyde (NAUF).

Design and building to offer occupants control of lighting (task lights at workstations) and temperature (under-floor air diffusers).

Design and build to optimize daylight and views for occupants, which may be achieved through a design that includes interior rather than perimeter offices, or perimeter offices with glass fronts if perimeter offices are a design requirement.

Furniture partitions should be 42” or lower in height. Additional privacy may be achieved through clear partition glass installed above the furniture panels.

2

EXHIBIT G

to Lease

between

Empire State Building Company L.L.C., Landlord

and

Shutterstock, Inc., Tenant

Diagram of Twentieth Floor Must Take Premises

Twentieth Floor Must Take Premises
34th STREET
FIFTH AVENUE
33rd STREET
WOMEN
MEN

EMPIRE STATE BUILDING

Newmark Knight Frank
LEASING AGENT

350 FIFTH AVENUE
NEW YORK, N.Y. 10118
(212) 736-3100
FAX (212) 967-6167

The Empire State Building
New York, NY 10118

20th Floor

NORTH

3/20/2013

LINK SYSTEMS

212 East 47th Street
Suite 6D
New York, NY 10017
Ph 877 221-0229

EXHIBIT H

to Lease

between

Empire State Building Company L.L.C., Landlord

and

Shutterstock, Inc., Tenant

Heat and Air-Conditioning Specifications

If (i) the A/C Units to be installed by Tenant pursuant to Article 22D of this Lease provide the Required Cooling Capacity to the Demised Premises (i.e., up to a total of 170 tons, with up to 90 tons to the 20th Floor Portion, and up to 80 tons to the 21st Floor Portion), (ii) occupancy levels in the Demised Premises will not exceed one (1) person per one hundred (100) square feet of rentable area (and such occupants are evenly distributed throughout the Demised Premises), (iii) the electrical load in the Demised Premises shall not exceed six (6) watts per usable square foot on a demand load basis and (iv) Tenant shall at all times comply with applicable and relevant Building regulations affecting the operation of the A/C Units, then the A/C Units and the Building heating system shall be capable of maintaining the following conditions: (a) a minimum average indoor dry bulb temperature of not less than 68 degrees Fahrenheit, whenever the outdoor dry-bulb temperature, during Business Hours, is lower than 65 degrees and not lower than 0 degrees Fahrenheit; and (b) a minimum average indoor dry-bulb temperature of no higher than 75 degrees Fahrenheit, whenever the outdoor dry-bulb temperature, during Business Hours, is higher than 65 degrees and not higher than 95 degrees Fahrenheit, and the outdoor wet-bulb temperature does not exceed 75 degrees Fahrenheit.

EXHIBIT I

to Lease

between

Empire State Building Company L.L.C., Landlord

and

Shutterstock, Inc., Tenant

Critical Path Schedule for Building Work

Draft Shutterstock Schedule - 20th Flr April May June July August ID i Task Name Duration Start 3/10 3/17 3/24 3/31 4/7 4/14 4/21 4/28 5/5 5/12 5/19 5/26 6/2 6/9 6/16 6/23 6/30 7/7 7/14 7/21 7/28 8/4 8/11 1 Approvals & Design 36 days Thu 3/21/13 5 13 14 Filling, Bidding, Purchasing & Approvals 28 days Tue 5/7/13 17 22 23 General Construction 41 days Fri 6/14/13 24 Shop Dwgs, Coordination & Approvals 10 days Fri 6/14/13 25 Long Lead Items 20 days Fri 6/21/13 26 General Construction 30 days Fri 6/28/13 8/9 27 Substantial Completion 1 day Fri 8/9/13 Project: Draft Shutterstock Schedule Date: Thu 3/21/13 Task Split Progress Milestone Summary Project Summary External Tasks External Milestone Deadline Page 1

Draft Shutterstock Schedule - 21st Flr April May June July ID i Task Name Duration Start 3/10 3/17 3/24 3/31 4/7 4/14 4/21 4/28 5/5 5/12 5/19 5/26 6/2 6/9 6/16 6/23 6/30 1 Approvals & Design 28 days Thu 3/21/13 5 13 14 Filling, Bidding, Purchasing & Approvals 24 days Mon 4/29/13 17 22 23 General Construction 20 days Fri 5/31/13 24 Shop Dwgs, Coordination & Approvals 5 days Fri 5/31/13 25 Long Lead Items 10 days Fri 6/7/13 26 General Construction 5 days Fri 6/21/13 6/27 27 Substantial Completion 1 day Thu 6/27/13 Project: Draft Shutterstock Schedule Date: Thu 3/21/13 Task Split Progress Milestone Summary ProjectSummary External Tasks External Milestone Deadline Page1

Draft Shutterstock Schedule - 21st Flr Restroom April May June July August September ID i Task Name Duration Start 3/10 3/17 3/24 3/31 4/7 4/14 4/21 4/28 5/5 5/12 5/19 5/26 6/2 6/9 6/16 6/23 6/30 7/7 7/14 7/21 7/28 8/4 8/11 8/18 8/25 9/1 9/8 9/15 1 Approvals & Design 40 days Thu 3/21/13 5 13 14 Filing, Bidding, Purchasing & Approvals 43 days Mon 5/13/13 17 22 24 25 Construction 61 days Thu 6/20/13 26 Demo & Abatement 17 days Thu 6/20/13 31 32 General Construction 61 days Thu 6/20/13 33 Shop Dwgs, Coordination & Approvals 15 days Thu 6/20/13 34 35 General Construction 45 days Thu 7/11/13 9/12 36 Substantial Completion 1 day Thu 9/12/13 Project: Draft Shutterstock Schedule Date: Thu 3/21/13 Task Split Progress Milestone Summary ProjectSummary External Tasks External Milestone Deadline Page1

EXHIBIT J

to Lease

between

Empire State Building Company L.L.C., Landlord

and

Shutterstock, Inc., Tenant

Elevator Modernization Schedule for C Bank Elevators

Coordinated Elevator Work Schedule - 03-12-13.mpp

2011
2012
2013
2014
2015
2016
2017
Q4Q1Q2Q3Q4Q1Q2Q3Q4Q1Q2Q3Q4Q1Q2Q3Q4Q1Q2Q3Q4Q1Q2Q3Q4Q1Q2Q3Q4
62%
55%
30%
42%
82%
0%
42%
0%
0%
0%
0%
0%

Critical	Manual Task	Baseline Milestone	External Tasks
Critical Split	Start-only	Milestone	External Milestone
Critical Progress	Finish-only	Summary Progress	Inactive Task
Task	Duration-only	Summary	Inactive Milestone
Split	Baseline	Manual Summary	Inactive Summary
Task Progress	Baseline Split	Project Summary	Deadline

Page 1

Coordinated Elevator Work Schedule -03-12-13.mpp 2011 2012 2013 2014 2015 2016 2017 20 ID i Task Name % Complete Duration Start Finish Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q 1 Empire State Building Project Schedule 62% 1564.5 days 3/10/11 6/15/17 62% 115 Elevator Modernization 55% 1506.5 days 6/1/11 6/15/17 55% 203 Construction 30% 1401.5 days 6/8/11 1/26/17 30% 285 C-Bank 42% 437 days 6/6/12 3/13/14 42% 292 C Bank: C7-C8 (Phase 1) 82% 15.8 wks 8/27/12 4/11/13 82% 295 Punchlist 0% 1 wk 4/26/13 5/2/13 0% 296 C Bank: C5-C6 (Phase 2) 42% 15.8 wks 1/24/13 5/29/13 42% 297 Punchlist 0% 1 wk 5/30/13 6/5/13 0% 298 C Bank: C3-C4 (Phase 3) 0% 15.8 wks 7/8/13 10/28/13 0% 299 Punchlist 0% 1 wk 10/29/13 11/4/13 0% 300 C Bank: C1-C2 (Phase 4) 0% 15.8 wks 11/5/13 3/6/14 0% 301 Punchlist 0% 1 wk 3/7/14 3/13/14 0% Critical Critical Split Critical Progress Task Split Task Progress Manual Task Start-only Finish-only Duration-only Baseline Baseline Split Baseline Milestone Milestone Summary Progress Summary Manual Summary Project Summary External Tasks External Milestone Inactive Task Inactive Milestone Inactive Summary Deadline page 1

SCHEDULE A

RULES AND REGULATIONS

REFERRED

TO IN THIS LEASE

1.              No animals, birds, bicycles or vehicles shall be brought into or kept in the Demised Premises. The Demised Premises shall not be used for manufacturing or commercial repairing or for sale or display or merchandise or as a lodging place, or for any immoral or illegal purpose, nor shall the Demised Premises be used for a public stenographer or typist; barber or beauty shop; telephone, secretarial or messenger service; employment, travel or tourist agency; school or classroom; commercial document reproduction; or for any use other than specifically provided for in the tenant’s lease. Tenant shall not cause or permit in the Demised Premises any disturbing noises which may interfere with occupants of this or neighboring buildings, any cooking or objectionable odors, or any nuisance of any kind, or any inflammable or explosive fluid, chemical or substance. Canvassing, soliciting and peddling in the Building are prohibited, and each tenant shall cooperate so as to prevent the same.

2.              The toilet rooms and other water apparatus shall not be used for any purposes other than those, for which they were constructed, and no sweepings, rags, ink, chemicals or other unsuitable substances shall be thrown therein. Tenant shall not throw anything out of doors, windows or skylights or into hallways, stairways or elevators, nor place food or objects on outside windowsills. Tenant shall not obstruct or cover the halls, stairways and elevators, or use them for any purpose other than ingress and egress to or from tenant’s Demised Premises, nor shall skylights, windows, doors and transoms that reflect or admit light into the Building be covered or obstructed n any way.

3.              Tenant shall not place a load upon any floor of the Demised Premises in excess of the load per square foot, which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all safes in the Demised Premises. Business machines and mechanical equipment shall be placed and maintained by tenant, at tenant’s expense, only with Landlord’s consent and in settings approved by Landlord to control weight, vibration, noise and annoyance. Smoking or carrying lighted cigars, pipes or cigarettes in the elevators of the Building is prohibited. If the Demised Premises are on the ground floor of the Building the tenant thereof at its expense shall keep the sidewalks and curb in front of the Demised Premises clean and free from ice, snow, dirt and rubbish.

4.              Tenant shall not move any heavy or bulky materials into or out of the Building without Landlord’s prior written consent, and then only during such hours and in such manner as landlord shall approve. If any material or equipment requires special handling, tenant shall employ only persons holding a Master Rigger’s License to do such work, and all such work shall comply with all legal requirements. Landlord reserves the right to inspect all freight to be brought into the Building, and to exclude any freight which violates any rule, regulation or other provision of this Lease.

5.              No sign, advertisement, notice or thing shall be inscribed, painted or affixed on any part of the Building, without the prior written consent of Landlord. Landlord may remove anything installed in violation of this provision, and Tenant shall pay the cost of such removal. Interior signs on doors and directories shall be inscribed or affixed by Landlord at Tenant’s expense. Landlord shall control the color, size, style and location of all signs, advertisement and notices. No advertising of any kind by Tenant shall refer to the Building, unless first approved in writing by Landlord.

6.              Except in connection with Tenant’s Initial Installation and any subsequent permitted or approved Alterations, no article shall be fastened to, or holes drilled or nails or screws driven into, the ceilings, walls, doors or other improvements within the Demised Premises, nor shall any part of the Demised Premises be painted, papered or otherwise covered, or in any way marked or broken, without the prior written consent of Landlord.

7.              No existing locks shall be changed, nor shall any additional locks or bolts of any kind be placed upon any door or window by Tenant, without the prior written consent of Landlord. At the termination of this Lease, Tenant shall deliver to Landlord all keys for any portion of the Demised Premises or building. Before leaving the Demised Premises at any time, Tenant shall close all windows and close and lock all doors.

8.              No Tenant shall purchase or obtain for use in the Demised Premises any spring water, ice, towels, food, bootblacking, barbering, or other such services furnished by any company or person not approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Any necessary exterminating work in the Demised Premises shall be done at Tenant’s expense, at such times, in such manner and by such company as

Landlord shall require. Landlord reserves the right to exclude from the Building, from 6:00 p.m. to 8:00 a.m., and at all hours on Saturday, Sunday and legal holidays, all persons who do not present appropriate access cards, unless said person’s affiliation with or visitor’s status shall be confirmed by Tenant. If and so long as Tenant is not in default under this Lease beyond any applicable notice and/or cure period, upon request by Tenant, Landlord will make access cards available to Tenant’s employees, and such subtenants and licensees as are permitted under this Lease, in accordance with the then standard building application process (it being understood and agreed that, simultaneously with Tenant’s request for such access cards, Tenant shall provide Landlord with all documents required in connection with Landlord’s then standard application process, including, without limitation, documents demonstrating the relationship of any such persons to Tenant). In no event shall Tenant request an access card for any person who is not an employee of Tenant, or a subtenant or licensee permitted under this Lease. Tenant acknowledges and agrees that it shall be responsible for return of all access cards at the expiration or sooner termination of the term of this Lease. All persons issued an access card must comply with Landlord’s then current building ID Badge Policy. Landlord shall issue access cards initially without charge. Replacement access cards will be provided at the then standard charge in the Building for such service, which charge shall be deemed additional rent under this Lease and due upon demand.

9.              Whenever Tenant shall submit to Landlord any plan, agreement or other document for Landlord’s consent or approval, Tenant agrees to pay Landlord as additional rent, on demand, and administrative fee equal to the sum of the reasonable fees of any architect, engineer or attorney employed by Landlord to review said plan, agreement or document.

10.       The use in the Demised Premises of auxiliary heating devices, such as portable electric heaters, heat lamps or other devices whose principal function at the time of operation is to produce space heating, is prohibited.

11.       Landlord may require that all doors opening on to corridors be kept closed.

In case of any conflict or inconsistency between any provisions of this Lease and any of the rules and regulations as originally or as hereafter adopted, the provisions of this Lease shall control.

2